As filed with the Securities and Exchange Commission on November 27, 2019
Registration Statement No. 333-234502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Healthcare Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

405 Park Avenue, 3rd Floor
New York, New York 10022
(212) 415-6500
(Address, including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward M. Weil, Jr.
Chief Executive Officer and President
405 Park Avenue, 3rd Floor
New York, New York 10022
(212) 415-6500
(Name, Address, including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison, Suite 3800 Chicago, Illinois 60602-4342 Tel: (312) 962-3567	Daniel L. Forman, Esq. Proskauer Rose LLP Eleven Times Square New York, NY 10036 (212) 969-3000	James A. Tanaka, Esq. Chief Securities Counsel & EVP AR Global 405 Park Avenue, 3rd Floor New York, NY 10022 Tel: (212) 415-6500	Dean M. Colucci, Esq. Kelly A. Dabek, Esq. Duane Morris LLP 1540 Broadway New York, NY (212) 692-1000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE
Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	$40,250,000	$5,224.45(2)
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares of Series A Preferred Stock that may be sold upon exercise of the underwriters’ option to purchase additional shares, if any.

(2)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The issuer shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2019
PRELIMINARY PROSPECTUS
1,400,000 Shares
Healthcare Trust, Inc.
    % Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)
We are offering      shares of our    % Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, which we refer to as our “Series A Preferred Stock.” This is an original issuance of our Series A Preferred Stock.
Holders of Series A Preferred Stock will be entitled to cumulative dividends in the amount of   $      per share each year, which is equivalent to the rate of      % of the $25.00 liquidation preference per share per annum. Dividends on the Series A Preferred Stock will be payable quarterly in arrears on the 15th day of each of January, April, July and October of each year (or, if not a business day, the next succeeding business day) to holders of record on the applicable record date. The first quarterly dividend for the Series A Preferred Stock sold in this offering will be paid on January 15, 2020 and will represent an accrual for less than a full quarter, covering the period from December   , 2019 to December 31, 2019.
The Series A Preferred Stock will rank senior to our common stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed, converted or otherwise repurchased. Except in limited circumstances relating to our qualification as a real estate investment trust for U.S. federal income tax purposes (“REIT”), and as described below, the Series A Preferred Stock will not be redeemable prior to       , 2024. On and after      , 2024, at any time and from time to time, the Series A Preferred Stock will be redeemable in whole or in part, at our option, at a cash redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part, after the first date on which such Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date. If we exercise any of our redemption rights relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not have the conversion right described below.
Upon the occurrence of a Change of Control during a continuing Delisting Event (each as defined herein), unless we have elected to exercise our redemption right, holders of the Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of our common stock, par value $0.01 per share, per share of Series A Preferred Stock, which is equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (as defined herein) (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (ii) the Common Stock Price; and

•
          , the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.
Holders of Series A Preferred Stock will have no voting rights, except if we fail to pay dividends for six or more quarterly periods, whether or not consecutive, or with respect to certain specified events. The Series A Preferred Stock will not be subject to any sinking fund.
No current market exists for the Series A Preferred Stock or our common stock. We have applied to list the shares of the Series A Preferred Stock on The Nasdaq Global Market under the symbol “HTIA.” If the listing is approved, we expect trading to commence within 30 days after initial issuance of the shares of Series A Preferred Stock in this offering.
Our capital stock, including the Series A Preferred Stock, is subject to certain restrictions on ownership and transfer that assist us, among other purposes, in maintaining our status as a REIT for U.S. federal income tax purposes. See “Description of Capital Stock and Securities Offered — Restrictions on Transfer and Ownership of Stock.”
Investing in the Series A Preferred Stock involves risks, including those that are described in the “Risk Factors” section beginning on page 12 of this prospectus as well as the risk factors contained in the reports or information we file with the Securities and Exchange Commission (the “SEC”), and which are incorporated by reference herein.
	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See “Underwriting” for additional disclosure regarding compensation to the underwriters. Excludes a structuring fee equal to $250,000 payable to B. Riley FBR, Inc.

We have granted the underwriters an option to purchase up to an additional 210,000 shares of Series A Preferred Stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect that the shares of Series A Preferred Stock will be delivered in global form through the book-entry delivery system of the Depository Trust Company (“DTC”) on or about December   , 2019.
Bookrunning Managers
B. Riley FBR
D.A. Davidson & Co.
Ladenburg Thalmann
William Blair
Co-Managers
National Securities Corporation	Boenning & Scattergood	Wedbush Securities
The date of this prospectus is December   , 2019.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus and any supplement hereto. We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in this prospectus or to make representations as to matters not stated in this prospectus or any supplement hereto. If anyone provides you with different or inconsistent language, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, any securities in any jurisdiction in which it is unlawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any purchase of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. To understand this offering fully, you should read this entire document carefully, as well as the “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. To the extent there is any inconsistency between the summaries contained herein and the actual terms of these documents, the actual terms will govern. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context requires otherwise, in this prospectus, references to “we,” “us,” “our” and the “Company” mean Healthcare Trust, Inc. and its consolidated subsidiaries, including, without limitation, Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as “our operating partnership” or our “OP.”
Unless otherwise indicated, the information in this prospectus assumes no exercise of the underwriters’ option to purchase additional shares of Series A Preferred Stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Exchange Act, with the SEC and are incorporated by reference in this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 15, 2019;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 14, 2019;

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our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 14, 2019;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 18, 2019; and

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our Current Reports on Form 8-K filed with the SEC on January 29, 2019, March 18, 2019, March 27, 2019, April 3, 2019, May 6, 2019, May 10, 2019, July 23, 2019, July 25, 2019, August 1, 2019 and August 21, 2019.

We are not, however, incorporating by reference any documents or portions thereof that are furnished to, but not deemed “filed” with, the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).
Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the prospectus is delivered, upon written or oral request. Requests should be directed to Healthcare Trust, Inc., 405 Park Avenue, 3rd Floor, New York, New York 10022, Attention: Investor Relations, Telephone: (866) 902-0063. You may also obtain copies of these filings, at no cost, by accessing our website at www.healthcaretrustinc.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:
•
The use of proceeds from this offering.

•
Certain of our executive officers and directors are also officers, managers, employees or holders of a direct or indirect controlling interest in our advisor, Healthcare Trust Advisors, LLC (our “Advisor”), and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”), the parent of our sponsor. As a result, certain of our executive officers and directors, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions that adversely affect us.

•
Due to a dispute with the developer, we have funded excess development costs at our development property in Jupiter, Florida and have not yet received any rental income from the property. There can be no assurance as to when we will begin to generate cash from this investment, if at all.

•
Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affiliates of AR Global, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.

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We focus on acquiring and owning a diversified portfolio of healthcare-related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry.

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If our Advisor loses or is unable to obtain qualified personnel, our ability to continue to achieve our investment strategies could be delayed or hindered.

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The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.

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We are depending on our Advisor to select investments and conduct our operations. Adverse changes in the financial condition of our Advisor and its affiliates or our relationship with our Advisor could adversely affect us.

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We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates.

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Our revenue is dependent upon the success and economic viability of our tenants, as well as our ability to collect rent from defaulting tenants, which has and may continue to adversely impact our results of operations, and replace them with new tenants, which we may not be able to do on a timely basis, or at all.

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We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater than we anticipate, which may impact our results of operations.

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Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions.

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Provisions in our revolving credit facility and the related term loan facility, which together comprise our senior secured credit facility, contain restrictions that limit our ability to pay distributions (including dividends to holders of Series A Preferred Stock). There can be no assurance that we will be able to pay distributions on the Series A Preferred Stock.

•
We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the distributions we pay to our stockholders, and, as such, we may be forced to fund distributions from other sources, including borrowings, which may not be available on favorable terms, or at all.

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Any distributions, especially those not covered by our cash flows from operations, may reduce the amount of capital available for other purposes, including investment in properties and other permitted investments and may negatively impact the value of our stockholders’ investment.

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We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.

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We are subject to risks associated with changes in general economic, business and political conditions including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States or international lending, capital and financing markets.

•
We may fail to continue to qualify to be treated as a REIT for U.S. federal income tax purposes, which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our common stock and the cash available for distributions.

In addition, we describe risks and uncertainties that could cause our actual results and events to differ materially in the sections titled “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, as well as under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decision.
The Company
We invest in healthcare real estate, focusing on seniors housing and medical office buildings, located in the United States. As of September 30, 2019, we owned 193 properties located in 31 states and comprised of 9.1 million rentable square feet.
We were incorporated on October 15, 2012 as a Maryland corporation that elected to be taxed as a REIT beginning with our taxable year ended December 31, 2013. Substantially all of our business is conducted through our operating partnership. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and otherwise maintain our qualification as a REIT.
We have no employees. The Advisor has been retained by us to manage our affairs on a day-to-day basis. We have retained Healthcare Trust Properties, LLC (the “Property Manager”) to serve as our property manager. The Advisor and Property Manager are under common control with AR Global, and these related parties receive compensation, fees and expense reimbursements for services related to managing our business and investments. Healthcare Trust Special Limited Partnership, LLC (the “Special Limited Partner”), which is also under common control with AR Global, also has an interest in us through ownership of interests in our operating partnership.
Our principal executive offices are located at 405 Park Avenue, 3rd Floor, New York, New York 10022. Our Investor Relations telephone number is (866) 902-0063. We maintain a website at www.healthcaretrustinc.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.
Recent Developments
Subsequent to September 30, 2019, and through November 14, 2019, we entered into purchase and sale agreements (“PSAs”) to acquire three seniors housing — operating properties (“SHOPs”) located in Edwardsville, IL, Shiloh, IL and Sparta, IL and four medical office buildings (“MOBs”) located in Roscoe, IL, Harrisburg, PA (two properties) and Mechanicsburg, PA for an aggregate purchase price of  $84.3 million, as well as non-binding letters of intent (“LOIs”) to acquire one SHOP located in Naples, Florida and two MOBs located in Corpus Christi, Texas for an aggregate purchase price of  $28.9 million. The PSAs are subject to closing conditions, and the LOIs are non-binding. There can be no assurance we will complete any of these pending acquisitions on their contemplated terms, or at all.

The Offering
The following summarizes the material terms of this offering. For a more complete description of the terms of the Series A Preferred Stock, see “Description of Capital Stock and Securities Offered” in this prospectus.
Issuer
Healthcare Trust, Inc., a Maryland corporation.
Securities Offered
1,400,000 shares of Series A Preferred Stock (plus up to an additional 210,000 shares if the underwriters exercise their option to purchase additional shares of Series A Preferred Stock in full). We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private offerings and sales at any time.
Ranking
The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up, will rank:
•
senior to our common stock and to all other equity securities ranking junior to the Series A Preferred Stock;

•
on parity with all equity securities ranking on parity with the Series A Preferred Stock; and

•
junior to any class or series of equity securities ranking senior to the Series A Preferred Stock.

The authorization or issuance of equity securities ranking senior to the Series A Preferred Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock will rank junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
Dividend Rate and Payment
Dates
Holders of Series A Preferred Stock will be entitled to receive cumulative dividends in the amount of  $      per share each year, which is equivalent to the rate of     % of the $25.00 liquidation preference per share per annum. Dividends on the offered shares will be cumulative and payable quarterly in arrears on the 15th day of each of January, April, July and October of each year, or, if not a business day, the next succeeding business day, to all holders of record on the applicable record date, when and as authorized by our board of directors (our “Board”) and declared by us. The first quarterly dividend for the Series A Preferred Stock sold in this offering will be paid on January 15, 2020 and will represent an accrual for less than a full quarter, covering the period from December   , 2019 to December 31, 2019. Dividends on the Series A Preferred Stock will continue to accrue even if our Board does not authorize or we do not declare the dividends. See “Description of Capital Stock and Securities Offered — Securities Offered in This Offering — Dividends.”

Liquidation Preference
If we liquidate, dissolve or wind up, the holders of Series A Preferred Stock will have the right to receive $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the date of payment, before any payments are made to the holders of our common stock or any other shares of capital stock that rank junior to the Series A Preferred Stock with respect to liquidation rights.
Optional Redemption
The Series A Preferred Stock will not be redeemable prior to           , 2024, except pursuant to provisions relating to preserving our qualification as a REIT and as described under the caption “Special Optional Redemption” below.
On and after           , 2024, the Series A Preferred Stock will be redeemable at our option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on such payment date will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.
Special Optional Redemption
During any period of time (whether before or after            , 2024), the Series A Preferred Stock ceases to be listed on the Nasdaq Stock Market, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC (a “Delisting Event”), we will have the option, subject to certain conditions, to redeem the outstanding Series A Preferred Stock, in whole or in part, after the Delisting Event, for a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.
Upon the occurrence of a Change of Control, we may, at our option, redeem the shares of Series A Preferred Stock, in whole or in part and within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date for and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on such payment date will be included in the redemption price).

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, or a parent of us or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE, or the NYSE American LLC.

Change of Control Conversion Right
Upon the occurrence of a Change of Control during a continuing Delisting Event (each as defined herein), unless we have elected to exercise our redemption right, holders of the Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of our common stock, par value $0.01 per share, per share of Series A Preferred Stock, which is equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (ii) the Common Stock Price; and

•
                              , the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus. See “Description of Capital Stock and Securities Offered — Securities Offered in This Offering — Change of Control Conversion Right” in this prospectus.
If, prior to the Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of

Series A Preferred Stock will not have any right to convert their shares of Series A Preferred Stock so called for redemption in connection with a Change of Control during a continuing Delisting Event and any shares of Series A Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Conversion Date.
For definitions of  “CoC Conversion Right,” “Conversion Date” and “Common Stock Price,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the CoC Conversion Right, see “Description of Capital Stock and Securities Offered — Securities Offered in this Offering — Change of Control Conversion Right” in this prospectus.
Except as provided above in connection with the CoC Conversion Right, the shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series A Preferred Stock have only the following limited voting rights. If dividends on any outstanding shares of Series A Preferred Stock have not been paid for six or more quarterly periods (whether or not authorized or declared or consecutive), holders of Series A Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, and with which the holders of Series A Preferred Stock are entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect two additional directors until all accrued and unpaid dividends on the Series A Preferred Stock have been fully paid. In addition, we may not authorize or issue any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up (including securities convertible into or exchangeable for any senior securities) or amend our charter (whether by merger, consolidation or otherwise) to materially and adversely change the terms of the Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series A Preferred Stock and holders of any other similarly-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, voting together as a single class. Holders of Series A Preferred Stock will not have any voting rights in connection with any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this sentence, we may not be the surviving entity. See “Description of Capital Stock and Securities Offered — Securities Offered in this Offering — Voting Rights.”
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are neither required to redeem the shares of Series A Preferred Stock nor set apart funds to redeem the shares of Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them for cash or, under the limited circumstances where the holders of Series A Preferred Stock have a conversion right and decide to convert the shares of Series A Preferred Stock.
Restrictions on Transfer and Ownership
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. See “Description of Capital Stock and Securities Offered —
Restrictions on Transfer and Ownership of Stock.”
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.
Listing
No current market exists for the Series A Preferred Stock or our common stock. We have applied to list the shares of the Series A Preferred Stock on The Nasdaq Global Market under the symbol

“HTIA.” If the listing is approved, we expect trading to commence within 30 days after initial issuance of the shares of Series A Preferred Stock in this offering. We cannot assure you that our listing application will be approved.
Delisting Penalty
Upon the occurrence of a Delisting Event, the dividend rate specified shall be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of     % of the $25.00 per share stated liquidation preference per annum (equivalent to $      per annum per share) from and after the date of the Delisting Event. Following the cure of a Delisting Event, the dividend rate shall revert to the rate of     % of the $25.00 per share stated liquidation preference per annum.
Book-Entry Form
The Series A Preferred Stock offered in this offering will be issued and maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock will be eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock will be entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.
Use of Proceeds
We estimate that the net proceeds from this offering, assuming a $25.00 public offering price and after deducting the underwriting discount but not other estimated offering expenses payable by us including the structuring fee, will be approximately $33.9 million (approximately $39.0 million if the underwriters exercise their option to purchase additional shares of Series A Preferred Stock in full). We intend to contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which will have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, intend to use the net proceeds from this contribution for general corporate purposes, which may include purchases of additional properties.
Risk Factors
An investment in the Series A Preferred Stock involves various risks. See “Risk Factors” beginning on page 12 of this prospectus and the documents incorporated by reference herein, before making a decision to invest in the Series A Preferred Stock.
Material U.S. Federal Income Tax Considerations
See “Material U.S. Federal Income Tax Considerations” in this prospectus.

RISK FACTORS
An investment in the Series A Preferred Stock involves a high degree of risk. In addition to other information in this prospectus, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, as well as other information and data set forth in this prospectus and the documents incorporated by reference herein before making an investment decision with respect to the Series A Preferred Stock. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to pay cash dividends to holders of Series A Preferred Stock, which could cause you to lose all or a significant portion of your investment in the Series A Preferred Stock.
Certain capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in our Annual Report on Form 10-K for the year ended December 31, 2018.
Risks Related to Series A Preferred Stock and this Offering
Listing on the Nasdaq Stock Market does not guarantee an active and liquid market for the Series A Preferred Stock, and the market price and trading volume of the Series A Preferred Stock may fluctuate significantly.
The Series A Preferred Stock will be a new issue of securities with no trading market. We have applied to list the Series A Preferred Stock on The Nasdaq Global Market. Even if the Series A Preferred Stock is approved for listing on The Nasdaq Global Market, an active and liquid trading market for the Series A Preferred Stock may not develop after the issuance of the Series A Preferred Stock or, even if it develops, may not be sustained. Because the Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption, investors seeking liquidity may be limited to selling their shares of Series A Preferred Stock in the secondary market. If an active trading market does not develop, the market price and liquidity of the Series A Preferred Stock may be adversely affected. Even if an active public market does develop, we cannot guarantee that the market price for the Series A Preferred Stock will equal or exceed the price you pay for your shares.
The market will determine the trading price for the Series A Preferred Stock and may be influenced by many factors, including:
•
our financial condition and performance;

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the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

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actual or anticipated quarterly fluctuations in our operating results and financial condition;

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additional sales of equity securities, including Series A Preferred Stock, common stock or any other equity interests, or the perception that additional sales may occur;

•
the reputation of REITs and real estate investments generally and the attractiveness of REIT equity securities in comparison to other equity securities, and fixed income debt securities;

•
our reputation and the reputation of AR Global and its affiliates or other entities advised by AR Global and its affiliates;

•
uncertainty and volatility in the equity and credit markets;

•
fluctuations in interest rates and exchange rates;

•
changes in revenue or earnings estimates, if any, or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;

•
failure to meet analyst revenue or earnings estimates;

•
strategic actions by us or our competitors, such as acquisitions or restructurings;

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the extent of investment in our Series A Preferred Stock by institutional investors;

•
the extent of short-selling of our Series A Preferred Stock;

•
general financial and economic market conditions and, in particular, developments related to market conditions for REITs and other real estate related companies;

•
failure to maintain our REIT status;

•
changes in tax laws;

•
domestic and international economic factors unrelated to our performance; and

•
the occurrence of any of the other risk factors presented in this prospectus and the documents incorporated by reference in this prospectus under the captions “Risk Factors” and “Information Concerning Forward-Looking Statements.”

Because the shares of Series A Preferred Stock will carry a fixed dividend rate, the trading price in the secondary market will be influenced by changes in interest rates and will tend to move inversely to changes in interest rates. In particular, an increase in market interest rates may result in higher yields on other financial instruments and may lead purchasers of Series A Preferred Stock to demand a higher yield on the price paid for the Series A Preferred Stock, which could adversely affect the market price of Series A Preferred Stock.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends, in general and with respect to the Series A Preferred Stock specifically, is limited by the laws of Maryland. Under the Maryland General Corporation Law (the “MGCL”), we generally may not pay dividends if, after giving effect to the dividend payment, we would not be able to pay our debts as our debts become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of our stockholders whose preferential rights are superior to those receiving the dividend payment.
We intend to use the net proceeds from this offering for general corporate purposes, which may include purchases of additional properties, but there can be no assurance that we will complete any acquisitions. Management will have broad discretion as to the use of proceeds from this offering.
We intend to use the net proceeds from this offering for general corporate purposes, which may include purchases of additional properties. This offering is not conditioned upon us completing any acquisitions, and management will have broad discretion regarding the use of the net proceeds from this offering. There can be no assurance that using the net proceeds from this offering to complete acquisitions, or any alternative use of proceeds we may identify if we do not complete any acquisitions, will increase our profitability, market value or the cash available for payment of dividends and other distributions to our stockholders.
If we are not able to increase the amount of cash we have available to pay dividends, including through additional cash flows we expect to generate from completing acquisitions, our ability to comply with our credit facility may be adversely affected.
Pursuant to our credit facility, until January 1, 2020, we are not permitted to increase distributions we pay to our stockholders. From and after January 1, 2020, provisions in our credit facility will restrict us from paying distributions (including dividends to holders of Series A Preferred Stock) in any fiscal quarter that, when added to the aggregate amount of all other distributions paid in the same fiscal quarter and the preceding three fiscal quarters (calculated on an annualized basis during the first three fiscal quarters for which the provisions are in effect), exceed 95% of Modified FFO (as defined in our credit facility and which is similar but not identical to MFFO; see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures — Funds from Operations”) during the applicable period. Until we become subject to these distribution restrictions, we are subject to a covenant requiring us to maintain a combination of cash, cash equivalents and availability for future borrowings under our revolving credit facility totaling at least $50.0 million, and the amount available for borrowings under our credit facility based on the same borrowing base properties is lower. Further, after we become subject to these distribution restrictions, our ability to maintain compliance with our credit facility and pay distributions will depend on, among other things, our ability to increase the amount of cash we generate from operations which in turn depends on a variety of factors, including our ability to complete acquisitions of new properties and improve operations at our existing properties. If we are unable to do so, our ability to comply with our credit facility and the terms of the Series A Preferred Stock will be adversely affected, and there can be no assurance our lenders would consent to the extent any amendment or waiver becomes necessary to maintain compliance which would adversely affect our ability to pay dividends to holders of Series A Preferred Stock.
The Series A Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.
The Series A Preferred Stock will rank junior to all our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our credit facility includes, and our future debt may include, restrictions on our ability to pay dividends to preferred stockholders, including holders of Series A Preferred Stock. Our charter currently authorizes us to issue up to 50,000,000 shares of preferred stock in one or more classes or series. Our Board has authorized the classification of 1,610,000 shares of our preferred stock as Series A Preferred Stock, and we will file articles supplementary with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) reflecting this classification. In addition, our Board has the power under our charter to classify any of our unissued shares of preferred stock, and to reclassify any of our previously classified but unissued shares of preferred stock of any class or series, from time to time, in one or more series of preferred stock. The Series A Preferred Stock will rank pari passu with any future class or series of equity securities that rank equally with the Series A Preferred Stock with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The issuance of additional shares of preferred stock ranking equal or senior to the Series A Preferred Stock would dilute the interests of the holders of Series A Preferred Stock, and any issuance of shares of preferred stock senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. Other than the conversion right afforded to holders of Series A Preferred Stock that may occur in connection with a Change of Control of us during a continuing Delisting Event as described under “Description of Capital Stock and Securities Offered — Securities Offered in This Offering — Change of Control Conversion Right” in this prospectus, the Series A Preferred Stock contains no other provisions relating to or limiting our indebtedness or the rights of the holders of Series A Preferred Stock to vote on certain matters that would materially and adversely affect their rights, preferences, privileges and voting powers, affording the holders of Series A Preferred Stock protection in the event of a highly leveraged change of control transaction, which could adversely affect the holders of Series A Preferred Stock.
The future issuance or sale of additional shares of Series A Preferred Stock could adversely affect the trading price of our Series A Preferred Stock.
Future issuances or sales of substantial numbers of shares of Series A Preferred Stock in the public market or the perception that issuances or sales might occur, could adversely affect the per share trading price of our Series A Preferred Stock. The per share trading price of Series A Preferred Stock may decline significantly upon the sale or offering of additional shares of Series A Preferred Stock.
We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock.
We and our subsidiaries have incurred mortgage debt, as well as debt under our credit facility. We may incur additional indebtedness and become more highly leveraged, which may negatively impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock. The amount available for borrowings under the credit facility is based on the lesser of  (1) 55% (60% from and after January 1, 2020) of the value (or in certain cases cost) of the pool of eligible unencumbered real estate assets comprising the borrowing base, and (2) a maximum amount permitted to maintain a minimum debt service coverage ratio with respect to the borrowing base, in each case, as of the determination date. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.

Dividends payable on the Series A Preferred Stock generally do not qualify for the reduced tax rates available for some dividends.
Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this rate difference does not adversely affect the taxation of REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in the stock of REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of our shares and per share trading price of the Series A Preferred Stock.
As a holder of Series A Preferred Stock, you will have extremely limited voting rights.
Your voting rights as a holder of Series A Preferred Stock are limited. Our common stock is the only class or series of our capital stock currently outstanding that has full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to elect two additional directors to our board of directors if six or more quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary relating to the Series A Preferred Stock, that materially and adversely affect the rights of the Series A Preferred Stock or create additional classes or series of shares of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in this prospectus, holders of Series A Preferred Stock will not have any voting rights.
The Series A Preferred Stock has not been rated.
We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently decide to issue a rating or that a rating, if issued, would not adversely affect the market price of Series A Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series A Preferred Stock or elect to issue other securities for which we may seek to obtain a rating, each of which could adversely impact the market price of Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any downward revision or withdrawal of a rating could have an adverse effect on the market price of Series A Preferred Stock. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. In addition, ratings do not reflect market prices or the suitability of a security for a particular investor and any future rating of the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the shares of Series A Preferred Stock.
Holders of Series A Preferred Stock will have limited rights in connection with a Delisting Event and may have to hold their shares for an indefinite period of time.
Holders of Series A Preferred Stock will have no redemption rights. In addition, holders of Series A Preferred Stock will have no right to convert the shares of Series A Preferred Stock held by such holder into shares of our common stock in connection with a Delisting Event, unless a Change of Control occurs during a continuing Delisting Event. Therefore, holders of Series A Preferred Stock may have to hold their shares for an indefinite period of time if a Delisting Event occurs.
In addition, if a holder of Series A Preferred Stock elects to exercise its CoC Conversion Right in connection with the occurrence of a Change of Control during a continuing Delisting Event (unless we have elected to exercise our redemption right), some or all of the Series A Preferred Stock held by such holder will convert into a number of shares of our common stock (or equivalent value of alternative consideration) at a predetermined ratio. There is no active trading market for our common shares, and our share repurchase program (as amended, the “SRP”) includes numerous restrictions that limit a stockholder’s ability to sell shares of common stock to us, including that we only repurchase shares of common stock in the event of death or disability of a stockholder at a repurchase price based on the Estimated Per-Share NAV of our common stock. The Board may, at its discretion, amend our SRP, including to change the repurchase price which may be at a discount to the Estimated Per-Share NAV of our common stock, reject any request for repurchase of shares or suspend or terminate our SRP.

The Change of Control conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to acquire us or discourage a party from seeking to acquire us.
Upon the occurrence of a Change of Control, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a Change of Control redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this conversion right, the holders will be limited to a maximum number of shares of our common stock pursuant to a predetermined ratio. These features of the Series A Preferred Stock may have the effect of discouraging a third party from seeking to acquire us or of delaying, deferring or preventing a Change of Control under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.
The Change of Control conversion features of the Series A Preferred Stock may not adequately compensate you upon the occurrence of a Change of Control and may only provide you with an option to convert into a security that is not currently listed on a national securities exchange and is illiquid.
Upon the occurrence of Change of Control during a continuing Delisting Event, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a change of control redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this conversion right, the holders will be limited to a maximum number of shares of our common stock pursuant to a predetermined ratio. The conversion may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In addition, because our common stock is not currently listed on a national securities exchange, our common stock is illiquid and does not trade.
Holders of Series A Preferred Stock should not expect us to redeem the Series A Preferred Stock on or after the date they become redeemable at our option.
The Series A Preferred Stock has no maturity or mandatory redemption date and will not be redeemable at the option of holders of Series A Preferred Stock. The Series A Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after                 , 2024. Any decision we may make at any time to propose a redemption of the Series A Preferred Stock, if and when we have the right to do so, will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. We are under no obligation, and holders of Series A Preferred Stock should not expect us, to exercise our redemption right.
Risks Related to Our Properties and Operations
We have incurred net losses on a GAAP basis for the nine months ended September 30, 2019 and for the years ended December 31, 2018, 2017 and 2016.
We have incurred net losses attributable to stockholders on a GAAP basis for the nine months ended September 30, 2019 of $40.0 million and for the years ended December 31, 2018, 2017, and 2016 of $52.8 million, $42.5 million and $20.9 million, respectively. Our losses can be attributed, in part, to acquisition related expenses and depreciation and amortization. We are subject to all of the business risks and uncertainties associated with any business, including the risk that the value of a stockholder’s investment could decline substantially.
We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations and our operating performance may be impacted by any adverse changes in the financial health or reputation of our Advisor.
We have no employees. Personnel and services that we require are provided to us under contracts with our Advisor and Property Manager. We depend on our Advisor and our Property Manager to manage our operations and acquire and manage our portfolio of real estate assets. Our Advisor makes all decisions with respect to the management of our company, subject to the supervision of, and any guidelines established by, the Board.

Our success depends to a significant degree upon the contributions of our executive officers and other key personnel of our Advisor and our Property Manager. Neither our Advisor nor its affiliates have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain employed by our Advisor or its affiliates and available to continue to perform services for us. If any of our key personnel were to cease their affiliation with our Advisor, our operating results, business and prospects could suffer. Further, we do not maintain key person life insurance on any person. We believe that our success depends, in large part, upon the ability of our Advisor to hire, retain or contract for services of highly skilled managerial, operational and marketing personnel. Competition for skilled personnel is intense, and there can be no assurance that our Advisor will be successful in attracting and retaining skilled personnel. If our Advisor loses or is unable to obtain the services of key personnel, our Advisor’s ability to manage our business and implement our investment strategies could be delayed or hindered, and the value of an investment in shares of our stock may decline.
On March 8, 2017, the creditor trust established in connection with the bankruptcy of RCS Capital Corp. (“RCAP”), which prior to its bankruptcy filing was under common control with our Advisor, filed suit against AR Global, our Advisor, advisors of other entities advised by affiliates of AR Global, and AR Global’s principals. The suit alleges, among other things, certain breaches of duties to RCAP. We are neither a party to the suit, nor are there allegations related to the services our Advisor provides to us. On May 26, 2017, the defendants moved to dismiss. On November 30, 2017, the court issued an opinion partially granting the defendants’ motion. On December 7, 2017, the creditor trust moved for limited reargument of the court’s partial dismissal of its breach of fiduciary duty claim, and on January 10, 2018, the defendants filed a supplemental motion to dismiss certain claims. On April 5, 2018, the court issued an opinion denying the creditor trust’s motion for reconsideration while partially granting the defendants’ supplemental motion to dismiss. On November 5, 2018, the defendants moved for leave to amend their answers and for partial summary judgment on certain of the claims at issue in the case. The creditor trust opposed the motion, and it was argued before the court on February 6, 2019. On April 4, 2019, the court granted defendants’ motion for leave to amend and denied defendants’ motion for partial summary judgment. On January 18, 2019, the defendants requested that the scheduling order governing the case be modified to bifurcate liability and damages issues for discovery purposes and trial. At the argument held on February 6, 2019, the court withheld determination of this motion, instructing the parties to engage in further consultation and renew the issue if necessary. After further consultation, the parties resolved the issue without the need for bifurcation. Discovery is currently underway. Our Advisor has informed us that it believes the suit is without merit and is defending against it vigorously.
Our Advisor and our Property Manager depend upon the fees and other compensation that they receive from us in connection with the management of our business and sale of our properties to conduct their operations. Any adverse changes in the financial condition of, or our relationship with, our Advisor or Property Manager, including any change resulting from an adverse outcome in any litigation, could hinder their ability to successfully manage our operations and our portfolio of investments. Additionally, changes in ownership or management practices, the occurrence of adverse events affecting our Advisor or its affiliates or other companies advised by our Advisor and its affiliates could create adverse publicity and adversely affect us and our relationship with lenders, tenants or counterparties.
Our common stock is not traded on a national securities exchange, and we only repurchase common shares under the SRP, in the event of death or disability of a common stockholder. Our SRP may be suspended or amended at any time and our common stockholders may have to hold their shares for an indefinite period of time. Our common stockholders who sell their shares to us under our SRP may receive less than the price they paid for the shares.
There is no active trading market for our common shares. Our SRP includes numerous restrictions that limit a stockholder’s ability to sell shares of common stock to us, including that we only repurchase shares of common stock in the event of death or disability of a stockholder. Moreover, the total value of repurchases pursuant to our SRP is limited to the amount of proceeds received from issuances of common stock pursuant to our distribution reinvestment plan (“DRIP”) and repurchases in any fiscal semester are further limited to 2.5% of the average number of shares outstanding during the previous fiscal year, subject to the authority of the Board to identify another source of funds for repurchases under the SRP. The Board may also reject any request for repurchase of shares at its discretion or amend, suspend or terminate our

SRP upon notice. Therefore, requests for repurchase under the SRP may not be accepted. Repurchases of shares of common stock under the SRP will be based on Estimated Per-Share NAV of common stock and may be at a substantial discount to the price the common stockholder paid for the shares.
We are also restricted from making share repurchases to the extent they would be aggregated with distributions to our stockholders under the covenant in our New Credit Facility that restricts payments of distributions to our stockholders. Although this covenant exempts payments for share repurchases up to $50.0 million during the term of the New Credit Facility from being aggregated in this way, we must maintain cash and cash equivalents of at least $30.0 million and compliance with a leverage ratio after giving effect to those payments.
We may be unable to enter into and consummate property acquisitions on advantageous terms or our property acquisitions may not perform as we expect.
One of our goals is to grow through acquiring additional properties, and pursuing this investment objective exposes us to numerous risks, including:
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competition from other real estate investors with significant capital, including both publicly traded REITs and institutional investment funds;

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we may acquire properties that are not accretive;

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we may not successfully manage and lease the properties we acquire to meet our expectations or market conditions may result in future vacancies and lower-than expected rental rates;

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we expect to finance future acquisitions primarily with additional borrowings under our Revolving Credit Facility, and there can be no assurance as to how much borrowing capacity will be available for this purpose;

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we may be unable to obtain debt financing or raise equity required to fund acquisitions from other sources on favorable terms, or at all;

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we may need to spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

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agreements for the acquisition of properties are typically subject to customary conditions to closing that may or may not be completed, and we may spend significant time and money on potential acquisitions that we do not consummate;

•
the process of acquiring or pursuing the acquisition of a new property may divert the attention of our management team from our existing business operations; and

•
we may acquire properties without recourse, or with only limited recourse, for liabilities, whether known or unknown.

We rely upon our Advisor and the real estate professionals affiliated with our Advisor to identify suitable investments, and there can be no assurance that our Advisor will be successful in obtaining suitable further investments on financially attractive terms or that our objectives will be achieved. If our Advisor is unable to timely locate suitable investments, we may be unable or limited in our ability to pay dividends and we may not be able to meet our investment objectives.
We may change our targeted investments without stockholder consent including the holders of our Series A Preferred Stock.
We have acquired and expect to continue to acquire a diversified portfolio of healthcare-related assets including MOBs, SHOPs and other healthcare-related facilities. However, the Board may change our investment policies over time. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders including the holders of our Series A Preferred Stock, which could result in our making investments that are different from, and possibly riskier than, initially anticipated. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations.

Our results of operations have been, and may continue to be, adversely impacted by our inability to collect rent from certain tenants.
Tenants at certain properties in our triple-net leased healthcare facilities segment have been in default under their leases to us, and our results of operations have been adversely impacted by our inability to collect rent from these tenants. There can be no assurance that we will be able to collect rent from these tenants in the future. We incurred $4.2 million and $13.4 million of bad debt expense, including straight-line rent write-offs, related to these tenants during the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. These amounts relate to tenants and former tenants at two of our properties in Florida (collectively the “NuVista Tenant”) that have been in default under their leases since July 2017 (the applicable properties of which transitioned to the SHOP operating segment as of January 1, 2018 and April 1, 2019, respectively) and tenants at four properties in Texas (collectively, the “LaSalle Tenant”) that are currently in default of a forbearance agreement. In April 2019, the LaSalle Group Inc., a guarantor of certain of the LaSalle Tenant’s lease obligations (the “LaSalle Guarantor”), filed for voluntarily relief under chapter 11 of the United States Bankruptcy Code. We severed our claims against the LaSalle Guarantor from the action against the LaSalle Tenant. On August 27, 2019, the court awarded us monetary damages on our claims against the LaSalle Tenant in an amount equal to $7.7 million plus interest. On October 30, 2019, the court entered into an order appointing a receiver of the LaSalle Tenants. We and the receiver are currently evaluating the management structure and operational strategy of these properties. This receiver is empowered to replace the LaSalle Tenant with a new tenant and operator at the properties, but there can be no assurance that we will be able to replace the LaSalle Tenant on a timely basis, or at all.
During the year ended December 31, 2018, we transferred six properties from our triple-net leased healthcare facilities segment to our SHOP segment under a structure permitted by RIDEA, under which a REIT may lease qualified healthcare properties on an arm’s length basis to a TRS if the property is operated on behalf of the subsidiary by an entity who qualifies as an eligible independent contractor. During the nine months ended September 30, 2019, we transferred one additional property to our SHOP segment under this structure. We have and expect to continue pursuing the replacement of these tenants in a manner that will allow us to transition the properties leased to these tenants to our SHOP segment, such as by entering into settlement agreements and appointing court order receivers. By doing so, we will gain more control over the operations of the applicable properties, and we believe this will allow us to improve performance and the cash flows generated by the properties, but there can be no assurance this strategy will be successful. There also can be no assurance that we will be able to replace these tenants on a timely basis, or at all, and our results of operations may therefore continue to be adversely impacted by bad debt expenses related to our inability to collect rent from defaulting tenants. These transitions will also increase our exposure to risks associated with operating in this structure.
Due to a dispute with the developer, we have funded excess development costs at our development property in Jupiter, Florida and have not yet received any rental income from the property. There can be no assurance as to when we will begin to generate cash from this investment, if at all.
In August 2015, we entered into an asset purchase agreement and development agreement to acquire land and construction in progress, and subsequently fund the remaining construction, of a development property in Jupiter, Florida for $82.0 million. Palm Health Partners, LLC (“Palm”) is responsible for completing the development and obtaining a final certificate of occupancy for the facility (the “CO”). However, Palm is in default of the development agreement and has ceased providing services under the development agreement. There is no assurance as to when and if Palm will comply with its obligations, and this has resulted in delays in obtaining the CO. We are currently working to obtain the CO, but there can be no assurance as to how long this process will take, or if we will be able to complete it at all. Until the CO is obtained, we will not receive income from the property, and the amount of cash we are able to generate to fund distributions to our stockholders will continue to be adversely affected. We have paid, and expect to continue to pay, ongoing maintenance expenses related to the property and other costs related to our work to obtain the CO while this process continues.
Under the development agreement, the targeted completion date was December 31, 2016. Additionally, the estimated rent commencement date was expected to be no later than April 1, 2017 with entities related to Palm operating the property as the tenants (the “Jupiter Tenant”). We do not expect entities related to

Palm to become the tenant and we are working to find a replacement tenant once we obtain the CO, although there can be no assurance we will be able to do so on a timely basis, or at all. Pursuant to an agreement between the Jupiter Tenant and us, the Jupiter Tenant agreed to transfer all contracts, licenses and permits (including all operational permissions and certificates of need) to a replacement tenant designated by us. Until a replacement tenant is identified, there can be no assurance that the Jupiter Tenant will comply with the obligations set forth in the agreement. Moreover, until the CO is obtained and a replacement tenant is identified, we will not receive income from the property, and the amount of cash we are able to generate to fund distributions to our stockholders will continue to be adversely affected.
As of September 30, 2019, we had funded $96.0 million, including $10.0 million for the land and $86.0 million for construction in progress. As a result, we believe that we have satisfied our funding commitments for the construction. As of September 30, 2019, we had funded $14.0 million in excess of our $72.0 million funding commitment for the construction. We have and may continue, at our election, to provide additional funding to ensure completion of the construction. To the extent we fund additional monies for the completion of the development, Palm, the developer of the facility, is responsible for reimbursing us for any amounts funded. There can be no assurance that Palm will reimburse us for construction overruns so funded.
In addition, the NuVista Tenants, which are related parties to Palm, have failed to pay rental obligations due to us at other properties we own where they are tenants and owe $10.1 million of rent, property taxes, late fees, and interest receivable under their leases as of September 30, 2019.
We are working to resolve our various disputes with Palm, but there is no assurance we will be able to do so on favorable terms, or at all. Failure to resolve these has had, and could continue to have, an adverse effect on our business.
We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the distributions we pay to our stockholders, and, as such, we may be forced to fund distributions from other sources, including borrowings, which may not be available on favorable terms, or at all.
We have historically not generated sufficient cash flow from operations to fund distributions. If we do not generate sufficient cash flows from our operations to fund distributions, we may have to further reduce or suspend distributions on our common stock or be unable to pay dividends on our Series A Preferred Stock. The amount of cash we have available for distributions is dependent on many factor, including factors that are beyond our control, such as that cash flows from our existing properties may not increase (or may decline), we may not be able to obtain a CO and begin receiving rental income from our development property in Jupiter, Florida and future asset acquisitions may not increase our cash available for making distributions as much as we anticipate, or at all. Moreover, decisions on whether, when and in which amounts to pay any future distributions on our common stock will remain at all times entirely at the discretion of our Board, which reserves the right to change our distribution policy with respect to common stock at any time and for any reason.
Our cash flows provided by operations were $39.4 million for the nine months ended September 30, 2019 and $54.2 million for the year ended December 31, 2018. During the nine months ended September 30, 2019, we paid distributions on our common stock of  $59.1 million, of which 66.7% was funded from cash flows from operations and 33.3% was funded from proceeds from issuances of common stock under our DRIP. A decrease in the level of stockholder participation in our DRIP could have an adverse impact on our ability to continue to use DRIP proceeds. Borrowings to fund distributions may not be available at favorable rates, or at all, and could restrict the amount we can borrow for investments and other purposes. The proceeds from any property sale are subject to reduction to repay the debt, if any, associated with the property sold and may not be available to fund distributions. Distributions paid from sources other than our cash flows from operations also reduce the funds available for other needs such as property acquisitions, capital expenditures and other real estate-related investments.
If we internalize our management functions, we would be required to pay a transition fee and would not have the right to retain our management or personnel.
We may engage in an internalization transaction and become self-managed in the future. If we internalize our management functions, under the terms of our advisory agreement we would be required to pay a transition fee to our Advisor upon termination of the advisory agreement in connection with an internalization that could be up to 4.5 times the compensation paid to our Advisor in the previous year, plus expenses. We also would not have any right to retain our executive officers or other personnel of our Advisor who currently manage our day-to-day operations. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments, which could result in litigation and resulting associated costs in connection with the internalization transaction.
We may terminate our advisory agreement in only limited circumstances, which may require payment of a termination fee.
We have limited rights to terminate the Advisor. The initial term of our advisory agreement expires on February 16, 2027, but is automatically renewed for consecutive ten-year terms unless notice of termination is provided by either party 365 days in advance of the expiration of the term. Further, we may terminate the agreement only under limited circumstances. In the event of a termination in connection with a change in control of us, we would be required to pay a termination fee that could be up to four times the compensation paid to our Advisor in the previous year, plus expenses. In the event of a termination in connection with an internalization, the fee payable could be up to 4.5 times the compensation paid to our Advisor in the previous year, plus expenses. The limited termination rights of the advisory agreement will make it difficult for us to renegotiate the terms of the advisory agreement or replace our Advisor even if the terms of the advisory agreement are no longer consistent with the terms generally available to externally-managed REITs for similar services.
We indemnify our officers, directors, the Advisor and its affiliates against claims or liability they may become subject to due to their service to us, and our rights and the rights of our stockholders to recover claims against our officers, directors, our Advisor and its affiliates are limited.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for monetary damages and permits us to indemnify our directors and officers from liability and advance certain expenses to them in connection with claims or liability they may become subject to due to their service to us, and we are not restricted from indemnifying our Advisor or its affiliates on a similar basis. We have entered into indemnification agreements to this effect with our directors and officers, certain former directors and officers, our Advisor and AR Global. We and our stockholders may have more limited rights against our directors, officers, employees and agents, and our Advisor and its affiliates, than might otherwise exist under common law, which could reduce the recovery of our stockholders and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our Advisor and its affiliates in some cases. Subject to conditions and exceptions, we also indemnify our Advisor and its affiliates from losses arising in the performance of their duties under the advisory agreement and have agreed to advance certain expenses to them in connection with claims or liability they may become subject to due to their service to us.
Our business and operations could suffer if our Advisor or any other party that provides us with services essential to our operations experiences system failures or cyber incidents or a deficiency in cybersecurity.
The internal information technology networks and related systems of our Advisor and other parties that provide us with services essential to our operations (including our tenant operators and other third party operators of our healthcare facilities) are vulnerable to damage from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. We may also incur additional costs to remedy damages caused by these disruptions.

As reliance on technology has increased, so have the risks posed to those systems. Our Advisor and other parties that provide us with services essential to our operations must continuously monitor and develop their networks and information technology to prevent, detect, address and mitigate the risk of unauthorized access, misuse, computer viruses, and social engineering, such as phishing. We are continuously working, including with the aid of third party service providers, to install new, and to upgrade our existing, network and information technology systems, to create processes for risk assessment, testing, prioritization, remediation, risk acceptance, and reporting, and to provide awareness training around phishing, malware and other cyber risks to ensure that our Advisor, other parties that provide us with services essential to our operations and we are protected against cyber risks and security breaches. However, these upgrades, processes, new technology and training may not be sufficient to protect us from all risks. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques and technologies used in attempted attacks and intrusions evolve and generally are not recognized until launched against a target. In some cases attempted attacks and intrusions are designed not to be detected and, in fact, may not be detected.
The remediation costs and lost revenues experienced by a subject of an intentional cyberattack or other event which results in unauthorized third party access to systems to disrupt operations, corrupt data or steal confidential information may be significant and significant resources may be required to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of revenues and litigation, caused by any breaches. Additionally, any failure to adequately protect against unauthorized or unlawful processing of personal data, or to take appropriate action in cases of infringement may result in significant penalties under privacy law.
Furthermore, a security breach or other significant disruption involving the information technology networks and related systems of our Advisor or any other party that provides us with services essential to our operations could:
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result in misstated financial reports, violations of loan covenants, missed reporting deadlines or missed permitting deadlines;

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affect our ability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT;

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result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information (including information about our tenant operators and other third party operators of our healthcare facilities, as well as the patients or residents at those facilities), which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

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result in our inability to maintain the building systems relied upon by our tenants for the efficient use of their leased space;

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require significant management attention and resources to remedy any damages that result;

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subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements; or

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adversely impact our reputation among our tenants and investors generally.

Although our Advisor and other parties that provide us with services essential to our operations intend to continue to implement industry-standard security measures, there can be no assurance that those measures will be sufficient, and any material adverse effect experienced by our Advisor and other parties that provide us with services essential to our operations could, in turn, have an adverse impact on us.
The purchase price per share for shares of common stock issued under the DRIP and the repurchase price of shares of our common stock under our share repurchase program is based on our Estimated Per-Share NAV, which is based upon subjective judgments, assumptions and opinions about future events, and may not reflect the amount that our common stockholders might receive for their shares in a market transaction.
On April 1, 2019, the Board approved an Estimated Per-Share NAV for our common stock equal to $17.50 as of December 31, 2018. Our Advisor has engaged an independent valuer to perform appraisals of our real estate assets in accordance with valuation guidelines established by the Board. As with any methodology used to estimate value, the valuation methodologies that will be used by any independent valuer to value our properties involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses.
Under our valuation guidelines, our independent valuer estimates the market value of our principal real estate and real estate-related assets, and our Advisor determines the net value of our real estate and real estate-related assets and liabilities taking into consideration such estimate provided by the independent valuer. Our Advisor reviews the valuation provided by the independent valuer for consistency with its determinations of value and our valuation guidelines and the reasonableness of the independent valuer’s conclusions. The independent directors of the Board review the appraisals and valuations and makes a final determination of the Estimated Per-Share NAV of our common stock. The independent directors of the Board rely on our Advisor’s input, including its view of the estimate and the appraisals performed by the independent valuation firm, but the independent directors of the Board may, in their discretion, consider other factors. Although the valuations of our real estate assets by the independent valuer are reviewed by our Advisor and approved by the independent directors of the Board, neither our Advisor nor the independent directors of the Board will independently verify the appraised value of our properties and valuations do not necessarily represent the price at which we would be able to sell an asset. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our Estimated Per-Share NAV of common stock to be greater or less than the potential realizable value of shares of our common stock.
Because they are based on Estimated Per-Share NAV, the price at which our shares of common stock may be sold under the DRIP and the price at which our shares of common stock may be repurchased by us pursuant to the SRP may not reflect the price that our common stockholders would receive for their shares in a market transaction, the proceeds that would be received upon our liquidation or the price that a third party would pay to acquire us.
Because Estimated Per-Share NAV of our common stock is only determined annually, it may differ significantly from our actual per-share net asset value at any given time.
Valuations of Estimated Per-Share NAV of our common stock are made at least once annually. In connection with any valuation, the Board estimate of the value of our real estate and real estate-related assets will be partly based on appraisals of our properties, which we expect will only be appraised in connection with the annual valuation.
Because valuations only occur annually, Estimated Per-Share NAV of our common stock cannot take into account any material events that occur after the Estimated Per-Share NAV has been calculated for that year. Material events could include the appraised value of our properties substantially changing actual property operating results differing from what we originally budgeted or distributions to shareholders exceeding cash flow generated by us. Any such material event could cause a change in the Estimated Per-Share NAV that would not be reflected until the next valuation. Also, to the extent we pay distributions in excess of our cash flows provided by operations, this could result in a decrease to our Estimated Per-Share NAV. As a result, the Estimated Per-Share NAV of our common stock is not guaranteed to accurately reflect the value of our common shares at any given time, and our Estimated Per-Share NAV of our common stock may differ significantly from our actual per-share net asset value of our common stock at any given time.
We may in the future acquire or originate real estate debt or invest in real estate-related securities issued by real estate market participants, which would expose us to additional risks.
As of the date of this prospectus, we have not invested in any first mortgage debt loans, mezzanine loans, preferred equity or securitized loans, commercial mortgage-backed securities (“CMBS”), preferred equity and other higher-yielding structured debt and equity investments. In the future, however, we may choose to acquire or originate real estate debt or invest in real estate-related securities issued by real estate market participants, which would expose us not only to the risks and uncertainties we are currently exposed to through our direct investments in real estate but also to additional risks and uncertainties attendant to investing in and holding these types of investments, such as:

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risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments;

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increased competition from entities engaged in mortgage lending and, or investing in our target assets;

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deterioration in the performance of properties securing our investments may cause deterioration in the performance of our investments and, potentially, principal losses to us;

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fluctuations in interest rates and credit spreads could reduce our ability to generate income on our loans and other investments;

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difficulty in redeploying the proceeds from repayments of our existing loans and investments;

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the illiquidity of certain of these investments;

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lack of control over certain of our loans and investments;

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the potential need to foreclose on certain of the loans we originate or acquire, which could result in losses additional risks, including the risks of the securitization process, posed by investments in CMBS and other similar structured finance investments, as well as those we structure, sponsor or arrange; use of leverage may create a mismatch with the duration and interest rate of the investments that we financing;

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risks related to the operating performance or trading price volatility of any publicly-traded and private companies primarily engaged in real estate businesses we invest in; and

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the need to structure, select and more closely monitor our investments such that we continue to maintain our qualification as a REIT and our exemption from registration under the Investment Company Act of 1940, as amended.

Risks Related to Conflicts of Interest
Our Advisor faces conflicts of interest relating to the purchase and leasing of properties and these conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.
We rely on our Advisor and its executive officers and other key real estate professionals at our Advisor and our Property Manager to identify suitable investment opportunities for us. Several of the other key real estate professionals at our Advisor are also the key real estate professionals at AR Global and other entities advised by affiliates of AR Global. Many investment opportunities that are suitable for us may also be suitable for other entities advised directly or indirectly AR Global.
We and other entities advised directly or indirectly by AR Global also rely on these real estate professionals, to supervise the property management and leasing of properties. These executive officers and key real estate professionals, as well as AR Global, are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in other businesses and ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments.
In addition, we may acquire properties in geographic areas where other entities advised by affiliates of AR Global own properties. Also, we may acquire properties from, or sell properties to, other entities advised by affiliates of AR Global. If one of the other entities advised by affiliates of AR Global attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.
Our Advisor faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.
We may enter into joint ventures with other entities advised by affiliates of AR Global for the acquisition, development or improvement of properties. Our Advisor may have conflicts of interest in determining which entities advised by affiliates of AR Global should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Due to the role of our Advisor and its affiliates, agreements and transactions between the co-venturers with respect to any joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceeds the percentage of our investment in the joint venture.
Our Advisor and AR Global and their officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.
Our Advisor and its officers and employees and certain of our executive officers and other key personnel and its respective affiliates are key personnel, general partners, sponsors, managers, owners and advisors of other real estate investment programs, including entities advised by affiliates of AR Global, some of which have investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these individuals have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If these conflicts occur, the returns on our investments may suffer.
All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor and our Property Manager face conflicts of interest related to their positions or interests in affiliates of AR Global, which could hinder our ability to implement our business strategy.
All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor and Property Manager are also executive officers, directors, managers, key professionals or holders of a direct or indirect interests in our Advisor and our Property Manager or AR Global-affiliated entities. Through AR Global’s affiliates, some of these persons work on behalf of entities advised directly or indirectly by the parent of our Sponsor. As a result, they have duties to each of these entities, which duties could conflict with the duties they owe to us and could result in action or inaction detrimental to our business. Conflicts with our business and interests are most likely to arise from (a) allocation of investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, entities advised by affiliates of our Advisor, (c) investments with entities advised by affiliates of our Advisor, (d) compensation to our Advisor and (e) our relationship with our Advisor and our Property Manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to pay distributions to our stockholders and to maintain or increase the value of our assets.
Our Advisor faces conflicts of interest relating to the structure of the compensation it may receive.
Under our advisory agreement, the Advisor is entitled to substantial minimum compensation (including compensation based on the proceeds from this equity offering) regardless of performance as well as incentive compensation. In addition, the limited partnership agreement of our OP requires it to pay a subordinated incentive listing distribution to Special Limited Partner in connection with a listing or other liquidity event, such as the sale of our assets, or if we terminate the advisory agreement, even for cause as permitted by the advisory agreement. The Special Limited Partner is also entitled under the limited partnership agreement of our OP to participate in net sales proceeds. These arrangements, coupled with the fact that the Advisor does not maintain a significant equity interest in us, may result in the Advisor taking actions or recommending investments that are riskier or more speculative than an advisor with a more significant investment in us might take or recommend.
Risks Related to our Corporate Structure
The limit on the number of shares a person may own may discourage a third party from acquiring us in a manner that might result in a premium price to holders of our common stock.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by the Board, no person may own more than 9.8% in value of the aggregate of our outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.
Our charter permits the Board to authorize the issuance of stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to holders of our common stock.
Our charter permits the Board to authorize the issuance of up to 350.0 million shares of stock. In addition, the Board, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. The Board may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such stock. The Board has authorized the classification of 1,610,000 shares of our preferred stock as Series A Preferred Stock, and the Board could authorize the issuance of additional preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.
We have a classified board, which may, among other things, discourage a third party from acquiring us.
The Board is divided into three classes of directors. At each annual meeting, directors of one class are elected to serve until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. The classification of our directors may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets).
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may discourage a third party from acquiring us in a manner that might result in a premium price to our holders of our common stock.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of, directly or indirectly, 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the Board approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the Board prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, the Board has exempted any business combination involving our Advisor or any affiliate of our Advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our Advisor or any affiliate of our Advisor. As a result, our Advisor and any affiliate of our Advisor may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, is the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors or officer or other employees to us or our stockholders, (c) any action asserting a claim against the us or any of our directors or officers or other employees arising pursuant to any provision of Maryland law, our charter or our bylaws, or (d) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine for certain types of actions and proceedings that may be initiated by our stockholders with respect to us, our directors, our officers or our employees. This choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving these matters in other jurisdictions.
Maryland law limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors, which may discourage a third party from acquiring us in a manner that might result in a premium price to holders of common stock.
The Maryland Control Share Acquisition Act provides that holders of  “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

If our stockholders do not agree with the decisions of the Board, our stockholders only have limited control over changes in our policies and operations and may not be able to change our policies and operations.
The Board determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. The Board may amend or revise these and other policies without a vote of the stockholders except to the extent that the policies are set forth in our charter. Under Maryland General Corporation Law and our charter, our common stockholders have a right to vote only on the following:
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the election or removal of directors;

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amendment of our charter, except that the Board may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue, (b) effect certain reverse stock splits, and (c) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

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our liquidation or dissolution;

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certain reorganizations of our company; and

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certain mergers, consolidations or sales or other dispositions of all or substantially all our assets.

All other matters are subject to the discretion of the Board. Holders of our Series A Preferred Stock have extremely limited voting rights. See “— Risks Related to Series A Preferred Stock and this Offering — As a holder of Series A Preferred Stock, you will have extremely limited voting rights.”
If we conduct equity offerings or issue additional shares in the future, the value of your investments may be adversely affected.
Holders of our common stock and Series A Preferred Stock do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes us to issue 350.0 million shares of stock, of which 300.0 million shares are classified as common stock and 50.0 million shares are classified as preferred stock. Subject to any limitations set forth under Maryland law, the Board may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock, or may classify or reclassify any unissued shares into other classes or series of stock without obtaining stockholder approval. Holders of our common stock and Series A Preferred Stock are not entitled to preemptive rights or other protections against dilution. Holders of our common stock will suffer dilution (both economic and percentage interest) of their equity investment in us, (a) from the sale of additional shares in the future, including those issued pursuant to the DRIP; (b) if we sell securities that are convertible into shares of our common stock; (c) if we issue shares of common stock to our Advisor as payment of fees under our advisory agreement and other agreements; or (d) if we issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our OP. In addition, the Partnership Agreement contains provisions that would allow, under certain circumstances, other entities, including other entities advised by affiliates of AR Global, to merge into or cause the exchange or conversion of their interest for interests of our OP. Because the limited partnership interests may, in the discretion of the Board, be exchanged for shares of our common stock, any merger, exchange or conversion between our OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other common stockholders.
The Board has the power under our charter to classify any of our unissued shares of preferred stock, and to reclassify any of our previously classified but unissued shares of preferred stock of any class or series, from time to time, in one or more series of preferred stock. The Series A Preferred Stock will rank pari passu with any future class or series of equity securities that rank equally with the Series A Preferred Stock with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The issuance of additional shares of preferred stock ranking equal or senior to the Series A Preferred Stock would dilute the interests of the holders of Series A Preferred Stock, and any issuance of shares of preferred stock senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock.

Payment of fees to our Advisor and its affiliates reduces cash available for investment and other uses including payment of distributions to our stockholders.
Our Advisor and its affiliates perform services for us in connection with the selection and acquisition of our investments, the management of our properties, and the administration of our investments. They are paid substantial fees for these services, which reduces cash available for investment, other corporate purposes, including payment of distributions to our stockholders.
We depend on our OP and its subsidiaries for cash flow and are effectively structurally subordinated in right of payment to the obligations of our OP and its subsidiaries, which could adversely affect our ability to pay distributions to our stockholders.
Our only significant asset is our interest in our OP. We conduct, and intend to continue conducting, all of our business operations through our OP. Accordingly, our only source of cash to pay our obligations is distributions from our OP and its subsidiaries of their net earnings and cash flows. We cannot assure our stockholders that our OP or its subsidiaries will be able to, or be permitted to, pay distributions to us that will enable us to pay distributions to our stockholders from cash flows from operations. Each of our OP’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from these entities. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our OP and its subsidiaries will be able to satisfy the claims of our stockholders only after all of our and our OPs and its subsidiaries liabilities and obligations have been paid in full.
General Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure our stockholders that we will be profitable or that we will realize growth in the value of our real estate properties.
Our operating results are subject to risks generally incident to the ownership of real estate, including:
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changes in general economic or local conditions;

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changes in supply of or demand for competing properties in an area;

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changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

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changes in tax, real estate, environmental and zoning laws;

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periods of high interest rates and tight money supply; and

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changes in tenants’ ability to pay their rental obligations due to unfavorable market conditions affecting business operations.

These and other risks may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.
Our property portfolio has a high concentration of properties located in four states. Our properties may be adversely affected by economic cycles and risks inherent to those states.
As of September 30, 2019, Florida and Michigan collectively represented 34.9% of our consolidated annualized rental income on a straight-line basis. The following two states represented 10% or more of our consolidated annualized rental income on a straight-line basis for the nine months ended September 30, 2019 and the following four states represented 10% or more of our consolidated annualized rental income on a straight-line basis for the fiscal year ended December 31, 2018:
	Percentage of Straight-Line Rental Income
State	As of September 30, 2019	Fiscal Year Ended December 31, 2018
Florida	23.9%	16.6%
Michigan	11.0%	13.1%
Georgia	*	10.1%
Pennsylvania	*	10.2%

*
State’s annualized rental income on a straight-line basis was not greater than 10% of total annualized rental income for all portfolio properties as of the date specified.

Any adverse situation that disproportionately affects the states listed above may have a magnified adverse effect on our portfolio. Real estate markets are subject to economic downturns, as they have been in the past, and we cannot predict how economic conditions will impact this market in both the short and long term. Declines in the economy or a decline in the real estate market in these states could hurt our financial performance and the value of our properties. Factors that may negatively affect economic conditions in these states include:
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business layoffs or downsizing;

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industry slowdowns;

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relocations of businesses;

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climate change;

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changing demographics;

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increased telecommuting and use of alternative work places;

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infrastructure quality;

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any oversupply of, or reduced demand for, real estate;

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concessions or reduced rental rates under new leases for properties where tenants defaulted;

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increased insurance premiums;

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state budgets and payment to providers under Medicaid or other state healthcare programs; and

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changes in reimbursement for healthcare services from commercial insurers.

If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.
Any of our tenants, or any guarantor of a tenant’s lease obligations, could become insolvent or be subject to a bankruptcy proceeding pursuant to Title 11 of the United States Code. A bankruptcy filing of our tenants or any guarantor of a tenant’s lease obligations would result in a stay of all efforts by us to collect pre-bankruptcy debts from these entities or their assets, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be required to be paid currently. If a lease is assumed by the tenant, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid as of the date of the bankruptcy filing (post-bankruptcy rent would be payable in full). This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.
A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to our stockholders. In the event of a bankruptcy, we cannot assure our stockholders that the tenant or its trustee will assume our lease, and that our cash flow and the amounts available for distributions to our stockholders will not be adversely affected.
If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition and ability to pay distributions to our stockholders could be adversely affected.
We may enter into sale-leaseback transactions, whereby we purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, and either type of recharacterization could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If this plan were confirmed by the bankruptcy court, we would be bound by the new terms. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to our stockholders.
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.
If we enter into sale-leaseback transactions, we will use commercially reasonable efforts to structure any sale-leaseback transaction we enter into so that the lease will be characterized as a “true lease” for tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, we cannot assure our stockholders that the Internal Revenue Service (the “IRS”) will not challenge this characterization. In the event that any sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to the property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.
Properties may have vacancies for a significant period of time.
A property may have vacancies either due to the continued default of tenants under their leases or the expiration of leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, properties’ market values depend principally upon the value of the cash flow generated by the properties. Prolonged vacancies reduce this cash flow which would likely, therefore, reduce the value of the affected property.
We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells the property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property if a situation or loss occurs after the fact for which we have limited or no remedy.
We may be unable to secure funds for future tenant improvements or capital needs.
To attract new replacement tenants, or in some cases secure renewal of a lease, we may expend substantial funds for tenant improvements and refurbishments. In addition, we are typically responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops, even if our leases with tenants may require tenants to pay routine property maintenance costs. If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings to fund these capital requirements. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, we may not be able to lease or re-lease space on attractive terms, if at all.

We have acquired or financed, and may continue to acquire or finance, properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
Lock-out provisions, such as the provisions contained in certain mortgage loans we have entered into, could materially restrict our ability to sell or otherwise dispose of properties or refinance indebtedness, including by requiring the payment of a yield maintenance premium in connection with the required prepayment of principal upon a sale, disposition, or refinancing. Lock-out provisions may also prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could also impair our ability to take other actions during the lock-out period that may otherwise be in the best interests of our stockholders. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control. Payment of yield maintenance premiums in connection with dispositions or refinancings could adversely affect our results of operations and cash available for distributions.
Rising expenses could reduce cash flow.
The properties that we own or may acquire are subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. Properties may be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. Leases may not be negotiated on a triple-net basis or on a basis requiring the tenants to pay all or some of such expenses, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs.
Damage from catastrophic weather and other natural events and climate change could result in losses to us.
Certain of our properties are located in areas that may experience catastrophic weather and other natural events from time to time, including hurricanes or other severe weather, flooding fires, snow or ice storms, windstorms or, earthquakes. These adverse weather and natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected property, as well as anticipated future revenue from that property. We could also continue to be obligated to repay any mortgage indebtedness or other obligations related to the property. Any such loss could materially and adversely affect our business and our financial condition and results of operations.
To the extent that significant changes in the climate occur, we may experience extreme weather and changes in precipitation and temperature and rising sea levels, all of which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected.
In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties or to protect them from the consequence of climate change.
We may suffer uninsured losses relating to real property or have to pay expensive premiums for insurance coverage.
Our general liability coverage, property insurance coverage and umbrella liability coverage on all our properties may not be adequate to insure against liability claims and provide for the costs of defense. Similarly, we may not have adequate coverage against the risk of direct physical damage or to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property. Moreover, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.
This risk is particularly relevant with respect to potential acts of terrorism. The Terrorism Risk Insurance Act of 2002 (the “TRIA”), under which the U.S. federal government bears a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. In the event that the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.
Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.
Additionally, mortgage lenders insist in some cases that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance indebtedness secured by our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for the losses.
Terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate our business and our profitability.
Our properties are located in major metropolitan areas as well as densely populated sub-markets that are susceptible to terrorist attack. Because our properties are generally open to the public, they are exposed to a number of incidents that may take place within their premises and that are beyond our control or ability to prevent, which may harm our consumers and visitors. If an act of terror, a mass shooting or other violence were to occur, we may lose tenants or be forced to close one or more of our properties for some time. If any of these incidents were to occur, the relevant property could face material damage to its image and could experience a reduction of business traffic due to lack of confidence in the premises’ security. In addition, we may be exposed to civil liability and be required to indemnify the victims, and our insurance premiums could rise, any of which could adversely affect us.
In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business and the value of our properties. More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the worldwide financial markets and economy, including demand for properties and availability of financing. Increased economic volatility could adversely affect our tenants’ abilities to conduct their operations profitably or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders.
Real estate-related taxes may increase and if these increases are not passed on to tenants, our cash available for distributions will be reduced.
From time to time our property taxes increase as property values or assessment rates change or for other reasons. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. There is no assurance that leases will be negotiated on a basis that passes such taxes on to the tenant.
Properties may be subject to restrictions on their use that affect our ability to operate a property, which may adversely affect our operating costs.
Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with covenants, conditions and restrictions may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
We have acquired and developed, and may in the future acquire and develop, properties upon which we will construct improvements. In connection with our development activities, we are subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups and our builder or partner’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. Performance also may be affected or delayed by conditions beyond our control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. If a builder or development partner fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance, but there can be no assurance any legal action would be successful. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
In August 2015, we entered into an asset purchase agreement and development agreement to acquire land and construction in progress, and subsequently fund the remaining construction, of a development property in Jupiter, Florida. As of September 30, 2019, we have funded $14.0 million in excess of our $72.0 million funding commitment for the construction. We have and may continue to, at our election, provide additional funding to ensure completion of the construction. To the extent we fund additional monies for the completion of the development, Palm, the developer of the facility, is responsible for reimbursing us for any amounts funded. Palm is also responsible for completing the development and obtaining a final CO. However, Palm is in default of the development agreement and has ceased providing services under the development agreement. There is no assurance as to when and if Palm will comply with its obligations, and this has resulted in delays in obtaining the CO. We are currently working to obtain the CO, but there can be no assurance as to how long this process will take, or if we will be able to complete it at all. Until the CO is obtained, we will not receive income from the property, and the amount of cash we are able to generate to fund distributions to our stockholders will continue to be adversely affected. We have paid, and expect to continue to pay, ongoing maintenance expenses related to the property and other costs. In addition, certain related parties to Palm have failed to pay rental obligations due to us at other properties we own where they are tenants. We are working to resolve our various disputes with Palm, but there is no assurance we will be able to do so. Failure to resolve these has had, and could continue to have, an adverse effect on our business. See “— Risks Related to Our Properties and Operations — Due to a dispute with the developer, we have funded excess development costs at our development property in Jupiter, Florida and have not yet received any rental income from the property. There can be no assurance as to when we will begin to generate cash from this investment, if at all.”
We may invest in unimproved real property. For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities or community groups. If we invest in unimproved property other than property we intend to develop, a stockholder’s investment in our shares will be subject to the risks associated with investments in unimproved real property.

We compete with third parties in acquiring properties and other investments and attracting credit worthy tenants.
We compete with many other entities engaged in real estate investment activities, including individuals, corporations, private investment funds, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them.
We also compete with other comparable properties for tenants, which impacts our ability to rent space and the amount of rent charged. We could be adversely affected if additional competitive properties are built in locations near our properties, causing increased competition for creditworthy tenants. This could result in decreased cash flow from our properties and may require us to make capital improvements to properties that we would not have otherwise made, further impacting property cash flows.
Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.
We are subject to various federal, state and local laws and regulations that (a) regulate certain activities and operations that may have environmental or health and safety effects, such as the management, generation, release or disposal of regulated materials, substances or wastes, (b) impose liability for the costs of cleaning up, and damages to natural resources from, past spills, waste disposals on and off-site, or other releases of hazardous materials or regulated substances, and (c) regulate workplace safety. Compliance with these laws and regulations could increase our operational costs. Violation of these laws may subject us to significant fines, penalties or disposal costs, which could negatively impact our results of operations, financial position and cash flows. Under various federal, state and local environmental laws (including those of foreign jurisdictions), a current or previous owner or operator of currently or formerly owned, leased or operated real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project.
Accordingly, we may incur significant costs to defend against claims of liability, to comply with environmental regulatory requirements, to remediate any contaminated property, or to pay personal injury claims.
Moreover, environmental laws also may impose liens on property or other restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our Property Manager and its assignees from operating such properties. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations or the discovery of currently unknown conditions or non-compliances may impose material liability under environmental laws.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows and ability to pay distributions including dividends on the Series A Preferred Stock.
If we decide to sell any of our properties, in some instances we may sell our properties by providing financing to purchasers. If we do so, we will bear the risk that the purchaser may default on its debt, requiring us to seek remedies, a process which may be time-consuming and costly. Further, the borrower may have defenses that could limit or eliminate our remedies. In addition, even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.
We assume additional operational risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities.
In our SHOP segment, we invest in SHOPs under a structure permitted by the RIDEA. As of September 30, 2019, we had 12 eligible independent contractors operating 59 SHOPs (not including two land parcels) which represented 44.9% of our gross asset value. Some of these properties were transitioned from our triple-net leased facilities segment to our SHOP segment. We may in the future, transition other triple-net leased facilities, which may or may not be experiencing declining performance, to third-party managed facilities under a structure permitted by RIDEA, in connection with which they would also transition from our triple-net leased healthcare facilities segment to our SHOP segment. There can be no assurance these transitions will improve performance of the properties, and they will also increase our exposure to risks associated with operating in this structure.
RIDEA permits REITs, such as us, to lease certain types of healthcare facilities that we own or partially own to a TRS, provided that our TRS hires an independent qualifying management company to operate the facility. Under the RIDEA structure, the independent qualifying management company, which we also refer to as an operator, receives a management fee from our TRS for operating the facility as an independent contractor. As the owner of the facility, we assume most of the operational risk because we lease our facility to our own partially- or wholly-owned subsidiary rather than a third party operator. We are therefore responsible for any operating deficits incurred by the facility.
The income we generate from these properties is subject to a number of operational risks including fluctuations in occupancy levels and resident fee levels, increases in the cost of food, materials, energy, labor (as a result of unionization or otherwise) or other services, rent control regulations, national and regional economic conditions, the imposition of new or increased taxes, capital expenditure requirements, professional and general liability claims, and the availability and cost of professional and general liability insurance. Although we have various rights as the property owner under our management agreements, we rely on the personnel, expertise, technical resources and information systems, proprietary information, good faith and judgment of our operators to set appropriate resident fees, provide accurate property-level financial results for our properties in a timely manner and to otherwise operate our SHOPs in compliance with the terms of our management agreements and all applicable laws and regulations. We also depend on our operators to attract and retain skilled management personnel who are responsible for the day-to-day operations of our SHOPs. A shortage of nurses or other trained personnel or general inflationary pressures may force the operator to enhance pay and benefit packages to compete effectively for personnel, but it may not be able to offset these added costs by increasing the rates charged to residents. Any increase in labor costs and other property operating expenses, any failure to attract and retain qualified personnel, or significant changes in the operator’s senior management or equity ownership could adversely affect the income we receive from our SHOPs and have a material adverse effect on us.
The operator, which would be our TRS when we use a RIDEA lease structure, of a healthcare facility is generally required to be the holder of the applicable healthcare license. Any delay in obtaining the license, or failure to obtain one at all, could result in a delay or an inability to collect a significant portion of our revenue on the applicable property. Furthermore, this licensing requirement subjects us (through our ownership interest in our TRS) to various regulatory laws, including those described above. Most states regulate and inspect healthcare facility operations, patient care, construction and the safety of the physical environment. If one or more of our healthcare real estate facilities fails to comply with applicable laws, our TRS, if it holds the healthcare license and is the entity enrolled in government health care programs, would be subject to penalties including loss or suspension of license, certification or accreditation, exclusion from government healthcare programs (i.e., Medicare, Medicaid), administrative sanctions, civil monetary penalties, and in certain instances, criminal penalties. Additionally, when we receive individually identifiable health information relating to residents of our TRS-operated healthcare facilities, we are subject to federal and state data privacy and confidentiality laws and rules, and could be subject to liability in the event of an audit, complaint, or data breach. Furthermore, if our TRS holds the healthcare license, it could have exposure to professional liability claims arising out of an alleged breach of the applicable standard of care rules.
Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.
We have made investments in certain assets through joint ventures and may continue to enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we may not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.
Costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.
Our properties are and will be subject to the Americans with Disabilities Act of 1990 (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. There is no assurance that we will be able to acquire properties or allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions paid to our stockholders.
Net leases may not result in fair market lease rates over time.
Some of our rental income is generated by net leases, which generally provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to terminate the lease prior to its expiration under specified circumstances. Furthermore, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years.
We may be unable to renew leases or re-lease space as leases expire.
We may be unable to renew expiring leases on terms and conditions that are as, or more, favorable as the terms and conditions of the expiring leases. In addition, vacancies may occur at one or more of our properties due to a default by a tenant on its lease or expiration of a lease. Healthcare facilities in general and MOBs in particular tend to be specifically suited for the particular needs of their tenants and major renovations and expenditures may be required in order for us to re-lease vacant space. Vacancies may reduce the value of a property as a result of reduced cash flow generated by the property.

Our properties may be subject to impairment charges.
We periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a major tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.
Our real estate investments are relatively illiquid, and therefore we may not be able to dispose of properties when we desire to do so or on favorable terms.
Investments in real properties are relatively illiquid. We may not be able to quickly alter our portfolio or generate capital by selling properties. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. If we need or desire to sell a property or properties, we cannot predict whether we will be able to do so at a price or on the terms and conditions acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Further, we may be required to invest monies to correct defects or to make improvements before a property can be sold. We can make no assurance that we will have funds available to correct these defects or to make these improvements. Moreover, in acquiring a property or incurring debt securing a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These types of provisions restrict our ability to sell a property.
In addition, applicable provisions of the Code impose restrictions on the ability of a REIT to dispose of properties that are not applicable to other types of real estate companies. Thus, we may be unable to realize our investment objectives by selling or otherwise disposing of a property, or refinancing debt secured by the property, at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.
Risks Related to the Healthcare Industry
Our real estate investments are concentrated in healthcare-related facilities, and we may be negatively impacted by adverse trends in the healthcare industry.
We own and seek to acquire a diversified portfolio of healthcare-related assets including MOBs, SHOPs and other healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate and, in particular, healthcare-related assets. A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could particularly negatively affect our lessees’ ability to make lease payments to us and our ability to pay distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a concentration in healthcare-related assets.
Furthermore, the healthcare industry currently is experiencing rapid regulatory changes and uncertainty; changes in the demand for and methods of delivering healthcare services; changes in third party reimbursement policies; significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas; expansion of insurance providers into patient care; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by federal and state authorities. These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our revenues.
Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us to not be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.
Some of our properties and the properties we will seek to acquire are healthcare-related assets that may only be suitable for similar healthcare-related tenants. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses.
Our properties and tenants may be unable to compete successfully.
The properties we have acquired and will acquire may face competition from nearby hospitals and other medical facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our properties. Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Additionally, the introduction and explosion of new stakeholders competing with traditional providers in the healthcare market, including companies such as Amazon.com Inc., JPMorgan Chase & Co., Apple Inc., CVS Health Corporation, as well as telemedicine, telehealth and mhealth, are disrupting the healthcare industry. Our tenants’ failure to compete successfully with these other practices and providers could adversely affect their ability to make rental payments, which could adversely affect our rental revenues.
Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. The tenants in medical facilities we acquire generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, relationships with physicians and other referral sources, and the privacy and security of patient health information. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to pay distributions to our stockholders. In most states, skilled nursing facilities and hospitals are subject to various state CON laws requiring governmental approval prior to the development or expansion of healthcare facilities and services. The approval process in these states generally requires a facility to demonstrate the need for additional or expanded healthcare facilities or services. CONs, where applicable, can also be conditions to regulatory approval of changes in ownership or control of licensed facilities, addition of beds, investment in major capital equipment, introduction of new services, termination of services previously approved through the CON process and other control or operational changes. Many of our medical facilities and their tenants may require a license or CON to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant and may restrict an operator’s ability to expand properties and grow the operator’s business in certain circumstances, which could have an adverse effect on the operator’s or tenant’s revenues, and in turn, negatively impact their ability to make rental payments under, and otherwise comply with the terms of their leases with us. State CON laws are not uniform throughout the United States and are subject to change. Additionally, in CON states, regulators are increasingly concentrating their activities on outpatient facilities and long-term care as those are expanding sectors of the health care industry. We cannot predict the impact of state CON laws on our improvement of medical facilities or the operations of our tenants. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make current payments to us. In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations.
Furthermore, uncertainty surrounding the implementation of the Affordable Care Act may adversely affect our operators. As the primary vehicle for comprehensive healthcare reform in the United States, the Affordable Care Act was designed to reduce the number of individuals in the United States without health insurance and change the ways in which healthcare is organized, delivered and reimbursed. The Affordable Care Act has faced ongoing legal challenges, including litigation seeking to invalidate some or all of the law or the manner in which it has been interpreted. In December 2017, a tax reform bill passed by the House of Representatives and the Senate was signed into law by President Trump, which repeals the penalty on individuals for failing to maintain health insurance as required under the Affordable Care Act effective in 2019. Therefore, starting in 2019, individuals may cancel their health insurance because there will be no penalty for failing to maintain such insurance. Additionally, in December 2018, a federal judge in the Northern District of Texas ruled that because Congress repealed this penalty on individuals, the individual mandate under the Affordable Care Act is thereby unconstitutional, and therefore, because the remainder of the Affordable Care Act is inseverable from the individual mandate, the entire Affordable Care Act is also unconstitutional. This decision was not, however, an injunction that would halt the enforcement of the Affordable Care Act or a final judgment. Nevertheless, if an injunction or a final judgment is made which declares the Affordable Care Act unconstitutional, states may not have to comply with its requirements, which could impact health insurance coverage for individuals. The legal challenges and legislative initiatives to roll back the Affordable Care Act continue and the outcomes are uncertain. The regulatory uncertainty and the potential impact on our tenants and operators could have an adverse material effect on their ability to satisfy their contractual obligations. Further, we are unable to predict the scope of future federal, state and local regulations and legislation, including Medicare and Medicaid statutes and regulations or judicial decisions, or the intensity of enforcement efforts with respect to such regulations and legislation, and any changes in the regulatory or judicial framework may have a material adverse effect on our tenants, which, in turn, could have a material adverse effect on us.
The expansion in health insurance coverage under the Affordable Care Act is likely going to continue to erode in 2019 as cuts in advertising and outreach during the marketplace open-enrollment periods, shorter open enrollment periods, and other changes have left many Americans uncertain about their ability to access and be eligible for coverage. Additionally, the repeal of the individual mandate penalty included in the TCJA, recent actions to increase the availability of insurance policies that do not include Affordable Care Act minimum benefit standards, and support for Medicaid work requirements will likely impact the market. Accordingly, current and future payments under federal and state healthcare programs may not be sufficient to sustain a facility’s operations, which could adversely affect its ability to satisfy its contractual obligations, including making rental payments under, and otherwise complying with the terms of, the facility’s leases and other agreements with us.
The Affordable Care Act includes program integrity provisions that both create new authorities and expand existing authorities for federal and state governments to address fraud, waste and abuse in federal health programs. In addition, the Affordable Care Act expands reporting requirements and responsibilities related to facility ownership and management, patient safety and care quality. In the ordinary course of their businesses, our operators may be regularly subjected to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. If they do not comply with the additional reporting requirements and responsibilities, our operators’ ability to participate in federal health programs may be adversely affected. Moreover, there may be other aspects of the comprehensive healthcare reform legislation for which regulations have not yet been adopted, which, depending on how they are implemented, could materially and adversely affect our operators, and therefore our business, financial condition, results of operations and ability to pay distributions to our stockholders.
The Affordable Care Act also requires the reporting and return of overpayments. Healthcare providers that fail to report and return an overpayment could face potential liability under the FCA and the CMPL and exclusion from federal healthcare programs. Accordingly, if our operators fail to comply with the Affordable Care Act’s requirements, they may be subject to significant monetary penalties and excluded from participation in Medicare and Medicaid, which could materially and adversely affect their ability to pay rent and satisfy other financial obligations to us.
Reductions or changes in reimbursement from third-party payors, including Medicare and Medicaid, or delays in receiving these reimbursements, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs have intensified in recent years and will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. The Medicare and Medicaid programs have adopted a variety of initiatives which have been incorporated and expanded by private insurance carriers, including health maintenance organizations and other health plans, to extract greater discounts and impose more stringent cost controls upon healthcare provider operations. Examples include, but are not limited to, changes in reimbursement rates and methodologies, such as bundled payments, capitation payments and discounted fee structures. As a result, our tenants and operators may face significant limits on the scope of services reimbursed and on reimbursement rates and fees. All of these changes could impact our operators’ and tenants’ ability to pay rent or other obligations to us. In addition, operators in certain states have experienced delays; some of which are, have been, and may be late in receiving reimbursements, which have adversely affected their ability to make rent payments to us. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government-sponsored payment programs.
The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. Coverage expansions under the Affordable Care Act through the Medicaid expansion and health insurance exchanges may be scaled back or eliminated in the future because the Affordable Care Act has faced ongoing legal challenges and the future status of the Affordable Care Act is unknown. Moreover, President Trump’s administration has stated its intention to make changes to the Medicaid program and has permitted states to establish eligibility restrictions for Medicaid recipients, and there can be no assurance what these changes might entail. We cannot ensure that our tenants who currently depend on governmental or private payer reimbursement will be adequately reimbursed for the services they provide. The uncertain status of the Affordable Care Act and federal health care programs and the impact it may have on our tenants affects our ability to plan.
Any slowdown in the United States economy can negatively affect state budgets, thereby putting pressure on states to decrease spending on state programs including Medicaid. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in state Medicaid programs due to unemployment and declines in family incomes. Historically, some states have attempted to reduce Medicaid spending by limiting benefits and tightening Medicaid eligibility requirements. Most states have all, or a portion of their Medicaid population enrolled in an MCO (Managed Care Organization). Potential reductions to Medicaid program spending in response to state budgetary pressures could negatively impact the ability of our tenants to successfully operate their businesses.
Our tenants may continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. In addition, some of our tenants may be subject to value-based purchasing programs, which base reimbursement on the quality and efficiency of care provided by facilities and require the public reporting of quality data and preventable adverse events to receive full reimbursement. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. MACRA has also established a new payment framework, which modified certain Medicare payments to eligible clinicians, representing a fundamental change to physician reimbursement. These changes could have a material adverse effect on the financial condition of some or all of our tenants in our properties. The financial impact on our tenants could restrict their ability to make rent payments to us.
Required regulatory approvals can delay or prohibit transfers of our healthcare facilities.
Transfers of healthcare facilities to successor tenants or operators are typically subject to regulatory approvals or ratifications, including, but not limited to, change of ownership approvals, zoning approvals, and Medicare and Medicaid provider arrangements that are either not required, or enjoy reduced requirements, in connection with transfers of other types of commercial operations and other types of real estate. The replacement of any tenant or operator could be delayed by the regulatory approval process of any federal, state or local government agency necessary for the transfer of the facility or the replacement of the operator licensed to manage the facility. If we are unable to find a suitable replacement tenant or operator upon favorable terms, or at all, we may take possession of a facility, which could expose us to successor liability, require us to indemnify subsequent operators to whom we transfer the operating rights and licenses, or require us to spend substantial time and funds to preserve the value of the property and adapt the facility to other uses, all of which may materially adversely affect our business, results of operations and financial condition.
A reduction in Medicare payment rates for skilled nursing facilities may have an adverse effect on the Medicare reimbursements received by certain of our tenants.
Several government initiatives have resulted in reductions in funding of the Medicare and Medicaid programs and additional changes in reimbursement regulations by the Centers for Medicare & Medicaid Services (“CMS”), contributing to enhanced pressure to contain healthcare costs and additional operational requirements, which has impacted our tenants’ ability to make rent payments to us. The Medicare and Medicaid programs have adopted a variety of initiatives which have been incorporated and expanded by private insurance carriers, including health maintenance organizations and other health plans, to extract greater discounts and impose more stringent cost controls upon healthcare provider operations. As a result, our tenants and operators may face reductions in reimbursement rates and fees. Operators in certain states have experienced delays in receiving reimbursements, which has adversely affected their ability to make rent payments to us. Similar delays, or reductions in reimbursements, may continue to impose financial and operational challenges for our tenants and operators, which may affect their ability to make contractual payments to us.
On April 16, 2015, President Obama signed MACRA into law, which among other things, permanently repealed the Sustainable Growth Rate formula (“SGR”), and provided for an annual rate increase of 0.5% for physicians through 2019. MACRA established a new payment framework, called the Quality Payment Program, which modified certain Medicare payments to “eligible clinicians,” including physicians, dentists, and other practitioners. MACRA represents a fundamental change in physician reimbursement and threatens physician reimbursement under Medicare. A final rule updating certain Quality Payment Program regulations was published on effective on January 1, 2018. The implications of MACRA are uncertain and will depend on future regulatory activity and physician activity in the marketplace. MACRA may encourage physicians to move from smaller practices to larger physician groups or hospital employment, leading to further industry consolidation.
In addition, on July 31, 2018, CMS announced a final rule that projects increased aggregate Medicare payments to skilled nursing facilities by approximately $820 million for fiscal year 2019. If these rate increases and payments under Medicare to our tenants do not continue or increase, our tenants may have difficulty making rent payments to us.
Furthermore, under a program facilitated by the CMS known as the SNF Value-Based Purchasing Program, CMS began withholding 2% of SNF Medicare payments beginning October 1, 2018, to fund an incentive payment pool. CMS will then redistribute 50-70% of the withheld payments back to high performing SNFs. The lowest ranked 40% of facilities will receive payments that are less than what they otherwise would have received without the program. As a result, certain of our tenants could receive less in Medicare reimbursement payments, which could adversely affect their ability to make rent payments to us earn less.
There have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. We may own and acquire skilled nursing facility assets that rely on revenue from Medicaid or Medicare. Our tenants have and may experience limited increases or reductions in Medicare payments and aspects of certain of these government initiatives, such as further reductions in funding of the Medicare and Medicaid programs, additional changes in reimbursement regulations by CMS, enhanced pressure to contain healthcare costs by Medicare, Medicaid and other payors, and additional operational requirements may adversely affect their ability to make rental payments. For example, CMS is focused on reducing what it considers to be payment errors by identifying, reporting, and implementing actions to reduce payment error vulnerabilities. In November 2018, CMS announced its successes in reducing the 2018 Medicare improper payment rate and specifically called out successes of its actions to address improper payments in home health and skilled nursing facility claims.

In addition, CMS is currently in the midst of transitioning Medicare from a traditional fee for service reimbursement model to a capitated system, which means medical providers are given a set fee per patient regardless of treatment required, and value-based and bundled payment approaches, where the government pays a set amount for each beneficiary for a defined period of time, based on that person’s underlying medical needs, rather than based on the actual services provided. Providers and facilities are increasing responsible to care for and be financially responsible for certain populations of patients under the population health models and this shift in patient management paradigm is creating and will continue to create unprecedented challenges for providers.
Certain of our facilities may be subject to pre- and post-payment reviews and audits by governmental authorities, which could result in recoupments, denials or delay of payments and could adversely affect the profitability of our tenants.
Certain of our facilities may be subject to periodic pre- and post-payment reviews and audits by governmental authorities. If the review or audit shows a facility is not in compliance with federal and state requirements, previous payments to the facility may be recouped and future payments may be denied or delayed. Recoupments, denials or delay of payments could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
Events that adversely affect the ability of seniors and their families to afford daily resident fees at our SHOPs could cause our occupancy rates and resident fee revenues to decline.
Assisted and independent living services generally are not reimbursable under government reimbursement programs, such as Medicare and Medicaid. Substantially all of the resident fee revenues generated by our SHOPs, therefore, are derived from private pay sources consisting of the income or assets of residents or their family members. The rates for these residents are set by the facilities based on local market conditions and operating costs. In light of the significant expense associated with building new properties and staffing and other costs of providing services, typically only seniors with income or assets that meet or exceed the comparable region median can afford the daily resident and care fees at our SHOPs, and a weak economy, depressed housing market or changes in demographics could adversely affect their continued ability to do so. If the managers of our SHOPs are unable to attract and retain seniors that have sufficient income, assets or other resources to pay the fees associated with assisted and independent living services, the occupancy rates, resident fee revenues and results of operations of our SHOPs could decline.
Residents in our SHOPs may terminate leases.
State regulations generally require assisted living communities to have a written lease agreement with each resident that permits the resident to terminate his or her lease for any reason on reasonable notice, unlike typical apartment lease agreements that have initial terms of one year or longer. Due to these lease termination rights and the advanced age of the residents, the resident turnover rate in our SHOPs may be difficult to predict. A large number of resident lease agreements may terminate at or around the same time, and the affected units may remain unoccupied.
Some tenants of our healthcare-related assets are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs.
Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws. These laws include the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid; the Federal Physician Self-Referral Prohibition (commonly referred to as the “Stark Law”), which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship; the FCA, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and the CMPL, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
Each of these laws includes substantial criminal or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments or exclusion from the Medicare and Medicaid programs. In 2016, the scope of the Office of Inspector General’s authority to enforce the CMPL was increased. Certain laws, such as the FCA, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Individuals have tremendous potential financial gain in bringing whistleblower claims as the FCA statute provides that the individual will receive a portion of the money recouped. Additionally, violations of the FCA can result in treble damages. Significant enforcement activity has been the result of actions brought by these individuals. Additionally, certain states in which the facilities are located also have similar fraud and abuse laws. Federal and state adoption and enforcement of such laws increase the regulatory burden and costs, and potential liability, of healthcare providers. Investigation by a federal or state governmental body for violation of fraud and abuse laws, and these state laws have their own penalties which may be in additional to federal penalties.
Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s business, its reputation, and its ability to operate or to make rent payments. Increased funding for investigation and enforcement efforts, accompanied by an increased pressure to eliminate government waste, has led to a significant increase in the number of investigations and enforcement actions over the past several years, a trend which is not anticipated to decrease considerably.
Tenants of our healthcare-related assets may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.
As is typical in the healthcare industry, certain types of tenants of our healthcare-related assets may often become subject to claims that their services have resulted in patient injury or other adverse effects. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. Recently, there has been an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance may not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s business, operations and ability to pay rent to us.
We may experience adverse effects as a result of potential financial and operational challenges faced by the operators of any seniors housing facilities and skilled nursing facilities we own or acquire.
Operators of any seniors housing facilities and skilled nursing facilities may face operational challenges from potentially reduced revenue streams and increased demands on their existing financial resources. Our skilled nursing operators’ revenues likely are primarily derived from governmentally funded reimbursement programs, such as Medicare and Medicaid. Accordingly, our facility operators will be subject to the potential negative effects of decreased reimbursement rates or other changes in reimbursement policy or programs offered through such reimbursement programs. Our operators’ revenue may also be adversely affected as a result of falling occupancy rates or slow lease-ups for assisted and independent living facilities due to the recent turmoil in the capital debt and real estate markets. In addition, our facility operators may incur additional demands on their existing financial resources as a result of increases in seniors housing facility operator liability, insurance premiums and other operational expenses. The economic deterioration of an operator could cause such operator to file for bankruptcy protection. The bankruptcy or insolvency of an operator may adversely affect the income produced by the property or properties it operates. Our financial position could be weakened and our ability to pay distributions could be limited if any of our seniors housing facility operators were unable to meet their financial obligations to us.
Our operators’ performance and economic condition may be negatively affected if they fail to comply with various complex federal and state laws that govern a wide array of referrals, relationships and licensure requirements in the senior healthcare industry. The violation of any of these laws or regulations by a seniors housing facility operator may result in the imposition of fines or other penalties that could jeopardize that operator’s ability to make payment obligations to us or to continue operating its facility. In addition, legislative proposals are commonly being introduced or proposed in federal and state legislatures that could affect major changes in the seniors housing sector, either nationally or at the state level. It is impossible to say with any certainty whether this proposed legislation will be adopted or, if adopted, what effect such legislation would have on our facility operators and our seniors housing operations.
Risks Associated with Debt Financing and Investments
Our level of indebtedness may increase our business risks.
As of September 30, 2019, we had total outstanding gross indebtedness of  $1.1 billion. We may incur additional indebtedness in the future for various purposes. The amount of this indebtedness could have material adverse consequences for us, including:
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hindering our ability to adjust to changing market, industry or economic conditions;

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limiting our ability to access the capital markets to raise additional equity or debt on favorable terms or at all, whether to refinance maturing debt, to fund acquisitions, to fund distributions or for other corporate purposes;

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limiting the amount of free cash flow available for future operations, acquisitions, distributions, stock repurchases or other uses; and

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making us more vulnerable to economic or industry downturns, including interest rate increases.

In most instances, we acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties or for other corporate purposes. We may also borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.
There is no limit on the amount we may borrow against any single improved property. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could cause restrictive covenants to become applicable from time to time.
If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, especially if we acquire the property when it is being developed or under construction, we may use leverage to cover the shortfall. Using leverage increases the risk of loss because defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our stockholders’ investment in us. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In this event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for repaying the debt if it is not paid by the entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.
Our New Credit Facility and other financing arrangements have restrictive covenants relating to our operations and distributions.
Our New Credit Facility and other financing arrangements contain provisions that affect or restrict our distribution and operating policies, require us to satisfy financial coverage ratios, and may restrict our ability to, among other things, incur additional indebtedness, make certain investments, replace our Advisor, discontinue insurance coverage, merge with another company, and create, incur or assume liens. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives. See “— Risks Related to Series A Preferred Stock and this Offering — If we are not able to increase the amount of cash we have available to pay dividends, including through additional cash flows we expect to generate from completing acquisitions, our ability to comply with our credit facility may be adversely affected.”
The debt markets may be volatile.
Volatility or disruption in debt markets could result in lenders increasing the cost for debt financing or limiting the availability of debt financing. If the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns. If debt markets experience volatility or disruptions, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted.
If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.
In addition, the state of the debt markets could have an impact on the overall amount of capital available to invest in real estate which may result in price or value decreases of real estate assets. This could negatively impact the value of our assets after the time we acquire them.
Increases in mortgage rates may make it difficult for us to finance or refinance indebtedness secured by our properties.
We have incurred, and may continue to incur, mortgage debt. We run the risk of being unable to refinance our mortgage loans when they come due or we otherwise desire to do so on favorable terms, or at all. If interest rates are higher when the indebtedness is refinanced, we may not be able to refinance indebtedness secured by the properties and we may be required to obtain equity financing to repay the mortgage or the property as security for the loan may be subject to foreclosure.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders and we may be adversely affected by uncertainty surrounding LIBOR.
We have incurred, and may continue to incur, variable-rate debt. Increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to our stockholders. If we refinance long-term debt at increased interest rates it may reduce the cash we have available to pay distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.
Some or all of our variable-rate indebtedness may use the London Inter-Bank Offered Rate (“LIBOR”) or similar rates as a benchmark for establishing the applicable interest rate. LIBOR rates increased in 2018 and may continue to increase in future periods. If we need to repay existing debt during periods of rising interest rates, we may need to sell one or more of our investments in properties even though we would not otherwise choose to do so.
Moreover, in July 2017, the Financial Conduct Authority (the authority that regulates LIBOR) announced it intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. The Alternative Reference Rates Committee (“ARRC”) has proposed that the Secured Overnight Financing Rate (“SOFR”) is the rate that represents best practice as the alternative to USD-LIBOR for use in derivatives and other financial contracts that are currently indexed to USD-LIBOR. ARRC has proposed a paced market transition plan to SOFR from USD-LIBOR and organizations are currently working on industry wide and company specific transition plans as it relates to derivatives and cash markets exposed to USD-LIBOR. The consequence of these developments cannot be entirely predicted but could include an increase in the cost of our variable rate indebtedness.
Any hedging strategies we utilize may not be successful in mitigating our risks.
We have and may continue to enter into hedging transactions to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or own real estate assets. To the extent that we use derivative financial instruments in connection with these risks, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.
U.S. Federal Income Tax Risks
Our failure to remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our shares.
We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2013 and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification if the Board determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will qualify, or continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so as to qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also requires us to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, the recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.
If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at the corporate rate. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments to pay the applicable tax.
Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to our stockholders.
Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT and that do not meet a safe harbor available under the Code (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our OP or at the level of the other companies through which we indirectly own our assets, such as TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to our stockholders.
To continue to qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce our overall return.
To continue to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which is not the same as net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of  (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.
Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on an investment in our shares.
For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT and provided we do not meet a safe harbor available under the Code, we will be subject to a 100% penalty tax on the net income recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our OP, but generally excluding TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS would incur corporate rate income taxes with respect to any income or gain recognized by it), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or indirectly through any subsidiary, will be treated as a prohibited transaction, and (c) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our OP, but generally excluding TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.
Our TRSs are subject to corporate-level taxes and our dealings with our TRSs may be subject to a 100% excise tax.
A REIT may own up to 100% of the stock of one or more subsidiaries that are TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% for taxable years beginning prior to January 1, 2018) of the gross value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We may lease some of our seniors housing properties that are “qualified health care properties” to one or more TRSs which in turn contract with independent third-party management companies to operate such “qualified health care properties” on behalf of such TRSs. We may use TRSs generally for other activities as well, such as to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the Code imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.
If our OP failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of our OP as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our OP could make to us, which would reduce our cash available to pay distributions and the yield on our stockholders’ investment. This also would result in our failing to qualify as a REIT. In addition, if any of the partnerships or limited liability companies through which our OP owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, such partnership or limited liability company would be subject to taxation as a corporation, thereby reducing distributions to the OP. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.
If our “qualified health care properties” are not properly leased to a TRS or the managers of such “qualified health care properties” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.
In general, we cannot operate any of our seniors housing properties that are “qualified health care properties” and can only indirectly participate in the operation of  “qualified health care properties” on an after-tax basis through leases of such properties to health care facility operators or our TRSs. A “qualified health care property” includes any real property, and any personal property incident to such real property, which is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility that extends medical or nursing or ancillary services to patients and that is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Although rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs, a TRS that leases “qualified health care properties” from us will not be treated as a “related party tenant” with respect to our “qualified health care properties” that are managed by an independent management company, so long as the independent management company qualifies as an “eligible independent contractor.”
Each of the management companies that enters into a management contract with our TRSs must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRSs that lease “qualified health care properties” to be qualifying income for purposes of the REIT gross income tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a TRS to operate a “qualified health care property,” is actively engaged in the trade or business of operating “qualified health care properties” for any person not related, as defined in the Code, to us or the TRS. Among other requirements, to qualify as an independent contractor a manager must not own, directly or applying attribution provisions of the Code, more than 35% of our outstanding shares of stock (by value), and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interest in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex. There can be no assurance that the levels of ownership of our stock by our managers and their owners will not be exceeded.
If our leases to our TRSs are not respected as true leases for U.S. federal income tax purposes, we likely would fail to qualify as a REIT.
To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” Rents paid to our OP by our TRSs pursuant to the lease of our “qualified healthcare properties” will constitute a substantial portion of our gross income. In order for such rent to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we may fail to qualify as a REIT.
We may choose to make distributions in our own stock, in which case stockholders may be required to pay U.S. federal income taxes in excess of the cash portion of distributions stockholders receive.
In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. To satisfy this requirement, we may make distributions that are payable in cash or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received.
Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, there is no established trading market for our shares, thus stockholders may not be able to sell shares of our common stock to pay taxes owed on dividend income.
The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce our stockholders anticipated return from an investment in us.
Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. For tax years beginning after December 31, 2017, noncorporate stockholders are entitled to a 20% deduction with respect to these ordinary REIT dividends which would, if allowed in full, result in a maximum effective federal income tax rate on them of 29.6% (or 33.4% including the 3.8% surtax on net investment income). The 20% deduction is scheduled to sunset after December 31, 2025. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that the extent the distributions are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income, taxable at capital gains rates, generally to the extent they are attributable to dividends we receive from our TRSs, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the tax basis of a stockholder’s investment in our shares. Distributions that exceed our current and accumulated earnings and profits and a stockholder’s tax basis in our shares generally will be taxable as capital gain.
Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.
Stockholders who participate in the DRIP will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders are treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.
Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.
The maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock and Series A Preferred Stock.
Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, or in certain cases to hedge previously acquired hedges entered into to manage risks associated with property that has been disposed of or liabilities that have been extinguished, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.
Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.
To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than securities that qualify for the 75% asset test and securities of qualified REIT subsidiaries and TRSs) generally cannot exceed 10% of the outstanding voting securities of any one issuer, 10% of the total value of the outstanding securities of any one issuer, or 5% of the value of our assets as to any one issuer. In addition, no more than 20% of the value of our total assets may consist of stock or securities of one or more TRSs and no more than 25% of our assets may be represented by publicly offered REIT debt instruments that do not otherwise qualify under the 75% asset test. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments to maintain our qualification as a REIT.
The ability of the Board to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.
Our charter provides that the Board may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would become subject to corporate-level U.S. federal income tax on our taxable income (as well as applicable state and local corporate tax) and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on the return earned on an investment in our shares.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their tax advisors with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.
Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides the Board with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. The Board has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of us and our stockholders.
The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of stock and restrict our business combination opportunities.
To qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by the Board, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. The Board may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if the Board determines that it is no longer in our best interest to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to so qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.
Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.
Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), capital gain distributions attributable to sales or exchanges of  “U.S. real property interests” (“USRPIs”) generally will be taxed to a non-U.S. stockholder (other than a qualified pension plan, entities wholly owned by a qualified pension plan and certain foreign publicly traded entities) as if such gain were effectively connected with a U.S. trade or business.
Gain recognized by a non-U.S. stockholder upon the sale or exchange of our shares generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. Our shares will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. There is no assurance that we will be a domestically-controlled qualified investment entity.
Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.
If  (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our shares, or (c) a holder of shares is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, shares by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
As of September 30, 2019, there were 92,430,992 shares of common stock outstanding and no other shares of capital stock outstanding. The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of September 30, 2019 and after giving effect to this offering, in each case including shares of capital stock which may be acquired by such persons within 60 days, by:
•
each person known by us to be the beneficial owner of more than 5% of outstanding shares of each class of our capital stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

	Number of Shares Beneficially Owned
Beneficial Owner(1)	Common Stock	Series A Preferred Stock	Percent of Common Stock
Edward M. Weil, Jr.(2)	—	—	—
Katie P. Kurtz	—	—	—
Leslie D. Michelson(3)	303,653	—	*
Lee M. Elman(4)	26,347	—	*
B.J. Penn(5)	15,000	—	*
Edward G. Rendell(6)	27,680	—	*
Elizabeth K. Tuppeny(7)	30,427	—	*
All directors and executive officers as a group (seven persons)	403,107	—	*

*
Less than 1%

(1)
The business address of each individual or entity listed in the table is 405 Park Avenue, 3rd Floor, New York, New York 10022. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
Mr. Weil, one of our directors, is also the chief executive officer of AR Global. While Mr. Weil has a non-controlling interest in the parent of AR Global, Mr. Weil does not have direct or indirect voting or investment power over any shares that AR Global may own and Mr. Weil disclaims beneficial ownership of such shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 8,888 shares of our Common Stock or the 359,340 shares of Common Stock that may be issuable if performance and other conditions are met, in exchange for partnership units of our operating partnership, Healthcare Trust Operating Partnership, L.P. (the “OP”), designated as “Class B Units” (“Class B Units”) that are directly or indirectly beneficially owned by AR Global.

(3)
Includes (i) 215,358 unvested restricted shares issued to Mr. Michelson which vest annually over a five-year period in equal installments, including (a) 533 shares granted on December 1, 2015, and (b) 539 shares granted on July 28, 2016, and (ii) 214,286 unvested restricted shares issued to Mr. Michelson on September 8, 2017, which vest annually over a seven-year period in equal installments.

(4)
Includes 15,808 unvested restricted shares issued to Mr. Elman which vest annually over a five-year period in equal installments, including (i) 808 granted on December 21, 2016, and (ii) 15,000 granted on September 8, 2017.

(5)
Includes 15,000 unvested restricted shares issued to Mr. Penn which vest annually over a three-year period in equal installments, all of which was granted on August 1, 2019.

(6)
Includes 16,072 unvested restricted shares issued to Gov. Rendell which vest annually over a five-year period in equal installments, including (i) 533 granted on December 1, 2015, (ii) 539 granted on July 28, 2016, and (iii) 15,000 granted on September 8, 2017.

(7)
Includes 15,806 unvested restricted shares issued to Ms. Tuppeny which vest annually over a five-year period in equal installments, including (i) 267 granted on July 13, 2015, (ii) 539 granted on July 28, 2016, and (iii) 15,000 granted on September 8, 2017.

USE OF PROCEEDS
We estimate that the net proceeds from this offering assuming a public offering price of  $25.00 per share and after deducting the underwriting discount but not other estimated offering expenses payable by us including the structuring fee, will be approximately $33.9 million (approximately $39.0 million if the underwriters exercise their option to purchase additional shares of Series A Preferred Stock in full). We intend to contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, intend to use the net proceeds from this contribution for general corporate purposes, which may include purchases of additional properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those expressed or implied in forward-looking statements for many reasons, including the risks described in “Risk Factors” and elsewhere in this prospectus. You should read the following discussion together with the “Information Concerning Forward-Looking Statements” and the consolidated financial statements and related notes included elsewhere in this prospectus.
Certain capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is incorporated by reference into this prospectus.
Overview
We invest in healthcare real estate, focusing on seniors housing and medical office buildings (“MOB”), located in the United States. As of September 30, 2019, we owned 193 properties located in 31 states and comprised of 9.1 million rentable square feet.
We were incorporated on October 15, 2012 as a Maryland corporation that elected to be taxed as a REIT beginning with our taxable year ended December 31, 2013. Substantially all of our business is conducted through our OP.
On April 1, 2019, our board of directors (the “Board”) approved a new estimate of per share net asset value (“Estimated Per-Share NAV”) equal to $17.50 as of December 31, 2018. Our previous Estimated Per-Share NAV was equal to $20.25 as of December 31, 2017. We intend to publish Estimated Per-Share NAV periodically at the discretion of the Board, provided that such estimates will be made at least once annually.
We have no employees. The Advisor has been retained by us to manage our affairs on a day-to-day basis. We have retained Healthcare Trust Properties, LLC (the “Property Manager”) to serve as our property manager. The Advisor and Property Manager are under common control with AR Global, and these related parties receive compensation, fees and expense reimbursements for services related to managing our business and investments. Healthcare Trust Special Limited Partnership, LLC (the “Special Limited Partner”), which is also under common control with AR Global, also has an interest in us through ownership of interests in our OP.
Significant Accounting Estimates and Critical Accounting Policies
For a discussion about our significant accounting estimates and critical accounting policies, see the “Significant Accounting Estimates and Critical Accounting Policies” section of our 2018 Annual Report on Form 10-K, which is incorporated by reference into this prospectus. Except for those required by new accounting pronouncements discussed below, there have been no material changes from these significant accounting estimates and critical accounting policies.
Recently Issued Accounting Pronouncements
Please see “Note 2 — Summary of Significant Accounting Policies — Recently Issued Accounting Pronouncements” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-7 for further discussion.

Properties
The following table presents certain additional information about the properties we owned as of September 30, 2019:
Portfolio	Number of Properties	Rentable Square Feet	Percentage Leased	Weighted Average Remaining Lease Term in Years(1)	Gross Asset Value(2)
					(In thousands)
Medical Office Buildings	113	3,843,698	91.1%	5.0	$1,056,420
Triple-Net Leased Healthcare Facilities:
Seniors Housing – Triple-Net Leased	4	102,753	100.0%	11.3	55,000
Hospitals	6	514,962	90.7%	7.4	133,575
Post-Acute / Skilled Nursing(3)	8	354,016	100.0%	8.1	86,566
Total Triple-Net Leased Healthcare Facilities	18	971,731	95.1%	8.0	275,141
Seniors Housing – Operating Properties(3)	59	4,314,517	85.1%(5)	N/A	1,166,749
Land	2	N/A	N/A	N/A	3,665
Construction in Progress(4)	1	N/A	N/A	N/A	95,960
Total Portfolio	193	9,129,946			$2,597,935

(1)
Weighted-average remaining lease term in years is calculated based on square feet as of September 30, 2019.

(2)
Gross Asset Value represents the total real estate investments, at cost, assets held for sale at carrying value, net of gross market lease intangible liabilities.

(3)
One property was transitioned from Post-Acute / Skilled Nursing within our triple-net leased healthcare facilities segment to our SHOP segment during the period from January 1, 2019 through September 30, 2019 (the “Transition Property”). The Transition Property is presented within the Seniors Housing — Operating Properties segment as of September 30, 2019. See “— Results of Operations” below for more information on this property.

(4)
Relates to a development property in Jupiter, Florida (see “Note 16 — Commitments and Contingencies” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-44).

(5)
Weighted by unit count as of September 30, 2019.

N/A
Not applicable.

Investment Strategy, Objectives and Policies
The Board determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. The Board may amend or revise these and other policies without a vote of the stockholders except to the extent that the policies are set forth in our charter. Our policies do not limit the amount or percentage of assets which may be invested in any specific type of investment or property. For a discussion regarding our business strategy, including our investment and financing strategies, reference is made to the discussion in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section included in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus.
We do not currently intend to underwrite the securities of other issuers or offer equity or debt securities in exchange for property. Our board of directors may change any of the foregoing policies without prior notice to you or a vote of our stockholders.

Results of Operations
As of September 30, 2019, we operated in three reportable business segments for management and internal financial reporting purposes: MOBs, triple-net leased healthcare facilities, and SHOPs. In our MOB operating segment, we own, manage and lease, through the Property Manager or third party property managers, single and multi-tenant MOBs where tenants are required to pay their pro rata share of property operating expenses, which may be subject to expense exclusions and floors, in addition to base rent. In our triple-net leased healthcare facilities operating segment, we own, manage and lease seniors housing communities, hospitals, post-acute care and skilled nursing facilities throughout the United States under long-term triple-net leases, and tenants are generally directly responsible for all operating costs of the respective properties. In our SHOP segment, we invest in seniors housing communities under a structure permitted by the REIT rules. Under the REIT rules, a REIT may lease “qualified health care” properties on an arm’s length basis to a taxable REIT subsidiary (“TRS”) if the property is operated on behalf of such subsidiary by an eligible independent contractor. As of September 30, 2019, we had 12 eligible independent contractors operating 59 SHOPs (not including two land parcels). All of our properties across all three business segments are located throughout the United States.
Same Store Properties
Information based on Same Store, Acquisitions and Dispositions (as each are defined below) allows us to evaluate the performance of our portfolio based on a consistent population of properties owned for the entire period of time covered. As of September 30, 2019, we owned 193 properties. There were 172 properties (our “Same Store” properties) owned for the entire year ended December 31, 2018 and nine months ended September 30, 2019, including two vacant land parcels and one property under development. During the period from January 1, 2018 to September 30, 2019, we acquired 23 properties (our “Acquisitions”) and disposed of 15 properties (our “Dispositions”). As described in more detail under “— Comparison of the Nine Months Ended September 30, 2019 and 2018 — Transition Properties” below, our Same Store properties includes the one Transition Property that was transitioned from our triple-net leased healthcare facilities segment to our SHOP segment during the period from January 1, 2019 through September 30, 2019. We adjusted our Same Store for those segments to include the Transition Property as part of our Same Store in our SHOP segment and excluded it entirely from the Same Store in our triple-net leased healthcare facilities segment (each segment as so adjusted, the “Segment Same Store”). See “— The NuVista Tenant” below for further information about the Transition Property and the transition.
The following table presents a roll-forward of our properties owned from January 1, 2018 to September 30, 2019:
Number of Properties
Number of properties, January 1, 2018	185
Acquisition activity during the year ended December 31, 2018	14
Disposition activity during the year ended December 31, 2018	(8)
Number of properties, December 31, 2018	191
Acquisition activity during the nine months ended September 30, 2019	9
Disposition activity during the nine months ended September 30, 2019	(7)
Number of properties, September 30, 2019	193
Number of Same Store Properties(1)	172

(1)
Includes the acquisition of a land parcel adjacent to an existing property which is not considered an Acquisition.

Comparison of the Three Months Ended September 30, 2019 and 2018
Net loss attributable to stockholders was $28.8 million and $29.6 million for the three months ended September 30, 2019 and 2018, respectively. The following table shows our results of operations for the three months ended September 30, 2019 and 2018 and the period to period change by line item of the consolidated statements of operations:

	Three Months Ended September 30,		Increase (Decrease)
(Dollars in thousands)	2019	2018	$
Revenue from tenants	$95,440	$90,191	$5,249
Operating expenses:
Property operating and maintenance	60,655	59,298	1,357
Impairment charges	22,615	17,837	4,778
Operating fees to related parties	5,941	5,743	198
Acquisition and transaction related	112	40	72
General and administrative	4,782	4,441	341
Depreciation and amortization	20,140	20,466	(326)
Total expenses	114,245	107,825	6,420
Operating loss before gain on sale of real estate investments	(18,805)	(17,634)	(1,171)
Gain on sale of real estate investment	2,715	—	2,715
Operating income	(16,090)	(17,634)	1,544
Other income (expense):
Interest expense	(12,990)	(12,597)	(393)
Interest and other income	11	16	(5)
(Loss) gain on non-designated derivatives	(2)	18	(20)
Total other expenses	(12,981)	(12,563)	(418)
Loss before income taxes	(29,071)	(30,197)	1,126
Income tax benefit	271	550	(279)
Net loss	(28,800)	(29,647)	847
Net loss attributable to non-controlling interests	11	40	(29)
Net loss attributable to stockholders	$(28,789)	$(29,607)	$818
Transition Property
As described in more detail below, our Same Store includes one Transition Property, our property in Wellington, Florida, which transitioned from our triple-net leased healthcare facilities segment to our SHOP segment during the period from April 1, 2019 through June 30, 2019. During the three months ended September 30, 2019, as shown in more detail in the table below, the Transition Property contributed $0.2 million of NOI, an increase of  $0.3 million from the $48,000 NOI for the three months ended September 30, 2018. The results of operations of this property is included in Segment Same Store with respect to the SHOP segment. The bad debt expense relating to this property is included in property operating and maintenance expense on the consolidated statement of operations.
For purposes of the discussion and analysis of the segment results of operations during the three months ended September 30, 2019 as compared to the three months ended September 30, 2018, the results of operations for the Transition Property is included as part of our SHOP segment and excluded entirely from our triple-net leased healthcare facilities segment.
The following table presents by segment Same Store properties’ NOI before and after adjusting for the Transition Property as described above, to arrive at “Segment Same Store” results. Our MOB segment was not affected by the Transition Property.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018			Increase (Decrease)
(Dollar amounts in thousands)	Same Store Properties	Transition Property	Segment Same Store	Same Store Properties	Transition Properties	Segment Same Store	Same Store Properties	Transition Properties	Segment Same Store
NNN Segment
Revenue from tenants	$7,981	$(5,171)	$2,810	$5,127	$(1,239)	$3,888	$2,854	$(3,932)	$(1,078)
Less: Property operating and maintenance	5,386	(4,941)	445	5,267	(1,287)	3,980	119	(3,654)	(3,535)
NOI	$2,595	$(230)	$2,365	$(140)	$48	$(92)	$2,735	$(278)	$2,457
SHOP Segment
Total revenues	$60,198	$5,171	$65,369	$59,410	$1,239	$60,649	$788	$3,932	$4,720
Less: Property operating and maintenance	45,852	4,941	50,793	44,754	1,287	46,041	1,098	3,654	4,752
NOI	$14,346	$230	$14,576	$14,656	$(48)	$14,608	$(310)	$278	$(32)

Net Operating Income
Net operating income (“NOI”) is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate portfolio. NOI is equal to revenue from tenants less property operating and maintenance. NOI excludes all other financial statement amounts included in net income (loss) attributable to stockholders. We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unlevered basis. See “— Non-GAAP Financial Measures” below for additional disclosure and a reconciliation to our net income (loss) attributable to stockholders.
As discussed in “Note 2 — Summary of Significant Accounting Policies” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-7, we adopted ASU No. 2016-02, Leases on January 1, 2019. The following is a summary of the impacts of the new accounting guidance, as lessor, on the presentation of the NOI tables below:
•
Since we elected the practical expedient noted above to not separate non-lease component revenue from the associated lease component, we have aggregated revenue from our lease components and non-lease components (tenant operating expense reimbursements) into one line named “Revenue from tenants.” The prior period has been conformed to this new presentation.

•
Changes in our assessment of receivables that result in bad debt expense is now required to be recorded as an adjustment to revenue from tenants, rather than a charge to bad debt expense which was recorded within property operating and maintenance. We began this new classification the first quarter of 2019 and reclassification of prior period amounts is not permitted.

Segment Results — Medical Office Buildings
The following table presents the components of NOI and the period to period change within our MOB segment for the three months ended September 30, 2019 and 2018:
	Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total(4)
	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)
(Dollars in thousands)	2019	2018		$2019	2018		$2019	2018		$2019	2018	$
Revenue from tenants	$22,194	$21,670	$524	$3,374	$944	$2,430	$104	$1,572	$(1,468)	$25,672	$24,186	$1,486
Less: Property operating and maintenance	7,581	6,130	1,451	1,129	303	826	23	549	(526)	8,733	6,982	1,751
NOI	$14,613	$15,540	$(927)	$2,245	$641	$1,604	$81	$1,023	$(942)	$16,939	$17,204	$(265)

(1)
Our MOB segment included 93 Same Store properties.

(2)
Our MOB segment included 20 Acquisition properties.

(3)
Our MOB segment included six Disposition properties.

(4)
Our MOB segment included 113 properties.

Revenue from tenants is primarily related to contractual rent received from tenants in our MOBs. It also includes operating expense reimbursements which increase in proportion with the increase in property operating and maintenance expenses in our MOB segment. Pursuant to many of our lease agreements in our MOBs, tenants are required to pay their pro rata share of property operating and maintenance expenses, which may be subject to expense exclusions and floors, in addition to base rent.
Property operating and maintenance relates to the costs associated with our properties, including real estate taxes, utilities, repairs, maintenance, and unaffiliated third party property management fees.
During the three months ended September 30, 2019, the MOB segment contributed a $0.3 million decrease in NOI as compared to the three months ended September 30, 2018. Of our 23 Acquisitions during the period from January 1, 2018 through September 30, 2019, 20 were MOBs which contributed a $1.6 million increase in NOI, which was offset by six MOB Disposition properties which contributed a $0.9 million decrease in NOI, and our Same Store properties which contributed a $0.9 million decrease in NOI.
Segment Results — Triple-Net Leased Healthcare Facilities
The following table presents the components of NOI and the period to period change within our triple-net leased healthcare facilities segment for the three months ended September 30, 2019 and 2018:
	Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total(4)
	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)
(Dollars in thousands)	2019	2018		$2019	2018		$2019	2018		$2019	2018	$
Revenue from tenants	$2,810	$3,888	$(1,078)	$973	$—	$973	$—	$948	$(948)	$3,783	$4,836	$(1,053)
Less: Property operating and maintenance	445	3,980	(3,535)	161	—	161	2	1,860	(1,858)	608	5,840	(5,232)
NOI	$2,365	$(92)	$2,457	$812	$—	$812	$(2)	$(912)	$910	$3,175	$(1,004)	$4,179

(1)
Our triple-net leased healthcare facilities segment included 17 Same Store properties.

(2)
Our triple-net leased healthcare facilities segment included two Acquisition properties.

(3)
Our triple-net leased healthcare facilities segment included eight Disposition properties.

(4)
Our triple-net leased healthcare facilities segment included 19 properties.

Revenue from tenants for our triple-net leased healthcare facilities generally consist of fixed rental amounts (which may be subject to annual contractual escalations) received from our tenants in accordance with the applicable lease terms. These revenues are contractual rent received from tenants that does not vary based on the underlying operating performance of the properties. In addition, revenue from tenants also includes operating expense reimbursements in our triple-net leased healthcare facilities segment, which generally include reimbursement for property operating expenses that we pay on behalf of tenants in this segment. However, pursuant to many of our lease agreements in this segment, tenants are generally directly responsible for all operating costs of the respective properties in addition to base rent. Property operating and maintenance expense should typically include minimal activity in our triple-net leased healthcare facilities segment except for real estate taxes and insurance. Real estate taxes are typically paid directly by the tenants; however, they may be paid by us and reimbursed by the tenants.
During the three months ended September 30, 2019, our triple-net leased healthcare facilities’ NOI increased $4.2 million as compared to the three months ended September 30, 2018, resulting from increases of  $2.5 million from Same Store, $0.8 million from Acquisitions, and $0.9 million from Dispositions.
During the three months ended September 30, 2019, revenue from tenants in our triple-net leased healthcare facilities segment decreased $1.1 million compared to the three months ended September 30, 2018, primarily driven by a $1.1 million decrease in the Same Store properties, due to bad debt expense within Same Store properties, primarily from the bad debt expense incurred with respect to properties leased to LaSalle Tenant and the NuVista Tenant which is now presented within revenue from tenants (see “Note 2 — Summary of Significant Accounting Policies” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-7 for further discussion on our adoption of ASU No. 2016-02, Leases on January 1, 2019).
Property operating and maintenance expenses of  $0.6 million during the three months ended September 30, 2019 primarily relates to property taxes and operating expenses related to four of our properties in Texas (collectively, the “LaSalle Tenant”) and the NuVista Tenant. Property operating and maintenance expense during the three months ended September 30, 2018 primarily related to real estate taxes that were not reimbursed and bad debt expense related to the LaSalle and NuVista tenant, which is described below in more detail.
The LaSalle Tenant
We are currently exploring options to replace the LaSalle Tenant. In January 2018, we agreed to forbear from exercising legal remedies, including staying a lawsuit against the LaSalle Tenant, as long as the LaSalle Tenant pays the amounts due for rent and property taxes on an updated payment schedule pursuant to a forbearance agreement. The LaSalle Tenant is currently in default of the forbearance agreement and owes us $8.2 million of rent, property taxes, late fees, and interest receivable thereunder.
We have the entire receivable balance, including any monetary damages, and related income from the LaSalle Tenant fully reserved as of September 30, 2019. We incurred $1.2 million of bad debt expense, including straight-line rent write-offs, related to the LaSalle Tenant during the three months ended September 30, 2019 which is included in revenue from tenants in the consolidated statement of operations.
On February 15, 2019, we filed an amended petition in Texas state court seeking the appointment of a receiver to manage the operations at the four properties and for recovery of damages for the various breaches by the LaSalle Tenant. In April 2019, we and the LaSalle Tenant participated in a mediation of the claims. Subsequent to the mediation, The LaSalle Group Inc., a guarantor of certain of the LaSalle Tenant’s lease obligations (the “LaSalle Guarantor”), filed for voluntarily relief under chapter 11 of the United States Bankruptcy Code. We severed our claims against the LaSalle Guarantor from the action against the LaSalle Tenant. On August 27, 2019, the court awarded us monetary damages on our claims against the LaSalle Tenant in an amount equal to $7.7 million plus interest. We continue to have the receivables relating to the LaSalle Tenant fully reserved as of September 30, 2019.
On October 30, 2019, the court entered into an order appointing a receiver of the LaSalle Tenants. We and the receiver are currently evaluating the management structure and operational strategy of these properties. This receiver is empowered to replace the LaSalle Tenant with a new tenant and operator at the properties, but there can be no assurance that we will be able to replace the LaSalle Tenant on a timely basis, or at all.
The NuVista Tenant
We had tenants at two of our properties in Florida (collectively, the “NuVista Tenant”) that were in default under its leases beginning from July 2017 and collectively owe us $10.1 million of rent, property taxes, late fees, and interest receivable with respect to these properties as of September 30, 2019. There can be no guarantee on the collectability of these receivables, as such, we have the entire receivable balance and related income from the NuVista Tenant fully reserved as of September 30, 2019. We did not incur bad debt expense related to the NuVista Tenant during the three months ended September 30, 2019 and incurred $1.6 million of bad debt expense related to the NuVista Tenant, including straight-line rent write-offs, related to the NuVista Tenant during the three months ended September 30, 2018 which is included property operating and maintenance expense during the three months ended September 30, 2018 in the consolidated statement of operations.
The NuVista Tenant are related to Palm Health Partners, LLC (“Palm”), the developer of our development property in Jupiter, Florida which is also currently in default to us (see “Note 16 — Commitments and Contingencies” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-44 more information on the status of the relationship with Palm).
At one of the properties which was occupied by the NuVista Tenant, located in Wellington, Florida, we and the tenant entered into an agreement (the “OTA”) pursuant to which we and the tenant agreed to cooperate in transitioning operations at the property to a third party operator selected by us. On February 19, 2019, in response to litigation commenced by us against the NuVista Tenant to enforce the OTA, the United States District Court for the Southern District of Florida entered into an agreed order (the “Order”) pursuant to which it found that the NuVista Tenant was in default under the lease for the property and that the OTA was valid, binding and in full force and effect, as modified by the order. Subsequent to the entry into the Order, we, our designated manager and NuVista Tenant have worked to transition operations at the property to our designated manager. Our designated manager received its license to operate the facility on April 1, 2019 and is in operational control of the property. On May 20, 2019, the court entered into a final order terminating the existing lease with the NuVista Tenant. Following entry into the order, we signed a lease with a TRS and engaged its designated manager, to operate the property. This structure is permitted by the REIT rules, under which a REIT may lease “qualified health care” properties on an arm’s length basis to a TRS if the property is operated on behalf of such subsidiary by an eligible independent contractor. During the nine months ended September 30, 2019 we received $1.6 million under the OTA for periods prior to the lease termination, which amounts had previously been fully reserved. This payment under the OTA is included in revenue from tenants in the consolidated statement of operations and comprehensive loss.
The properties in Lutz, Florida and Wellington, Florida transitioned to the SHOP operating segment as of January 1, 2018 and April 1, 2019, respectively. In connection with these transitions, we replaced the NuVista Tenant as a tenant with TRS’s, and has engaged a third party to operate the properties.
The NuVista Tenant is related to Palm, the developer of our development property in Jupiter, Florida which is also currently in default to us. See “Liquidity and Capital Resources — Palm and the NuVista Tenant” for further details.
Segment Results — Seniors Housing — Operating Properties
The following table presents the components of NOI and the period to period change within our SHOP segment for the three months ended September 30, 2019 and 2018:
	Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total(1)
	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)	Three Months Ended September 30,		Increase (Decrease)
(Dollars in thousands)	2019	2018		$2019	2018		$2019	2018		$2019	2018	$
Revenue from tenants	$65,368	$60,649	$4,719	$465	$—	$465	$152	$520	$(368)	$65,985	$61,169	$4,816
Less: Property operating and maintenance	50,792	46,041	4,751	376	—	376	146	435	(289)	51,314	46,476	4,838
NOI	$14,576	$14,608	$(32)	$89	$—	$89	$6	$85	$(79)	$14,671	$14,693	$(22)

(1)
Our SHOP segment included 60 Same Store properties, including two land parcels.

(2)
Our SHOP segment included one Acquisition property.

(3)
Our SHOP segment included one Disposition property.

(4)
Our SHOP segment included 61 properties, including two land parcels.

Revenues from tenants within our SHOP segment are generated in connection with rent and services offered to residents in our SHOPs depending on the level of care required, as well as fees associated with other ancillary services. Property operating and maintenance expenses relates to the costs associated with staffing to provide care for the residents in our SHOPs, as well as food, marketing, real estate taxes, management fees paid to our third party operators, and costs associated with maintaining the physical site.
During the three months ended September 30, 2019, revenues from tenants increased by $4.8 million in our SHOP segment as compared to the three months ended September 30, 2018 which was primarily driven by our Transition Property. During the three months ended September 30, 2019, property operating and maintenance expenses increased $4.8 million in our SHOP segment as compared to the three months ended September 30, 2018, primarily due to our Transition Property.
Other Results of Operations
Impairment Charges
We recorded $22.6 million and approximately $17.8 million of impairment charges for the three months ended September 30, 2019 and 2018, respectively. See “Note 3 — Real Estate Investments” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-13 for additional information on the impairment charges for the three months ended September 30, 2019. The impairment charges for the three months ended September 30, 2018 primarily related to assets held for sale during that period in 2018 that had carrying values in excess of the net sales price of the assets.
Operating Fees to Related Parties
Operating fees to related parties were $5.9 million for the three months ended September 30, 2019 and $5.7 million for 2018. Our Advisor and Property Manager are paid for asset management and property management services for managing our properties on a day-to-day basis. We pay a base management fee equal to $1.6 million per month, while the variable portion of the base management fee is equal, per month, to one twelfth per month of 1.25% of the cumulative net proceeds of any equity raised subsequent to February 17, 2017. Asset management fees remained unchanged at $4.9 million for the three months ended September 30, 2019 and 2018.
Property management fees were $1.1 million for the three months ended September 30, 2019 and $1.0 million for the three months ended September 30, 2018. Property management fees increase or decrease in direct correlation with gross revenues of the properties managed.
See “Note 9 — Related Party Transactions and Arrangements” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-31 which provides detail on our fees and expense reimbursements.
Acquisition and Transaction Related Expenses
Acquisition and transaction related expenses were $0.1 million for the three months ended September 30, 2019, compared to approximately $40,000 for the three months ended September 30, 2018. The expenses in both periods relate to indirect costs related to acquisitions.
General and Administrative Expenses
General and administrative expenses increased $0.4 million to $4.8 million for the three months ended September 30, 2019 compared to $4.4 million for the three months ended September 30, 2018, which includes $2.4 million and $2.2 million, respectively, incurred in expense reimbursements and distributions on partnership units of the OP designated as “Class B Units” (“Class B Units”) to related parties.

Depreciation and Amortization Expenses
Depreciation and amortization expense decreased $0.4 million to $20.1 million for the three months ended September 30, 2019 from $20.5 million for the three months ended September 30, 2018. The decrease was due to a decrease in Same Store depreciation and amortization of  $1.2 million primarily due to several intangible assets becoming fully amortized and a decrease due to dispositions of  $0.3 million, partially offset by an increase due to our acquisitions of approximately $1.1 million.
Gain on Sale of Real Estate Investments
During the three months ended September 30, 2019, we sold one MOB property, the last property to be sold out of a portfolio of six MOB properties located within the State of New York (the “New York Six MOBs”) which resulted in a gain on sale. This property sold for a contract price of  $13.6 million, representing a portion of the $58.8 million contract price for the New York Six MOBs. Also, in August 2019, we sold one of our SHOP properties for a contract price of  $3.5 million. As a result of these sales,we recorded an aggregate gain on sale of real estate investments of  $2.7 million for the three months ended September 30, 2019. We had no gains on the sale of real estate investments during the three months ended September 30, 2018.
Interest Expense
Interest expense increased $0.4 million to $13.0 million for the three months ended September 30, 2019 from $12.6 million for the three months ended September 30, 2018. The increase in interest expense resulted from higher overall outstanding debt including new borrowings under our master credit facilities related to Fannie Mae’s Multifamily MBS program (the “Fannie Mae Master Credit Facilities”) and the $118.7 million loan from KeyBank National Association (the “Multi-Property CMBS Loan”) in April 2018. This increase in outstanding debt was partially offset by paydowns of our multi-property mortgage loan with Capital One, National Association (the “Bridge Loan”) entered into in December 2017. As of September 30, 2019, we had total borrowings of  $1.1 billion, at a weighted average interest rate of 4.47% per year. As of September 30, 2018 we had total borrowings of  $1.0 billion, at a weighted average interest rate of 4.45%.
Our interest expense in future periods will vary based on our level of future borrowings, the cost of borrowings and the opportunity to acquire real estate assets which meet our investment objectives.
Interest and Other Income
Interest and other income includes income from our investment securities and interest income earned on cash and cash equivalents held during the period.
(Loss) Gain on Non-Designated Derivatives
(Loss) gain on non-designated derivative instruments for the three months ended September 30, 2019 and 2018 related to interest rate caps that are designed to protect us from adverse interest rate changes in connection with our Fannie Mae Master Credit Facilities, which have floating interest rates.
Income Tax Benefit
Income tax benefit of approximately $0.3 million and $0.6 million for the three months ended September 30, 2019 and 2018, respectively, primarily related to deferred tax assets generated by temporary differences and current period net operating income associated with our TRS. These deferred tax assets are partially offset by other income tax benefits incurred during the same period. Income taxes generally relate to our SHOPs, which are leased by our TRS.
Net Loss Attributable to Non-Controlling Interests
Net loss attributable to non-controlling interests was approximately $11,000 for the three months ended September 30, 2019. Net loss attributable to non-controlling interests was approximately $40,000 for the three months ended September 30, 2018. These amounts represent the portion of our net income that is related to limited partner interests in the OP (“OP Units”) and other non-controlling interest holders in our subsidiaries that own certain properties.

Comparison of the Nine Months Ended September 30, 2019 and 2018
Information based on Same Store, Acquisitions and Dispositions allows us to evaluate the performance of our portfolio based on a consistent population of properties. Net loss attributable to stockholders was $40.0 million and $42.5 million for the nine months ended September 30, 2019 and 2018, respectively. The following table shows our results of operations for the nine months ended September 30, 2019 and 2018 and the period to period change by line item of the consolidated statements of operations:
	Nine Months Ended September 30,		Increase (Decrease)
(Dollars in thousands)	2019	2018	$
Revenue from tenants	$280,445	$270,586	$9,859
Operating expenses:
Property operating and maintenance	172,258	166,161	6,097
Impairment charges	22,634	18,570	4,064
Operating fees to related parties	17,535	17,233	302
Acquisition and transaction related	161	333	(172)
General and administrative	15,394	12,705	2,689
Depreciation and amortization	61,124	62,099	(975)
Total expenses	289,106	277,101	12,005
Operating loss before gain on sale of real estate investments	(8,661)	(6,515)	(2,146)
Gain on sale of real estate investment	8,793	—	8,793
Operating income (loss)	132	(6,515)	6,647
Other income (expense):
Interest expense	(39,739)	(35,962)	(3,777)
Interest and other income	15	21	(6)
(Loss) gain on non-designated derivatives	(50)	46	(96)
Total other expenses	(39,774)	(35,895)	(3,879)
Loss before income taxes	(39,642)	(42,410)	2,768
Income tax expense	(364)	(225)	(139)
Net loss	(40,006)	(42,635)	2,629
Net loss attributable to non-controlling interests	52	87	(35)
Net loss attributable to stockholders	$(39,954)	$(42,548)	$2,594
Transition Property
As described in more detail below, our Same Store includes one Transition Property, which is our property in Wellington, Florida, which was transitioned from our triple-net leased healthcare facilities segment to our SHOP segment during the period from January 1, 2019 through June 30, 2019. During the nine months ended September 30, 2019, as shown in more detail in the table below, the Transition Property contributed $1.6 million of NOI, an increase of  $3.3 million from the $1.7 million negative NOI for the nine months ended June 30, 2018. The results of operations of this property is included in Segment Same Store with respect to the SHOP segment. The bad debt expense relating to this property is included in property operating and maintenance expense on the consolidated statement of operations.
For purposes of the discussion and analysis of the segment results of operations during the nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018, the results of operations for the Transition Property is included as part of our SHOP segment and excluded entirely from our triple-net leased healthcare facilities segment.
The following table presents segment Same Store properties’ NOI before and after adjusting for the Transition Property as described above, to arrive at ‘Segment Same Store’ results. Our MOB segment was not affected by the Transition Property.

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018			Increase (Decrease)
(Dollar amounts in thousands)	Same Store Properties	Transition Property	Segment Same Store	Same Store Properties	Transition Property	Segment Same Store	Same Store Properties	Transition Property	Segment Same Store
NNN Segment
Revenue from tenants	$20,451	$(12,271)	$8,180	$15,653	$(3,718)	$11,935	$4,798	$(8,553)	$(3,755)
Less: Property operating and maintenance	11,977	(10,719)	1,258	9,668	(5,371)	4,297	2,309	(5,348)	(3,039)
NOI	$8,474	$(1,552)	$6,922	$5,985	$1,653	$7,638	$2,489	$(3,205)	$(716)
SHOP Segment
Revenue from tenants	$179,872	$12,271	$192,143	$177,177	$3,718	$180,895	$2,695	$8,553	$11,248
Less: Property operating and maintenance	135,048	10,719	145,767	130,949	5,371	136,320	4,099	5,348	9,447
NOI	$44,824	$1,552	$46,376	$46,228	$(1,653)	$44,575	$(1,404)	$3,205	$1,801
Net Operating Income
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate portfolio. NOI is equal to revenue from tenants less property operating and maintenance. NOI excludes all other financial statement amounts included in net income (loss) attributable to stockholders. We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unlevered basis. See “— Non-GAAP Financial Measures” below for additional disclosure and a reconciliation to our net income (loss) attributable to stockholders.
As discussed in “Note 2 — Summary of Significant Accounting Policies” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-7, we adopted ASU No. 2016-02, Leases on January 1, 2019. The following is a summary of the impacts of the new accounting guidance, as lessor, on the presentation of the NOI tables below:
•
Since we elected the practical expedient noted above to not separate non-lease component revenue from the associated lease component, we have aggregated revenue from our lease components and non-lease components (tenant operating expense reimbursements) into one line named “Revenue from tenants.” The prior period has been conformed to this new presentation.

•
Changes in our assessment of receivables that result in bad debt expense is now required to be recorded as an adjustment to revenue from tenants, rather than a charge to bad debt expense which was recorded within property operating and maintenance. We began this new classification the first quarter of 2019 and reclassification of prior period amounts is not permitted.

Segment Results — Medical Office Buildings
The following table presents the components of NOI and the period to period change within our MOB segment for the nine months ended September 30, 2019 and 2018:
	Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total
	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)
(Dollars in thousands)	2019	2018		$2019	2018		$2019	2018		$2019	2018	$
Revenue from tenants	$66,383	$67,005	$(622)	$9,115	$1,648	$7,467	$499	$4,730	$(4,231)	$75,997	$73,383	$2,614
Less: Property operating and maintenance	20,233	20,187	46	2,983	552	2,431	486	1,588	(1,102)	23,702	22,327	1,375
NOI	$46,150	$46,818	$(668)	$6,132	$1,096	$5,036	$13	$3,142	$(3,129)	$52,295	$51,056	$1,239

(1)
Our MOB segment included 94 Same Store properties.

(2)
Our MOB segment included 20 Acquisition properties.

(3)
Our MOB segment included six Disposition properties.

(4)
Our MOB segment included 113 properties.

Revenue from tenants is primarily related to contractual rent received from tenants in our MOBs. It also includes operating expense reimbursements which increase in proportion with the increase in property operating and maintenance expenses in our MOB segment. Pursuant to many of our lease agreements in our MOBs, tenants are required to pay their pro rata share of property operating and maintenance expenses, which may be subject to expense exclusions and floors, in addition to base rent.
Property operating and maintenance relates to the costs associated with our properties, including real estate taxes, utilities, repairs, maintenance, and unaffiliated third party property management fees.
During the nine months ended September 30, 2019, the MOB segment contributed a $1.2 million increase in NOI as compared to the nine months ended September 30, 2018. Of our 23 Acquisitions, 20 were MOBs which contributed a $5.0 million increase in NOI, which was partially offset by six MOB Disposition properties which contributed a $3.1 million decrease in NOI and our Same Store properties which contributed a $0.7 million decrease in NOI.
Segment Results — Triple-Net Leased Healthcare Facilities
The following table presents the components of NOI and the period to period change within our triple-net leased healthcare facilities segment for the nine months ended September 30, 2019 and 2018:
	Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total
	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)
(Dollars in thousands)	2019	2018		$2019	2018		$2019	2018		$2019	2018	$
Revenue from tenants	$8,180	$11,934	$(3,754)	$2,600	$—	$2,600	$—	$2,845	$(2,845)	$10,780	$14,779	$(3,999)
Less: Property operating and maintenance	1,258	4,296	(3,038)	160	—	160	2	1,901	(1,899)	1,420	6,197	(4,777)
NOI	$6,922	$7,638	$(716)	$2,440	$—	$2,440	$(2)	$944	$(946)	$9,360	$8,582	$778

(1)
Our triple-net leased healthcare facilities segment included 17 Same Store properties.

(2)
Our triple-net leased healthcare facilities segment included two Acquisition properties.

(3)
Our triple-net leased healthcare facilities segment included eight Disposition properties.

(4)
Our triple-net leased healthcare facilities segment included 19 properties.

Revenue from tenants for our triple-net leased healthcare facilities generally consist of fixed rental amounts (which may be subject to annual contractual escalations) received from our tenants in accordance with the applicable lease terms. These revenues are contractual rent received from tenants that does not vary based on the underlying operating performance of the properties. In addition, revenue from tenants also includes operating expense reimbursements in our triple-net leased healthcare facilities segment, which generally include reimbursement for property operating expenses that we pay on behalf of tenants in this segment. However, pursuant to many of our lease agreements in this segment, tenants are generally directly responsible for all operating costs of the respective properties in addition to base rent. Property operating and maintenance expenses should typically include minimal activity in our triple-net leased healthcare facilities segment except for real estate taxes and insurance. Real estate taxes are typically paid directly by the tenants; however, they may be paid by us and reimbursed by the tenants.
During the nine months ended September 30, 2019, revenue from tenants in our triple-net leased healthcare facilities segment decreased $4.0 million compared to the nine months ended September 30, 2018 due to bad debt expense within Same Store properties, primarily from the bad debt expense incurred with respect to properties leased to the LaSalle Tenant and the NuVista Tenant which is now presented within revenue from tenants (see “Note 2 — Summary of Significant Accounting Policies” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-7 for further discussion on our adoption of ASU No. 2016-02, Leases on January 1, 2019). The decrease in revenue from tenants in our triple-net leased Same Store properties of  $3.8 million and the decrease in our triple-net leased Dispositions of  $2.8 million, were partially offset by an increase in our triple-net leased Acquisitions of $2.6 million.
Property operating and maintenance expenses of  $1.4 million during the nine months ended September 30, 2019 primarily relates to property taxes and operating expenses related to the LaSalle Tenant and the NuVista Tenant. Property operating and maintenance expenses during the nine months ended September 30, 2018 primarily related to real estate taxes that were not reimbursed and bad debt expense related to the LaSalle and NuVista tenant, which is described below.
The LaSalle Tenant
We are currently exploring options to replace the LaSalle Tenant and a receiver empowered to replace the LaSalle Tenant with a new tenant and operator at the properties has been appointed. See “— Results of Operations — Comparison of the Three Months Ended September 30, 2019 and 2018” for additional information on the LaSalle Tenant. We have the entire receivable balance and related income from the LaSalle Tenant fully reserved as of September 30, 2019. We incurred $3.1 million of bad debt expense, including straight-line rent write-offs, related to the LaSalle Tenant during the nine months ended September 30, 2019 which is included in revenue from tenants in the consolidated statement of operations.
The NuVista Tenant
The NuVista Tenant was in default under its leases beginning from July 2017, and the applicable properties transitioned to the SHOP operating segment as of January 1, 2018 and April 1, 2019, respectively. In connection with these transitions, we replaced the NuVista Tenant as a tenant with TRS’s and engaged a third party to operate the properties. See “— Results of Operations — Comparison of the Three Months Ended September 30, 2019 and 2018” for additional information on the NuVista Tenant. We incurred $1.1 million and $5.4 million of bad debt expense related to the NuVista Tenant during the nine months ended September 30, 2019 and 2018, respectively which is included in revenue from tenants during the nine months ended September 30, 2019 and property operating and maintenance expense during the nine months ended September 30, 2018 in the consolidated statement of operations.
Segment Results — Seniors Housing — Operating Properties
The following table presents the components of NOI and the period to period change within our SHOP segment for the nine months ended September 30, 2019 and 2018:
	Same Store(1)			Acquisitions(2)			Dispositions(3)			Segment Total
	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)	Nine Months Ended September 30,		Increase (Decrease)
(Dollars in thousands)	2019	2018		$2019	2018		$2019	2018		$2019	2018	$
Revenue from tenants	$192,143	$180,895	$11,248	$465	$—	$465	$1,060	$1,529	$(469)	$193,668	$182,424	$11,244
Less: Property operating and maintenance	145,767	136,320	9,447	376	—	376	993	1,317	(324)	147,136	137,637	9,499
NOI	$46,376	$44,575	$1,801	$89	$—	$89	$67	$212	$(145)	$46,532	$44,787	$1,745

(1)
Our SHOP segment included 60 Same Store properties, including two land parcels.

(2)
Our SHOP segment included one acquisition property.

(3)
Our SHOP segment included one disposition property.

(4)
Our SHOP segment included 61 properties, including two land parcels.

Revenues from tenants within our SHOP segment are generated in connection with rent and services offered to residents in our SHOPs depending on the level of care required, as well as fees associated with other ancillary services. Property operating and maintenance expenses relates to the costs associated with staffing to provide care for the residents in our SHOPs, as well as food, marketing, real estate taxes, management fees paid to our third party operators, and costs associated with maintaining the physical site.
During the nine months ended September 30, 2019, revenues from tenants increased by $11.2 million in our SHOP segment as compared to the nine months ended September 30, 2018, primarily due to our Transition Property. During the nine months ended September 30, 2019, property operating and maintenance expenses increased $9.5 million in our SHOP segment as compared to the nine months ended September 30, 2018, primarily due to our Transition Property.
Other Results of Operations
Impairment Charges
We recorded $22.6 million and $18.6 million of impairment charges for the nine months ended September 30, 2019 and 2018, respectively. See “Note 3 — Real Estate Investments” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-13 for additional information on the impairment charges for the nine months ended September 30, 2019. The impairment charges for the nine months ended September 30, 2018 primarily related to assets held for sale during that period in 2018 that had carrying values in excess of the net sales price of the assets.
Operating Fees to Related Parties
Operating fees to related parties increased $0.3 million to $17.5 million for the nine months ended September 30, 2019 from $17.2 million for the nine months ended September 30, 2018.
Our Advisor and Property Manager are paid for asset management and property management services for managing our properties on a day-to-day basis (see “— Results of Operations — Comparison of the Three Months Ended September 30, 2019 and 2018” for additional information). Asset management fees were $14.6 million for the nine months ended September 30, 2019 and 2018.
Property management fees increased $0.3 million to $2.9 million during the nine months ended September 30, 2019 from $2.6 million for the nine months ended September 30, 2018. Property management fees increase or decrease in direct correlation with gross revenues of the properties managed.
See “Note 9 — Related Party Transactions and Arrangements” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-31 which provides detail on our fees and expense reimbursements.
Acquisition and Transaction Related Expenses
Acquisition and transaction related expenses were $0.2 million for the nine months ended September 30, 2019 and $0.3 million for the nine months ended September 30, 2018. The expenses in both periods relate to indirect costs related to acquisitions.
General and Administrative Expenses
General and administrative expenses increased $2.7 million to $15.4 million for the nine months ended September 30, 2019 from $12.7 million for the nine months ended September 30, 2018, which includes $7.9 million and $6.6 million, respectively, incurred in expense reimbursements and distributions on Class B Units to related parties. The increase in general and administrative expenses primarily relate to professional fees for audit, transfer agent and legal services as well as certain expenses reimbursed to related parties in part due to expenses incurred as a result of an acceleration in the timing of completing and filing our definitive proxy statement in 2019 as compared to 2018.
Depreciation and Amortization Expenses
Depreciation and amortization expense decreased $1.0 million to $61.1 million for the nine months ended September 30, 2019 from $62.1 million for the nine months ended September 30, 2018. The decrease was due to a decrease in Same Store depreciation and amortization of  $3.1 million primarily due to several intangible assets becoming fully amortized and a decrease due to dispositions of  $1.4 million, partially offset by an increase due to our acquisitions of approximately $3.5 million.

Gain on Sale of Real Estate Investments
During the nine months ended September 30, 2019, we sold the New York Six MOBs which resulted in gains on sale. These properties sold for a contract price of  $58.8 million. Also, in August 2019, we sold one of our SHOP properties for a contract price of  $3.5 million. As a result, of these sales,we recorded an aggregate gain on sale of real estate investments of  $8.8 million for the nine months ended September 30, 2019. We had no gains on the sale of real estate investments during the nine months ended September 30, 2018.
Interest Expense
Interest expense increased $3.7 million to $39.7 million for the nine months ended September 30, 2019 from $36.0 million for the nine months ended September 30, 2018. The increase in interest expense resulted from higher overall outstanding debt including new borrowings under our Fannie Mae Master Credit Facilities and the $118.7 million Multi-Property CMBS Loan in April 2018. As of September 30, 2019, we had total borrowings of  $1.1 billion, at a weighted average interest rate of 4.47%. As of September 30, 2018 we had total borrowings of  $1.0 billion, at a weighted average interest rate of 4.45%.
Our interest expense in future periods will vary based on our level of future borrowings, the cost of borrowings and the opportunity to acquire real estate assets which meet our investment objectives.
Interest and Other Income
Interest and other income includes income from our investment securities and interest income earned on cash and cash equivalents held during the period. Interest and other income was approximately $15,000 for the nine months ended September 30, 2019 and $21,000 for the nine months ended September 30, 2018.
(Loss) Gain on Non-Designated Derivatives
(Loss) gain on non-designated derivative instruments for the nine months ended September 30, 2019 and 2018 related to interest rate caps that are designed to protect us from adverse interest rate changes in connection with the Fannie Mae Master Credit Facilities, which have floating interest rates.
Income Tax Benefit
Income tax expense of  $0.4 million and $0.2 million for the nine months ended September 30, 2019 and 2018, respectively, related to deferred tax assets generated by current period net operating losses associated with our TRS. These deferred tax assets are partially offset by other income tax benefit incurred during the same period. Income taxes generally relate to our SHOPs, which are leased by our TRS.
Net Loss Attributable to Non-Controlling Interests
Net loss attributable to non-controlling interests was approximately $52,000 and approximately $87,000 for the nine months ended September 30, 2019 and 2018, which represents the portion of our net income that is related to the OP Units and other non-controlling interest holders in our subsidiaries that own certain properties.
Cash Flows from Operating Activities
During the nine months ended September 30, 2019, net cash provided by operating activities was $39.4 million. The level of cash flows provided by operating activities is affected by, among other things, the number of properties owned, the performance of those properties, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments and the level of operating expenses. Cash inflows include non-cash items of  $45.5 million (net loss of $40.0 million adjusted for non-cash items including depreciation and amortization of tangible and identifiable intangible real estate assets, deferred financing costs and mortgage premiums and discounts, bad debt expense, share based compensation, gain on non-designated derivatives and impairment charges). In addition, cash provided by operating activities was impacted by an increase in accounts payable and accrued expenses of  $3.6 million related to higher accrued real estate taxes, property operating expenses and professional and legal fees and an increase in deferred rent of  $1.0 million. These cash inflows were partially offset by a net increase in prepaid and other assets of  $7.7 million and a net increase in unbilled receivables recorded in accordance with straight-line basis accounting of  $3.0 million.
During the nine months ended September 30, 2018, net cash provided by operating activities was $38.3 million. The level of cash flows provided by operating activities is affected by, among other things, the number of properties owned, the performance of those properties, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments and the level of operating expenses. Cash inflows include non-cash items of  $54.6 million (net loss of $42.6 million adjusted for non-cash items including depreciation and amortization of tangible and identifiable intangible real estate assets, deferred financing costs and mortgage premiums and discounts, bad debt expense, share based compensation, gain on non-designated derivatives and impairment charges) and an increase in accounts payable and accrued expenses of  $2.9 million related to higher accrued real estate taxes, property operating expenses and professional and legal fees. These cash inflows were partially offset by a net increase in prepaid and other assets of  $12.9 million and a net increase in unbilled receivables recorded in accordance with straight-line basis accounting of  $6.3 million.
Cash Flows from Investing Activities
Net cash used in investing activities during the nine months ended September 30, 2019 was $40.1 million. The net cash used in investing activities was due to cash used of  $91.6 million for the acquisition of nine properties during the period and $10.9 million in capital expenditures, partially offset by proceeds from sale of real estate of  $62.5 million.
Net cash used in investing activities during the nine months ended September 30, 2018 was $80.5 million. The cash used in investing activities included $73.5 million for the acquisition of eleven MOBs during the period and to fund the ongoing development property in Jupiter, Florida, as well as $7.0 million in capital expenditures.
Cash Flows from Financing Activities
Net cash used in financing activities of  $19.1 million during the nine months ended September 30, 2019 related to payments on our prior credit facility we, through the OP, entered into on March 21, 2014, of $243.3 million, mortgage principal repayments of  $27.4 million, distributions to stockholders of $38.2 million, common stock repurchases of  $13.3 million and payments of deferred financing costs of $10.3 million. These cash outflows were partially offset by total proceeds received under our Credit Facility of  $313.6 million.
Net cash used in financing activities of  $8.8 million during the nine months ended September 30, 2018 related to proceeds of  $94.2 million from our Fannie Mae Master Credit Facilities and $118.7 million from the Multi-Property CMBS Loan. These cash inflows were partially offset by mortgage principal repayments of  $62.9 million, payments on our Credit Facility of  $80.0 million, distributions to stockholders of $43.1 million, common stock repurchases of  $14.2 million, deferred financing costs of  $3.3 million, and distributions to non-controlling interest holders of  $0.4 million.
Liquidity and Capital Resources
As of September 30, 2019, we had $52.4 million of cash and cash equivalents. We expect to fund our future short-term operating liquidity requirements, including distributions, through a combination of current cash on hand, proceeds from DRIP, net cash provided by operations and proceeds from the Revolving Credit Facility, the Fannie Mae Master Credit Facilities, and other secured financings. Other potential future sources of capital include proceeds from secured and unsecured financings from banks or other lenders, proceeds from public and private offerings, proceeds from the sale of properties and undistributed funds from operations, if any.
Pursuant to our Credit Facility, until January 1, 2020, we are not permitted to increase distributions we pay to our stockholders. From and after January 1, 2020, provisions in our Credit Facility will restrict us from paying distributions (including dividends to holders of Series A Preferred Stock) in any fiscal quarter that, when added to the aggregate amount of all other distributions paid in the same fiscal quarter and the preceding three fiscal quarters (calculated on an annualized basis during the first three fiscal quarters for which the provisions are in effect), exceed 95% of our Modified FFO (as defined in our Credit Facility and which is similar but not identical to MFFO as discussed below) during the applicable period. Until we become subject to these distribution restrictions, we are subject to a covenant requiring us to maintain a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $50.0 million, and the amount available for borrowings under our Credit Facility based on the same borrowing base properties is lower. Further, after we become subject to these distribution restrictions, our ability to maintain compliance with our Credit Facility and pay distributions will depend on, among other things, our ability to increase the amount of cash we generate from operations which in turn depends on a variety of factors, including our ability to complete acquisitions of new properties and improve operations at our existing properties. If we are unable to do so, our ability to comply with our Credit Facility and pay distributions will be adversely affected and there can be no assurance our lenders would consent to the extent any amendment or waiver becomes necessary to maintain compliance, which would adversely affect our ability to continue to pay distributions to the holders of our common stock. Further, to the extent we issue preferred stock, the holders of the preferred stock will be entitled to be paid all dividends prior to us paying distributions to the holders of our common stock.
Our principal demands for cash are for funding costs related to our ongoing development project, acquisitions, capital expenditures, the payment of our operating and administrative expenses, debt service obligations (including principal repayment), share repurchases and distributions to our stockholders.
Financings
As of September 30, 2019, our total debt leverage ratio (total debt divided by total assets) was approximately 47.9% and we had total borrowings of  $1.1 billion, at a weighted average interest rate of 4.5%. As of December 31, 2018, we had total borrowings of  $1.1 billion, at a weighted average interest rate of 4.6%. As of September 30, 2019, the gross asset value of our real estate assets was $2.5 billion, with $1.0 billion of real estate assets pledged as collateral for mortgage notes payable, $599.7 million of real estate assets pledged to secure advances under the Fannie Mae Master Credit Facilities and $798.6 million of real estate assets comprising the borrowing base of the Credit Facility. These real estate assets are not available to satisfy other debts and obligations, or to serve as collateral for any new indebtedness, unless the existing indebtedness secured by these properties is repaid or otherwise refinanced.
We expect to utilize proceeds from our Credit Facility and our Fannie Mae Master Credit Facilities, other secured financings (including refinancings of our existing mortgage loans) to fund future property acquisitions, as well as other sources of funds that may be available to us. These actions may require us to pledge some or all of our unencumbered properties as security for that debt or add them to the borrowing base under our Credit Facility. The gross asset value of unencumbered assets as of September 30, 2019 was $263.9 million, although there can be no assurance as to the amount of liquidity we would be able to generate from using these unencumbered assets as collateral for mortgage loans or adding them to the borrowing base of our Credit Facility. We may borrow if we need funds to satisfy the REIT tax qualifications requirement that we generally distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP, determined without regard to the deduction for dividends paid and excluding net capital gain). We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.
Mortgage Notes Payable
As of September 30, 2019, we had $443.4 million in mortgage notes payable outstanding. Future scheduled principal payments on our mortgage notes payable for the remainder of 2019 and the year ended December 31, 2020 are $18.9 million and $24.3 million, respectively. In October 2019, as described below, we refinanced all of our mortgages through 2020 prior to their maturity.
In April 2019, we repaid mortgages on three of our properties with a gross outstanding loan amount of $16.7 million as of September 30, 2019 and added them to the borrowing base under the Credit Facility.
In October 2019, we repaid our Courtyard Fountains — Gresham, OR mortgage and Bridge Loan with gross outstanding loan amounts of  $23.5 million and $18.6 million, respectively for a total debt repayment of  $42.1 million. Concurrently, we added ten of the properties that had secured these loans to the borrowing base under the Credit Facility. See “Note 4 — Mortgages Payable” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-19 for additional information.
Credit Facility
As of September 30, 2019, $313.6 million was outstanding under the Credit Facility and the unused borrowing capacity under the Credit Facility was $19.8 million. Availability of borrowings is based on a pool of eligible otherwise unencumbered real estate assets comprising the borrowing base thereunder. Of the total amount outstanding, $150.0 million was outstanding under our Term Loan, and $163.6 million was outstanding under the Revolving Credit Facility. The Credit Facility is secured by the equity interests and related rights in wholly owned subsidiaries that directly own or lease these real estate assets have been pledged for the benefit of the lenders thereunder. The equity interests and related rights in our wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of the Revolving Credit Facility are pledged for the benefit of the lenders thereunder. The Credit Facility also contains a subfacility for letters of credit of up to $25.0 million. The Credit Facility requires us to meet certain financial covenants on a quarterly basis. As of September 30, 2019, we were in compliance with the financial covenants under the Credit Facility.
During the three months ended September 30, 2019, we borrowed $43.0 million. These borrowings were used to fund acquisitions. In October 2019, we borrowed $42.1 million under the Revolving Credit Facility and added ten properties to the borrowing base under the Credit Facility. As described above under “— Mortgage Notes Payable,” these borrowings were used to fund the repayments of our Courtyard Fountains — Gresham, OR mortgage and Bridge Loan that had been secured by the ten properties added to the borrowing base as well as six other properties.
Fannie Mae Master Credit Facilities
As of September 30, 2019, $359.3 million was outstanding under the Fannie Mae Master Credit Facilities. We may request future advances under the Fannie Mae Master Credit Facilities by adding eligible properties to the collateral pool or by borrowing-up against the increased value of the collateral pool, subject to customary conditions, including satisfaction of minimum debt service coverage and maximum loan-to-value tests. Future advances based on the increased value of the collateral pool may only occur during the first five years of the term and not more than one annually for each of the Fannie Mae Master Credit Facilities. The Fannie Mae Master Credit Facilities mature on November 1, 2026.
On March 2, 2018, we incurred approximately $64.2 million in aggregate additional indebtedness under the Fannie Mae Master Credit Facilities. All of the $61.7 million of the net proceeds, after closing costs, of this advance were used to prepay a portion of mortgage notes payable.
Acquisitions — Nine Months Ended September 30, 2019
We completed the acquisitions of five multi-tenant MOBs, three single tenant MOBs and a SHOP for an aggregate contract purchase price of  $86.3 million during the nine months ended September 30, 2019. The properties are located in Greenfield, WI, Milwaukee, WI, St. Francis, WI, Lancaster, PA, York, PA , Northampton, MA, Springfield, MA, and West Springfield, MA, and Escondido, CA and comprise approximately 283,518 square feet. Of the properties we acquired during the nine months ended September 30, 2019, four were acquired during the three months ended September 30, 2019 for a contract purchase price of  $46.1 million. We accounted for these purchases as asset acquisitions. These acquisitions were funded with proceeds from financings (including amounts borrowed under our Credit Facility) and cash on hand, which includes proceeds from dispositions. These properties were added to the borrowing base under the Revolving Credit Facility.
Acquisitions Subsequent to September 30, 2019 and Pending Transactions
As of September 30, 2019, we had $52.4 million of cash and cash equivalents. As of September 30, 2019, the unused borrowing capacity under the Revolving Credit Facility was $19.8 million. Under the Credit Facility, until we become subject to certain distribution restrictions described below under

“— Distributions” on January 1, 2020, we are subject to a covenant requiring us to maintain a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $50.0 million, and the amount available for borrowings under our Credit Facility based on the same borrowing base properties is lower.
Subsequent to September 30, 2019, and through November 14, 2019, we entered into PSAs to acquire three SHOP properties located in Edwardsville, IL, Shiloh, IL, and Sparta, IL and four MOB properties located in Roscoe, IL, Harrisburg, PA (two properties), and Mechanicsburg, PA for an aggregate purchase price of  $84.3 million, as well as non-binding LOIs to acquire one SHOP located in Naples, Florida and two MOBs located in Corpus Christi, Texas for an aggregate purchase price of  $28.9 million. The PSAs are subject to closing conditions, and the LOIs are non-binding. There can be no assurance we will complete any of these pending acquisitions on their contemplated terms, or at all. We expect to finance these acquisitions and future acquisitions primarily with additional borrowings under our Revolving Credit Facility, as well as cash on hand, which is expected to include proceeds from dispositions and excess proceeds from refinancing of certain of our existing mortgage debt. Any potential future disposition or refinancing is subject to market conditions and other conditions that are beyond our control and there can be no assurance we will be able to generate sufficient liquidity from these sources to complete this or any future acquisitions on a timely basis or at all.
In order to increase the amount available for borrowing under our Credit Facility, we intend to add this pending acquisition, as well as additional, eligible unencumbered properties that we owned as of September 30, 2019, to the borrowing base of our Credit Facility. The gross carrying value of unencumbered assets as of September 30, 2019 was $263.9 million, although there can be no assurance as to the amount of liquidity we would be able to generate from using these unencumbered assets as collateral for mortgage loans or adding them to the borrowing base of our Credit Facility.
Dispositions and Assets Held for Sale
New York Six MOBs
On February 6, 2019, we sold five of the New York Six MOBs for a contract sales price of $45.0 million. Four of these were included on the borrowing base of the Revolving Credit Facility and one was mortgaged under the Multi-Property CMBS Loan. The net proceeds after closing costs and the repayment of debt, including prepayment penalties, was $26.6 million. The one remaining New York Six MOB was sold in August 2019, resulting in net proceeds after closing costs and the repayment of debt, including prepayment penalties, of  $13.3 million.
Ocean Park
During the first quarter of 2019, we reconsidered the intended holding period for one of our SHOP properties located in Brookings, OR (“Ocean Park”) due to various market conditions and the potential to reinvest in properties generating a higher yield. On March 21, 2019, we entered into a purchase and sale agreement for the sale of Ocean Park for an aggregate contract sale price of approximately $3.6 million. On April 1, 2019, we amended the purchase and sale agreement to decrease the aggregate contract sale price to $3.5 million. In connection with this amendment, we recognized an impairment charge of approximately $19,000 on Ocean Park during the nine months ended September 30, 2019, which is included on the consolidated statement of operations and comprehensive loss. On August 1, 2019, we completed this disposition resulting in net proceeds after the repayment of debt and closing costs of  $1.6 million.
Michigan SHOPs
In April, 2019, we began marketing for a possible sale a portfolio of 14 SHOP properties located in Michigan (the “Michigan SHOPs”). During the three months ended September 30, 2019, we received multiple bids and has accepted a non-binding letter of intent from a prospective buyer to purchase the Michigan SHOPs as a single portfolio for $71.8 million. We are currently finalizing definitive sales agreements with the Michigan SHOPs buyer with a potential sale of the properties in the near term. We determined that the Michigan SHOPs should be classified as held for sale as of September 30, 2019. There can be no guarantee that the sale of these properties will close under the proposed terms, or at all. We recognized an impairment charge of  $22.6 million in the three and nine month periods ended September 30, 2019 representing the amount by which the carrying amount of the Michigan SHOPs exceeds the our estimate of the net sales price of the Michigan SHOPs.
As of September 30, 2019, all but three Michigan SHOPs were either part of the borrowing base of the Credit Facility or mortgaged under the Bridge Loan or Fannie Mae Master Credit Facilities. There can be no guarantee that the sale of the Michigan SHOPs will be completed under the terms of the Michigan PSA, or at all.
The LaSalle Tenant
We are currently exploring options to replace the LaSalle Tenant at four properties in Texas. In January 2018, we agreed to forbear from exercising legal remedies, including staying a lawsuit against the LaSalle Tenant, as long as the LaSalle Tenant pays the amounts due for rent and property taxes on an updated payment schedule pursuant to a forbearance agreement. The LaSalle Tenant is currently in default of the forbearance agreement and owes us $8.2 million of rent, property taxes, late fees, and interest receivable thereunder.
On February 15, 2019, we filed an amended petition in Texas state court seeking the appointment of a receiver to manage the operations at the four properties and for recovery of damages for the various breaches by the LaSalle Tenant. In April 2019, we and the LaSalle Tenant participated in a mediation of the claims. Subsequent to the mediation, the LaSalle Guarantor, a guarantor of certain of the LaSalle Tenant’s lease obligations, filed for voluntarily relief under chapter 11 of the United States Bankruptcy Code. We severed our claims against the LaSalle Guarantor from the action against the LaSalle Tenant. On August 27, 2019, the court awarded us monetary damages on our claims against the LaSalle Tenant in an amount equal to $7.7 million plus interest. We continue to have the receivables relating to the LaSalle Tenant fully reserved as of September 30, 2019.
We have the entire receivable balance, including any monetary damages, and related income from the LaSalle Tenant fully reserved as of September 30, 2019. We incurred $1.2 million of bad debt expense, including straight-line rent write-offs, related to the LaSalle Tenant during the three months ended September 30, 2019 which is included in revenue from tenants during the three months ended September 30, 2019 on the consolidated statement of operations.
On October 30, 2019, the court entered into an order appointing a receiver, which is empowered to replace the LaSalle Tenant with new tenant and operator at the properties. We and the receiver are currently evaluating the management structure and operational strategy of these properties.
Palm and the NuVista Tenant
In August 2015, we entered into an asset purchase agreement and development agreement to acquire land and construction in progress, and subsequently fund the remaining construction, of a development property in Jupiter, Florida for $82.0 million. As of September 30, 2019, we had funded $96.0 million, including $10.0 million for the land and $86.0 million for construction in progress. As a result, we believe that we have satisfied our funding commitments for the construction. As of September 30, 2019, we had funded $14.0 million in excess of our $72.0 million funding commitment for the construction. We have and may continue, at our election, to provide additional funding to ensure completion of the construction. To the extent we fund additional monies for the completion of the development, Palm, the developer of the facility, is responsible for reimbursing us for any amounts funded. As described in more detail below, entities related to Palm owe us significant amounts due to defaults under leases with us at other properties in our portfolio and there can be no assurance that Palm will reimburse us for construction overruns so funded.
Palm is responsible for completing the development and obtaining a final certificate of occupancy for the facility (the “CO”). However, Palm is in default of the development agreement and has provided notice that it will cease providing services under the development agreement, which may result in additional delays in obtaining the CO. Until the CO is obtained, we will not receive income from the property, and, during this period, we have paid, and expect to continue to pay, ongoing maintenance expenses related to the property. There is no assurance as to when and if Palm will comply with its obligations. We are currently working to obtain the CO.

Under the development agreement, the targeted completion date was December 31, 2016. Additionally, the estimated rent commencement date was expected to be no later than April 1, 2017 with entities related to Palm operating the property as the tenants (the “Jupiter Tenant”). We do not expect entities related to Palm to become the tenant and currently expect that we will need to find a replacement tenant once we obtain the CO. Pursuant to an agreement between the Jupiter Tenant and us, the Jupiter Tenant agreed to transfer all contracts, licenses and permits (including all operational permissions and certificates of need) to a replacement tenant designated by us. Until such replacement tenant is identified, there can be no assurance that the Jupiter Tenant will comply with the obligations set forth in such agreement.
Although we are still working to obtain the CO, we may consider other alternatives for this property. If we were to pursue other alternatives, there can be no assurance as to the ultimate outcome of this development property.
The NuVista Tenant was in default under its leases beginning from July 2017 and collectively owe us $10.1 million of rent, property taxes, late fees, and interest receivable with respect to these properties as of September 30, 2019. There can be no guarantee on the collectability of these receivables, and as such, we have the entire receivable balance and related income from the NuVista Tenant fully reserved as of September 30, 2019. We did not incur bad debt expense related to the NuVista Tenant during the three months ended September 30, 2019 and incurred $1.6 million of bad debt expense related to the NuVista Tenant, including straight-line rent write-offs, related to the NuVista Tenant during the three months ended September 30, 2019 which is included in revenue from tenants in the consolidated statement of operations.
At one of the properties which was occupied by the NuVista Tenant, located in Wellington, Florida, we and the tenant entered into an agreement (the “OTA”) pursuant to which we and the tenant agreed to cooperate in transitioning operations at the property to a third party operator selected by us. On February 19, 2019, in response to litigation commenced by us against the NuVista Tenant to enforce the OTA, the United States District Court for the Southern District of Florida entered into an agreed order (the “Order”) pursuant to which it found that the NuVista Tenant was in default under the lease for the property and that the OTA was valid, binding and in full force and effect, as modified by the order. Subsequent to the entry into the Order, we, our designated manager and NuVista Tenant have worked to transition operations at the property to our designated manager. Our designated manager received its license to operate the facility on April 1, 2019 and is in operational control of the property. On May 20, 2019, the court entered into a final order from the court terminating the existing lease with the NuVista Tenant. Following entry into the order, we signed a lease with a taxable REIT subsidiary (“TRS”) and engaged our designated manager, a third party, to operate the property. This structure is permitted by the REIT rules, under which a REIT may lease “qualified health care” properties on an arm’s length basis to a TRS if the property is operated on behalf of such subsidiary by an eligible independent contractor. During the nine months ended September 30, 2019 we received $1.6 million under the OTA for periods prior to the lease termination, which amount had previously been fully reserved. This payment under the OTA is included in revenue from tenants in the consolidated statement of operations and comprehensive loss.
The properties in Lutz, Florida and Wellington, Florida transitioned to the SHOP operating segment as of January 1, 2018 and April 1, 2019, respectively. In connection with these transitions, we replaced the NuVista Tenant as a tenant with TRS’s and engaged a third party to operate the properties.
The NuVista Tenant is related to Palm, the developer of our development property in Jupiter, Florida which is also currently in default to us.
Share Repurchase Program
Our Board has adopted the SRP, which enables our stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a repurchase, we may, subject to certain conditions, repurchase the shares presented for repurchase for cash. There are limits on the number of shares we may repurchase under this program during any calendar year. We are only authorized to repurchase shares using the proceeds secured from our DRIP in any given period, although the Board has the power, in its sole discretion, to determine the number of shares repurchased during any period as well as the amount of funds to be used for that purpose.

Under the SRP, subject to certain conditions, only repurchase requests made following the death or qualifying disability of stockholders that purchased shares of our common stock or received their shares from us (directly or indirectly) through one or more non-cash transactions would be considered for repurchase. Additionally, pursuant to the SRP, the repurchase price per share equals 100% of the Estimated Per-Share NAV in effect on the last day of the fiscal semester, or the six-month period ending June 30 or December 31.
We suspended the SRP during the pendency of our tender offer which commenced on March 13, 2018. On June 29, 2018, we announced that the Board unanimously determined to reactivate the SRP, effective June 30, 2018. In connection with reactivating the SRP, the Board approved all repurchase requests received during the period from January 1, 2018 through the suspension of the SRP on March 13, 2018 (see table below for additional details).
On January 29, 2019, we announced that the Board approved an amendment to the SRP, effective on January 30, 2019, changing the date on which any repurchases are to be made in respect of requests made during the period commencing March 13, 2018 up to and including December 31, 2018 to no later than March 31, 2019, rather than on or before the 31st day following December 31, 2018. On March 27, 2019, we announced that the Board approved a second amendment to the SRP, effective on March 28, 2019, further extending the date on which any repurchases are to be made in respect of requests made during the period commencing March 13, 2018 up to and including December 31, 2018 to no later than April 30, 2019. On April 30, 2019, we repurchased 656,433 shares for $13.3 million at an average price per share of  $20.25, representing 100% of the repurchase requests made in good order following the death or qualifying disability of stockholders during the period commencing March 13, 2018 up to and including December 31, 2018. These repurchases were funded with cash on hand, which includes proceeds from financings and dispositions.
On July 23, 2019, we announced that the Board approved a third amendment to the SRP, effective July 24, 2019, extending the date on which repurchases are able to be made in respect of requests made during the period commencing January 1, 2019 up to and including June 30, 2019 to no later than August 31, 2019, rather than on or before July 31, 2019.
On August 20, 2019, we announced that the Board approved a fourth amendment to the SRP, effective August 22, 2019 extending the date on which repurchases are able to be made in respect of requests made during the period commencing January 1, 2019 up to and including June 30, 2019 to no later than October 31, 2019, rather than on or before August 31, 2019. The Company completed the repurchases in October 2019, and the aggregate amount of  $7.8 million paid was funded from cash on hand, which includes proceeds from financings and dispositions (see “Note 17 — Subsequent Events” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-47).
The table below reflects the number of shares repurchased, under the SRP, cumulatively through September 30, 2019:
	Number of Shares Repurchased	Average Price per Share
Cumulative repurchases as of December 31, 2018(1)	3,288,256	$21.56
Nine months ended September 30, 2019(2)	656,433	20.25
Cumulative repurchases as of September 30, 2019	3,944,689	21.34

(1)
Repurchases made in 2018 include: (i) 373,967 shares repurchased during January 2018 with respect to requests received following the death or qualifying disability of stockholders during the six months ended December 31, 2017 for approximately $8.0 million at a weighted average price per share of $21.45, and (ii) 155,904 shares that were repurchased for $3.2 million at an average price per share of $20.25 on July 31, 2018, representing 100% of the repurchase requests made following the death or qualifying disability of stockholders during the period from January 1, 2018 through the suspension of the SRP on March 13, 2018. No repurchase requests received during the SRP suspension were accepted.

(2)
Includes shares repurchased on April 30, 2019 with respect to repurchase requests made in good order following the death or qualifying disability of stockholders during the period commencing March 13, 2018 up to and including December 31, 2018 for $13.3 million. Does not include repurchases of 446,830 shares of common stock repurchased on October 30, 2019 for $7.8 million at an average price per share of  $17.50 with respect to repurchase requests made in good order following the death or qualifying disability of stockholders during the period commencing January 1, 2019 up to and including June 30, 2019 (see “Note 17 — Subsequent Events” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-47).

Non-GAAP Financial Measures
This section includes non-GAAP financial measures including Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and NOI. While NOI is a property-level measure, MFFO is based on our total performance as a company and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined here, includes straight-line rent which is excluded from MFFO. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measure, which is net income, are provided below:
Funds from Operations and Modified Funds from Operations
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings, improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including, but not limited to, inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using the historical accounting convention for depreciation and certain other items may be less informative.
Because of these factors, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has published a standardized measure of performance known as FFO, which is used in the REIT industry as a supplemental performance measure. We believe FFO, which excludes certain items such as real estate-related depreciation and amortization, is an appropriate supplemental measure of a REIT’s operating performance. FFO is not equivalent to our net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
We believe that the use of FFO provides a more complete understanding of our operating performance to investors and to management, and reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations, have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed under GAAP across all industries. These changes had a particularly significant impact on publicly registered, non-listed REITs, which typically have a significant amount of acquisition activity in the early part of their existence, particularly during the period when they are raising capital through ongoing initial public offerings.

Because of these factors, the Institute of Portfolio Alternatives (“IPA”), an industry trade group, has published a standardized measure of performance known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs. MFFO is designed to be reflective of the ongoing operating performance of publicly registered, non-listed REITs by adjusting for those costs that are more reflective of acquisitions and investment activity, along with other items the IPA believes are not indicative of the ongoing operating performance of a publicly registered, non-listed REIT, such as straight-lining of rents as required by GAAP. We believe it is appropriate to use MFFO as a supplemental measure of operating performance because we believe that, when compared year-over-year, both before and after we have deployed all of our offering proceeds and are no longer incurring a significant amount of acquisition fees or other related costs, it reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. MFFO is not equivalent to our net income or loss as determined under GAAP.
We calculate MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for acquisition fees and expenses and other items. In calculating MFFO, we follow the Practice Guideline and exclude acquisition fees and expenses, amortization of above and below market and other intangible lease assets and liabilities, amounts relating to straight-line rent adjustments (in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the lease and rental payments), contingent purchase price consideration, accretion of discounts and amortization of premiums on debt investments, mark-to-market adjustments included in net income, gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and adjustments for unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. We also exclude other non-operating items in calculating MFFO, such as transaction-related fees and expenses (which include costs associated with a strategic review we conducted during the year ended December 31, 2016) and capitalized interest.
We believe that, because MFFO excludes costs that we consider more reflective of acquisition activities and other non-operating items, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance once our portfolio is stabilized. Our Modified FFO (as defined in our Credit Facility) is similar but not identical to MFFO as discussed below. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry and allows for an evaluation of our performance against other publicly registered, non-listed REITs.
Not all REITs, including publicly registered, non-listed REITs, calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs, including publicly registered, non-listed REITs, may not be meaningful. Furthermore, FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as determined under GAAP as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to pay distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. The methods utilized to evaluate the performance of a publicly registered, non-listed REIT under GAAP should be construed as more relevant measures of operational performance and considered more prominently than the non-GAAP measures, FFO and MFFO, and the adjustments to GAAP in calculating FFO and MFFO.
Neither the SEC, NAREIT, the IPA nor any other regulatory body or industry trade group has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, updates to the White Paper or the Practice Guideline may be published or the SEC or another regulatory body could standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO accordingly.

The tables below reflect the items deducted from or added to net loss attributable to stockholders in our calculation of FFO and MFFO for the periods indicated. In calculating our FFO and MFFO, we exclude the impact of amounts attributable to our non-controlling interests.
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019	2018	2019	2018
Net loss attributable to stockholders (in accordance with GAAP)	$(28,789)	$(29,607)	$(39,954)	$(42,548)
Depreciation and amortization(1)	19,873	20,269	60,395	61,318
Impairment charges	22,615	17,837	22,634	18,570
Gain on sale of real estate investment	(2,715)	—	(8,793)	—
Adjustments for non-controlling interests(2)	(187)	(98)	(357)	(309)
FFO (as defined by NAREIT) attributable to stockholders	10,797	8,401	33,925	37,031
Acquisition and transaction related	112	40	161	333
Amortization (accretion) of market lease and other intangibles, net	10	42	(25)	205
Straight-line rent adjustments	(798)	1,926	(2,802)	(729)
Amortization of mortgage premiums and discounts, net	(32)	(67)	(135)	(200)
Loss (gain) on non-designated derivatives	2	(18)	50	(46)
Capitalized construction interest costs	(1,023)	(848)	(2,756)	(2,303)
Adjustments for non-controlling interests(2)	10	(13)	28	6
MFFO attributable to stockholders	$9,078	$9,463	$28,446	$34,297

(1)
Net of non-real estate depreciation and amortization.

(2)
Represents the portion of the adjustments allocable to non-controlling interest.

The following table reflects the items deducted from or added to net income (loss) attributable to stockholders in our calculation of Same Store and Dispositions NOI for the three months ended September 30, 2019:
(In thousands)	Same Store	Acquisitions	Dispositions	Non-Property Specific	Total
Net income (loss) attributable to stockholders (in accordance with GAAP)	$(9,410)	$1,618	$2,798	$(23,795)	$(28,789)
Impairment charges	22,615	—	—	—	22,615
Operating fees to related parties	—	—	—	5,941	5,941
Acquisition and transaction related	—	4	—	108	112
General and administrative	16	(1)	—	4,767	4,782
Depreciation and amortization	18,613	1,525	2	—	20,140
Interest expense	(269)	—	—	13,259	12,990
Interest and other income	(11)	—	—	—	(11)
Gain on sale of real estate investments	—	—	(2,715)	—	(2,715)
Loss on non-designated derivative instruments	—	—	—	2	2
Income tax benefit	—	—	—	(271)	(271)
Net income (loss) attributable to non-controlling interests	—	—	—	(11)	(11)
NOI	$31,554	$3,146	$85	$—	$34,785

The following table reflects the items deducted from or added to net income (loss) attributable to stockholders in our calculation of Same Store and Dispositions NOI for the three months ended September 30, 2018:
(In thousands)	Same Store	Acquisition	Dispositions	Non-Property Specific	Total
Net income (loss) attributable to stockholders (in accordance with GAAP)	$10,106	$218	$(17,891)	$(22,040)	$(29,607)
Impairment charges	—	—	17,837	—	17,837
Operating fees to related parties	—	—	—	5,743	5,743
Acquisition and transaction related	6	33	—	1	40
General and administrative	15	—	—	4,426	4,441
Depreciation and amortization	19,828	390	250	(2)	20,466
Gain on sale of real estate investment	—	—	—	—	—
Interest expense	111	—	—	12,486	12,597
Interest and other income	(16)	—	—	—	(16)
Loss on non-designated derivative instruments	—	—	—	(18)	(18)
Income tax benefit (expense)	—	—	—	(550)	(550)
Net income (loss) attributable to non-controlling interests	6	—	—	(46)	(40)
NOI	$30,056	$641	$196	$—	$30,893
The following table reflects the items deducted from or added to net income (loss) attributable to stockholders in our calculation of Same Store and Dispositions NOI for the nine months ended September 30, 2019:
(In thousands)	Same Store	Acquisitions	Dispositions	Non-Property Specific	Total
Net income (loss) attributable to stockholders (in accordance with GAAP)	$20,333	$4,420	$8,651	$(73,358)	$(39,954)
Impairment charges	22,615	—	19	—	22,634
Operating fees to related parties	—	—	—	17,535	17,535
Acquisition and transaction related	(1)	23	—	139	161
General and administrative	62	—	8	15,324	15,394
Depreciation and amortization	56,686	4,218	220	—	61,124
Interest expense	(292)	—	—	40,031	39,739
Interest and other income	(6)	—	—	(9)	(15)
Gain on sale of real estate investments	27	—	(8,820)	—	(8,793)
Loss on non-designated derivative instruments	—	—	—	50	50
Income tax benefit	—	—		364	364
Net income (loss) attributable to non-controlling interests	24	—	—	(76)	(52)
NOI	$99,448	$8,661	$78	$—	$108,187

The following table reflects the items deducted from or added to net income (loss) attributable to stockholders in our calculation of Same Store and Dispositions NOI for the nine months ended September 30, 2018:
(In thousands)	Same Store	Acquisition	Dispositions	Non-Property Specific	Total
Net income (loss) attributable to stockholders (in accordance with GAAP)	$38,697	$286	$(15,730)	$(65,801)	$(42,548)
Impairment charges	—	—	18,570	—	18,570
Operating fees to related parties	—	—	—	17,233	17,233
Acquisition and transaction related	12	141	—	180	333
General and administrative	22	—	—	12,683	12,705
Depreciation and amortization	59,756	669	1,458	216	62,099
Interest expense	547	—	—	35,415	35,962
Interest and other income	(20)	—	—	(1)	(21)
Gain on sale of real estate investment	—	—	—	—	—
Loss on non-designated derivative instruments	—	—	—	(46)	(46)
Income tax benefit (expense)	—			225	225
Net income (loss) attributable to non-controlling interests	17	—	—	(104)	(87)
NOI	$99,031	$1,096	$4,298	$—	$104,425
Refer to “Note 15 — Segment Reporting” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-41 for a reconciliation of NOI to net loss attributable to stockholders by reportable segment.
Distributions
In May 2013, we began paying distributions on a monthly basis at a rate equivalent to $1.70 per annum, per share of common stock. In March 2017, the Board authorized a decrease in the rate at which we pay monthly distributions to stockholders, effective as of April 1, 2017, to a rate equivalent to $1.45 per annum, per share of common stock. On February 20, 2018, the Board authorized a further decrease in the rate at which we pay monthly distributions to stockholders, effective as of March 1, 2018, to a rate equivalent to $0.85 per annum per share of common stock. Distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.
The amount of distributions payable to our stockholders is determined by the Board and is dependent on a number of factors, including funds available for distribution, our financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Distribution payments are dependent on the availability of funds. The Board may further reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.
During the nine months ended September 30, 2019, distributions paid to common stockholders and OP Unit holders totaled $59.1 million, including $20.7 million which was reinvested into additional shares of common stock through our DRIP. For the nine months ended September 30, 2019, cash flows provided by operations were $39.4 million.

The following table shows the sources for the payment of distributions to common stockholders, including distributions on unvested restricted shares and OP Units, but excluding distributions related to Class B Units as these distributions are recorded as an expense in our consolidated statement of operations and comprehensive loss, for the periods indicated:
	Three Months Ended						Year-To-Date
	March 31, 2019		June 30, 2019		September 30, 2019		September 30, 2019
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions to stockholders not reinvested in common stock issued under the DRIP	$12,304		$12,825		$13,057		$38,186
Distributions reinvested in common stock issued under the DRIP	6,983		6,968		6,747		20,698
Distributions on OP Units	85		88		88		261
Total distributions(1)	$19,372		$19,881		$19,892		$59,145
Source of distribution coverage:
Cash flows provided by operations(2)	$16,510	85.2%	$8,622	43.4%	$14,303	71.9%	$39,435	66.7%
Proceeds received from common stock issued under the DRIP(2)	2,862	14.8%	6,968	35.0%	5,596	28.1%	19,710(3)	33.3%
Available cash on hand	—	—	4,291	21.6%	—	—%	—	—%
Total source of distribution coverage	$19,372	100.0%	$19,881	100.0%	$19,899	100.0%	$59,145	100.0%
Cash flows provided by operations (in accordance with GAAP)	$16,510		$8,622		$14,303		$39,435
Net loss attributable to stockholders (in accordance with GAAP)	$(5,111)		$(6,054)		$(28,789)		$(39,954)

(1)
Excludes distributions related to Class B Units and distributions to non-controlling interest holders other than those paid on our OP Units.

(2)
Assumes the use of available cash flow from operations before any other sources.

(3)
Year-to-date total does not equal the sum of the quarters. Each quarter and year-to-date period is evaluated separately for purposes of this table.

For the nine months ended September 30, 2019, cash flows provided by operations were $39.4 million. As shown in the table above, we funded distributions with cash flows provided by operations, proceeds received from common stock issued under our DRIP and available cash on hand. To the extent we pay distributions in excess of cash flows provided by operations, our stockholders’ investment may be adversely impacted. Distributions paid from sources other than our cash flows from operations will result in us having fewer funds available for other needs such as property acquisitions and other real estate-related investments.
We have historically not generated sufficient cash flow from operations to fund distributions. The amount of cash available for distributions is affected by many factors, such as cash we generate from operations, inclusive of acquisitions of new properties and improved operations at our existing properties, as well as many other variables. Our interest expense in future periods will vary based on our level of future borrowings, the cost of borrowings and the opportunity to acquire real estate assets which meet our investment objectives. To the extent interest expense increases, we will have less cash available for distribution. Actual cash available for distributions may vary substantially from estimates. We cannot give any assurance that future acquisitions of real properties, if any, will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by the Board in establishing a distribution rate to stockholders.
Further, paying distributions from sources other than operating cash flow is not sustainable particularly where limited by the terms of instruments governing borrowings. Pursuant to our Credit

Facility, until, January 1, 2020, we are not permitted to increase distributions we pay to our stockholders. From and after January 1, 2020, provisions in our Credit Facility will restrict us from paying distributions (including dividends to holders of Series A Preferred Stock) in any fiscal quarter that, when added to the aggregate amount of all other distributions paid in the same fiscal quarter and the preceding three fiscal quarters (calculated on an annualized basis during the first three fiscal quarters for which the provisions are in effect), exceed 95% of Modified FFO (as defined in our Credit Facility and which is similar but not identical to MFFO; see “— Non-GAAP Financial Measures — Funds from Operations” below) during the applicable period. Until we become subject to these distribution restrictions, we are subject to a covenant requiring us to maintain a combination of cash, cash equivalents and availability for future borrowings under our Revolving Credit Facility totaling at least $50.0 million, and the amount available for borrowings under our Credit Facility based on the same borrowing base properties is lower. Further, after we become subject to these distribution restrictions, our ability to maintain compliance with our Credit Facility and pay distributions will depend on our ability to increase the amount of cash we generate from operations, which is dependent on the factors described above. If we are unable to do so, our ability to comply with our Credit Facility and pay distributions will be adversely affected and there can be no assurance our lenders would consent to the extent any amendment or waiver becomes necessary to maintain compliance, which would adversely affect our ability to continue to pay distributions to the holders of our common stock. Further, to the extent we issue preferred stock, the holders of the preferred stock will be entitled to be paid all dividends prior to us paying distributions to the holders of our common stock. Thus, the issuance of preferred stock may adversely impact the amount and timing of distributions that we pay on the common stock.
If we do not generate sufficient cash flows from our operations to fund distributions, we may have to further reduce or suspend distributions. We have funded a portion of our distributions from, among other things, DRIP proceeds, borrowings and proceeds from the sale of real estate investments. A decrease in the level of stockholder participation in our DRIP could have an adverse impact on our ability to continue to use DRIP proceeds. Borrowings required to fund distributions may not be available at favorable rates, or at all, and could restrict the amount we can borrow for investments and other purposes. Likewise, the proceeds from any property sale may not be available to fund distributions. Distributions paid from sources other than our cash flows from operations also reduce the funds available for other needs such as property acquisitions, capital expenditures and other real estate-related investments.
We may not have sufficient cash from operations to make a distribution required to maintain our REIT status, which may materially adversely affect an investment in our common stock. Moreover, the Board may change our distribution policy, in its sole discretion, at any time.
Loan Obligations
The payment terms of our mortgage notes payable generally require principal and interest amounts payable monthly with all unpaid principal and interest due at maturity. The payment terms of our Credit Facility require interest only amounts payable monthly with all unpaid principal and interest due at maturity. The payment terms of our Fannie Mae Master Credit Facilities require interest only payments through November 2021 and principal and interest payments thereafter. Our loan agreements require us to comply with specific reporting covenants. As of September 30, 2019, we were in compliance with the financial and reporting covenants under our loan agreements.
Contractual Obligations
On March 21, 2019, we entered into the Credit Facility. See “— Liquidity and Capital Resources” for further discussion on material financing transactions. There were no other material changes in our contractual obligations as of September 30, 2019, as compared to those reported in our Annual Report on Form 10-K for the year ended December 31, 2018.
Election as a REIT
We elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ended December 31, 2013. Commencing with such taxable year, we were organized and operated in a manner so that we qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner but no assurance can be given that we will operate in a manner so as to remain qualified for taxation as a REIT. In order to continue to qualify for taxation as a REIT, we must, among other things, distribute annually at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP) determined without regard to the deduction for dividends paid and excluding net capital gains, and must comply with a number of other organizational and operational requirements. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our REIT taxable income that we distribute to our stockholders. Even if we continue to qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and properties as well as federal income and excise taxes on our undistributed income.
Inflation
We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, we may be required to pay costs for maintenance and operation of properties, which may adversely impact our results of operations due to potential increases in costs and operating expenses resulting from inflation.
Related-Party Transactions and Agreements
Please see “Note 9 — Related Party Transactions and Arrangements” to our consolidated financial statements for the quarter ended September 30, 2019 beginning on page F-31 for further discussion.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.
Quantitative and Qualitative Disclosures About Market Risk.
There has been no material change in our exposure to market risk during the nine months ended September 30, 2019. For a discussion of our exposure to market risk, refer to Item 7A, “Quantitative and Qualitative Disclosures about Market Risk,” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES OFFERED
The following is a summary description of our capital stock. This description is not complete and is qualified in its entirety by reference to the provisions of charter, including the articles supplementary, and bylaws and the applicable provisions of the MGCL. Our charter, including the articles supplementary, and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus).
As used in this section, the terms “we,” “us,” “our” and “the Company” refer to Healthcare Trust, Inc. and not to any of its subsidiaries.
Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:
•
have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board and declared by us; and

•
are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be provided in the charter, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.
Holders of shares of our common stock are entitled to vote for the election of directors. Directors may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Cause is defined in our charter to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. Vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.
No established public market currently exists for our shares of common stock.
Securities Offered In This Offering
General
Our charter authorizes us to issue up to 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2019 and without giving effect to the shares of Series A Preferred Stock offered hereby, we had the following stock issued and outstanding: (i) 92,430,992 shares of common stock, and (ii) no shares of Series A Preferred Stock.
Under our charter, our Board, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board has authorized the classification of 1,610,000 shares of our preferred stock as Series A Preferred Stock, and we will file articles supplementary with the State Department of Assessments and

Taxation of Maryland (“SDAT”) to reflect this classification. After these articles supplementary are accepted for record and become effective, our authorized capital stock will be 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, 1,610,000 shares of Series A Preferred Stock and 48,390,000 shares of undesignated preferred stock.
There is currently no market for the Series A Preferred Stock. We intend to file an application to list the Series A Preferred Stock on The Nasdaq Global Market under the symbol “HTIA.” If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series A Preferred Stock. We expect the Series A Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “— Book-Entry Form” below.
The transfer agent, registrar and dividend payment agent for the Series A Preferred Stock is Computershare Trust Company, N.A.
Ranking
The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up, will rank:
•
senior to our common stock and to all other equity securities expressly designated as ranking junior to the Series A Preferred Stock;

•
on parity with all future equity securities expressly designated as ranking on parity with the Series A Preferred Stock; and

•
junior to any class or series of equity securities expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof.

The authorization or issuance of equity securities ranking senior to the Series A Preferred Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock will rank junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
Dividends
Holders of Series A Preferred Stock will be entitled to receive, when, as and if authorized by our Board and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of  $      per share each year, which is equivalent to the rate of     % of the $25.00 liquidation preference per share per annum. Dividends will be payable quarterly in arrears on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day. A dividend period is the respective quarterly period commencing on and including the 1st day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period to all holders of record on the applicable record date, when and as authorized by our Board and declared by us. The first quarterly dividend for the Series A Preferred Stock sold in this offering will be paid on January 15, 2020 and will represent an accrual for less than a full quarter, covering the period from December   , 2019 to December 31, 2019. Holders of record of all shares of Series A Preferred Stock issued and outstanding at the close of business on the record date fixed by our Board for any dividend, including shares of Series A Preferred Stock sold in this offering, will be entitled to receive the full dividend paid on the applicable dividend payment date even if such shares were not issued and outstanding for the full dividend period.
Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our Board sets as the record date for the payment of a dividend that is not more than 30 nor fewer than 10 days prior to the applicable dividend payment date.

Our Board will not authorize, and we will not pay or declare and set apart for payment, any dividend on the Series A Preferred Stock at any time that:
•
the terms and conditions of any of our agreements, including our credit facility or any other agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment;

•
the terms and conditions of any of our agreements, including our credit facility or any other agreement relating to our indebtedness, provide that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement; or

•
the law restricts or prohibits the authorization, payment or setting apart for payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accrue whether or not the dividends are authorized by our Board and declared by us, from the later of the first date on which the Series A Preferred Stock is issued and the most recent dividend payment date on which dividends have been paid.
Accrued and unpaid dividends on the Series A Preferred Stock do not bear interest.
We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.
Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.
If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) a portion (the “Capital Gains Amount”) of the dividends not in excess of our earnings and profits that are paid or made available for the year to the holders of all classes or series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Stock will be in the same proportion that the Total Dividends paid or made available to the holders of Series A Preferred Stock for the taxable year bears to the Total Dividends for the taxable year made with respect to all classes or series of stock outstanding.
Holders of shares of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above.

Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of  $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, after payment of or provision for our debts and liabilities and any other class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to liquidation rights before any distribution or payment may be made to holders of common stock or any other class or series of our equity stock ranking junior to the Series A Preferred Stock with respect to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights, then the holders of Series A Preferred Stock and any other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock are entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up at least 20 days before the payment date of the liquidating distribution. After the holders of Series A Preferred Stock have received the full amount of the liquidating distributions to which they are entitled, they will have no right or claim to any of our remaining assets.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series A Preferred Stock will not be added to the Company’s total liabilities.
Our consolidation, conversion or merger with or into any other person or entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business, whether in connection with a Change of Control or otherwise, will not be deemed to constitute our liquidation, dissolution or winding up.
Optional Redemption
The Series A Preferred Stock is not redeemable prior to           , 2024, except in the circumstances described in this section, in the section below titled “— Special Optional Redemption,” or pursuant to certain provisions of our charter. See “— Restrictions on Transfer and Ownership of Stock” below.
Notwithstanding any other provision relating to redemption or repurchase of the Series A Preferred Stock, we may redeem any or all of the Series A Preferred Stock at any time, whether before or after           , 2024 at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), pursuant to the restrictions on ownership and transfer of our stock set forth in our charter or if our Board otherwise determines that redemption is necessary for us to preserve our status as a REIT for federal income tax purposes.
On and after           , 2024, the Series A Preferred Stock may be redeemed at our option, in whole or in part, at any time or from time to time, at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), without interest, upon the giving of notice, as provided below.
If less than all of the outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed will be determined pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, more than 9.8% in value of the aggregate of our outstanding shares of stock (which includes the Series A

Preferred Stock) or 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our outstanding shares of stock or violate any of the other restrictions on ownership and transfer of our stock set forth in our charter, then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that holder so that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, more than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our outstanding shares of stock or violate any of the other restrictions on ownership and transfer set forth in our charter.
We will mail to you, if you are a record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to shares held by any holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the total number of shares of Series A Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from the holder);

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the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with redemption; and

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that dividends on the Series A Preferred Stock will cease to accrue on the redemption date.

We are not required to provide such notice in the event we redeem Series A Preferred Stock in order to maintain our status as a REIT.
Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock (except (i) by exchange for our equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) pursuant to the provisions of our charter relating to restrictions on ownership and transfer of our stock and (iii) pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up). So long as no dividends on Series A Preferred Stock for any past dividend period are in arrears, we are entitled at any time and from time to time to repurchase Series A Preferred Stock in open-market transactions duly authorized by our Board and effected in compliance with applicable laws and these requirements will not prevent our purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or our redemption of Series A Preferred Stock pursuant to the provisions of our charter relating to the restrictions on ownership and transfer of our stock.
Special Optional Redemption
During any period of time (whether before or after       , 2024) that the Series A Preferred Stock is not listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC (a “Delisting Event”), we have the option to redeem the outstanding Series A Preferred Stock, in whole or in part, after the occurrence of the Delisting Event, for a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), upon the giving of notice, as provided below.
In addition to the foregoing, upon the occurrence of a Delisting Event, the dividend rate specified shall be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of     % of the $25.00 per share stated liquidation preference per annum (equivalent to $     per annum per share) from and after the date of the Delisting Event. Following the cure of a Delisting Event, the dividend rate shall revert to the rate of      % of the $25.00 per share stated liquidation preference per annum.
In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price). If, prior to the Conversion Date (as defined below), we provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption rights), you will not have the conversion right described below under “—  Change of Control Conversion Right.”
We will mail to you, if you are the record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing with not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the total number of shares of Series A Preferred Stock to be redeemed;

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the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with the redemption;

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that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control or a Delisting Event, as applicable, and a brief description of the transaction or transactions constituting the Change of Control or Delisting Event, as applicable;

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that holders of Series A Preferred Stock to which the notice relates will not be able to tender the Series A Preferred Stock for conversion in connection with a Change of Control during a continuous Delisting Event, and each Series A Preferred Stock tendered for conversion that is selected, prior to the Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Conversion Date; and

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that dividends on the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

A Change of Control occurs when, after the original issuance of the Series A Preferred Stock, the following has occurred and is continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of the Company or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq Stock Market, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq Stock Market, the NYSE or the NYSE American LLC.

Additional Provisions Relating to Optional Redemption and Special Optional Redemption
If  (i) we have given a notice of redemption, (ii) we have set apart sufficient funds for the redemption of the shares of Series A Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and an amount equal to all accrued and unpaid dividends to, but not including, the redemption date, then from and after the redemption date, those shares of Series A Preferred Stock so called for redemption will no longer be outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest. The holders of those Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon redemption, without interest.
The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding dividend payment date. There is no restriction on the redemption of shares of Series A Preferred Stock by us while there is any arrearage in the payment of dividends.
All shares of Series A Preferred Stock that we redeem or reacquire in any manner will return to the status of authorized but unissued shares of preferred stock, without further designation as to series or class and may thereafter be classified, reclassified or issued as any series or class of preferred stock.
Change of Control Conversion Right
Upon the occurrence of a Change of Control during a continuing Delisting Event, each holder of Series A Preferred Stock has the right, unless, prior to the Conversion Date, we have provided or provide notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some of or all the shares of Series A Preferred Stock held by the holder (the “CoC Conversion Right”) on the Conversion Date into a number of shares of common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (ii) the Common Stock Price; and

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        , the Share Cap.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product of  (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to the Stock Split.
If a Change of Control occurs during a continuing Delisting Event, pursuant to or in connection with which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of the shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which the holder would have owned or been entitled to receive had the holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control during a continuing Delisting Event, is referred to as the “Conversion Consideration”).
If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control during a continuing Delisting Event, the Conversion Consideration that holders of Series A Preferred Stock will receive will be the form of consideration elected by the holders of a plurality of the shares of common stock held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control during a continuing Delisting Event.
We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of any fractional shares based on the Common Stock Price.
Within 15 days following the occurrence of a Change of Control during a continuing Delisting Event, unless we have provided notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” we will provide to holders of record of outstanding shares of Series A Preferred Stock a notice of occurrence of both the Change of Control and Delisting Event that describes the resulting CoC Conversion Right. A failure to give notice of conversion or any defect in the notice or in its mailing will not affect the validity of the proceedings for the conversion of any Series A Preferred Stock except as to the holder to whom this notice was defective or not given. This notice will state the following:
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the events constituting the Change of Control during a continuing Delisting Event;

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the date of the Change of Control during a continuing Delisting Event;

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the last date on which the holders of shares of Series A Preferred Stock may exercise their CoC Conversion Right;

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the method and period for calculating the Common Stock Price;

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the “Conversion Date,” which will be a business day fixed by our board of directors that is not fewer than 20 and not more than 35 days following the date of the notice;

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that if, prior to the Conversion Date we provide notice of our election to redeem all or any portion of the shares of Series A Preferred Stock, you will not be able to convert the shares of Series A Preferred Stock so called for redemption and the shares of Series A Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the CoC Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the CoC Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series A Preferred Stock.
To exercise the CoC Conversion Right, a holder of record of Series A Preferred Stock will be required to deliver, on or before the close of business on the Conversion Date, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents we reasonably require in connection with the conversion, to our conversion agent. The conversion notice must state:
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the Conversion Date; and

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the number of shares of Series A Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of our common stock is other than solely cash, (x) the Non-traded Common Stock Price, if the common stock is not listed on a national exchange on the effective date of any Change in Control or (y) the Traded Common Stock Price, if the common stock is listed on a national securities exchange on the effective date of any Change in Control.
The “Non-traded Common Stock Price” is the currently applicable repurchase price for shares of common stock pursuant to our SRP immediately prior to the effective date of the Change of Control. The “Traded Common Stock Price” is the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.
Holders of Series A Preferred Stock may withdraw any notice of exercise of a CoC Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our conversion agent prior to the close of business on the business day prior to the Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series A Preferred Stock;

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if certificated shares of Series A Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series A Preferred Stock; and

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the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Shares of Series A Preferred Stock as to which the CoC Conversion Right have been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration on the applicable Conversion Date, unless prior thereto we provide notice of our election to redeem those shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Conversion Date, the shares of Series A Preferred Stock will not be so converted and the holders of the shares will be entitled to receive on the applicable redemption date the redemption price for the shares.
We will deliver amounts owing upon conversion no later than the third business day following the Conversion Date.

In connection with the exercise of any CoC Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock for shares of our common stock to the extent that receipt of the shares of common stock would cause the holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our charter. See “— Restrictions on Transfer and Ownership of Stock” below.
These Change of Control conversion and redemption features may make it more difficult for or discourage a party from pursuing a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Except as provided above in connection with the occurrence of a Change of Control during a Delisting Event, the Series A Preferred Stock is not convertible into or exchangeable for any other property or securities.
Voting Rights
Except as described below, holders of Series A Preferred Stock generally have no voting rights. On any matter in which the Series A Preferred Stock may vote (as expressly provided in our charter), each share of Series A Preferred Stock entitles the holder thereof to cast one vote, except that, when voting together as a single class with shares of any other class or series of voting preferred stock, shares of different classes or series will vote in proportion to the liquidation preference of the shares.
Whenever dividends on the Series A Preferred Stock are in arrears, whether or not authorized or declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock and any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, which we refer to as “voting preferred stock,” and with which the holders of Series A Preferred Stock are entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect, at any special meeting called by our secretary at the written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and any class or series of voting preferred stock (unless the request is received more than 45 days and less than 90 days before our next annual meeting of stockholders at which the vote would occur) and at each subsequent annual meeting of stockholders, two additional directors to serve on our Board. The right of holders of Series A Preferred Stock to vote in the election of directors will terminate when all dividends accrued and unpaid on the outstanding shares of Series A Preferred Stock for all past dividend periods have been fully paid. Unless the number of our directors has previously been increased pursuant to the terms of any other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of directors, the number of our directors will automatically increase by two at the time as holders of Series A Preferred Stock become entitled to vote in the election of two additional directors. The term of office of these directors will terminate, and the number of our directors will automatically decrease by two, when all dividends accrued and unpaid for all past dividend periods on the Series A Preferred Stock have been fully paid, unless shares of voting preferred stock remain outstanding and entitled to vote in the election of directors. If the right of holders of Series A Preferred Stock to elect the two additional directors terminates after the record date for determining holders of shares of Series A Preferred Stock entitled to vote in any election of directors but before the closing of the polls in the election, holders of Series A Preferred Stock outstanding as of the applicable record date will not be entitled to vote in the election of directors. The right of the holders of Series A Preferred Stock to elect the additional directors will again vest if and whenever dividends are in arrears for six quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect an individual as a director, and no individual will be qualified to be nominated for election or to serve as a director, if the individual’s service as a director would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed or otherwise conflict with our charter or bylaws.

The additional directors will be elected by a plurality of the votes cast in the election of preferred stock directors, and each of these directors will serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies, or until the director’s term of office terminates as described above. Any director elected by the holders of Series A Preferred Stock and any class or series of voting preferred stock, voting together as a single class, may be removed, with or without cause, only by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and all classes or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of directors, voting together as a single class. At any time that the holders of Series A Preferred Stock are entitled to vote in the election of the two additional preferred stock directors, holders of Series A Preferred Stock will be entitled to vote in the election of a successor to fill any vacancy on our Board that results from the removal of the director.
At any time that holders of Series A Preferred Stock have the right to elect two additional preferred stock directors as described above but these directors have not been elected, our secretary must call a special meeting for the purpose of electing the additional directors upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and any other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class with respect to the election of directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of our stockholders at which the vote would occur, in which case, the additional directors may be elected either at the annual meeting or at a separate special meeting of our stockholders at our discretion.
So long as any shares of Series A Preferred Stock are outstanding, the approval of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote as a single class on such matter (voting together as a single class), is required to authorize (a) any amendment, alteration, repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise), that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, or (b) the creation, issuance or increase in the authorized number of shares of any class or series of stock ranking senior to the Series A Preferred Stock (or any equity securities convertible into or exchangeable for any such shares) with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. Notwithstanding the foregoing, holders of voting preferred stock will not be entitled to vote together as a class with the holders of Series A Preferred Stock on any amendment, alteration, repeal or other change to any provision of our charter unless the action affects the holders of Series A Preferred Stock and the voting preferred stock equally.
The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:
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any increase or decrease in the number of authorized shares of common stock or preferred stock of any class or series, any increase in the number of Series A Preferred Stock or the classification or reclassification of any unissued shares, or the creation or issuance of equity securities, of any class or series ranking, junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up;

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any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights; or

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any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the holders of Series A Preferred Stock receive the $25.00 liquidation preference per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends to, but not including, the date of the event.
The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption all outstanding shares of Series A Preferred Stock.
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to any sinking fund or mandatory redemption provisions.
Restrictions on Transfer and Ownership of Stock
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. For further information regarding the restrictions on ownership and transfer of the Series A Preferred Stock, see “— Restrictions on Transfer and Ownership of Stock” below.
Conversion
The Series A Preferred Stock is not convertible into any other property or securities, except as provided under “—  CoC Conversion Rights.”
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.
Preemptive Rights
No holders of Series A Preferred Stock shall, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for shares of our common stock or any of our other securities.
Book-Entry Form
The Series A Preferred Stock offered in this offering will be issued and maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.

Power to Reclassify Shares of Our Stock
Our Board may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board is required by the MGCL, and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock
We believe that the power of our Board to amend our charter from time to time to increase the aggregate number of authorized shares of stock and the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded.
Restrictions on Transfer and Ownership of Stock
In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock; we refer to these limitations as the “ownership limits.”
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

ESTIMATED NET ASSET VALUE OF OUR COMMON STOCK
No established public market currently exists for our shares of common stock. On April 1, 2019, the independent directors of our Board, who comprise a majority of our Board, unanimously approved an Estimated Per-Share NAV of our common stock equal to $17.50 as of December 31, 2018, which was published on April 3, 2019. We intend to publish Estimated Per-Share NAV of our common stock periodically at the discretion of our Board, provided that the estimates will be made at least once annually.
Consistent with our valuation guidelines, we engaged Duff  & Phelps, LLC (“Duff  & Phelps”), an independent third-party real estate advisory firm, to perform appraisals of our real estate assets as of December 31, 2018 and provide a valuation range for each real estate asset. In addition, Duff  & Phelps was engaged to review and incorporate its estimate of a range of our net asset values included in its report our market value estimate regarding other assets and liabilities as of the valuation date.
Duff  & Phelps has extensive experience estimating the fair value of commercial real estate. The method used by Duff  & Phelps to appraise our real estate assets in the report furnished to the Advisor and our Board by Duff  & Phelps (the “Duff  & Phelps Real Estate Appraisal Report”) complies with the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publicly Registered Non-Listed REITs,” issued April 29, 2013. Also, the scope of work performed by Duff  & Phelps was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Other than its engagement as described above and its engagement to provide certain purchase price allocation services, Duff  & Phelps does not have any direct interests in any transaction with us.
Potential conflicts of interest between Duff  & Phelps, on one hand, and us or the Advisor, on the other hand, may arise as a result of  (1) the impact of the findings of Duff  & Phelps in relation to our real estate assets, or the assets of real estate investment programs sponsored by affiliates of the Advisor, on the value of ownership interests owned by, or incentive compensation payable to, our directors, officers or affiliates and those of the Advisor, or (2) Duff  & Phelps performing valuation services for other programs sponsored by affiliates of the Advisor, as well as other services for us.
Duff  & Phelps performed a full valuation of our real estate assets utilizing an income capitalization approach consisting of the Direct Capitalization Method or the Discounted Cash Flow Method and certain other approaches, all, as described further below. These approaches are commonly used in the commercial real estate industry.
The Estimated Per-Share NAV is comprised of  (i) the sum of  (A) the estimated value of our real estate assets and (B) the estimated value of our other assets, minus the sum of  (C) the estimated value of our debt and other liabilities and (D) the estimate of the aggregate incentive fees, participations and limited partnership interests held by or allocable to the Advisor, our management or any of their respective affiliates based on our aggregate net asset value based on Estimated Per-Share NAV and payable in our hypothetical liquidation as of December 31, 2018, divided by (ii) our number of common shares outstanding on a fully-diluted basis as of December 31, 2018, which was 92,369,530. Common shares outstanding on a fully-diluted basis is defined as the sum of common shares outstanding, vested and unvested restricted shares and operating partnership units, while excluding Class B units.
The Estimated Per-Share NAV does not represent: (i) the price that our shares may trade for on a national securities exchange or a third party would pay for us, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares, or (iii) the amount a stockholder would realize in per share distributions if we sold all of our assets and settled all of our liabilities in a plan of liquidation. Further, there is no assurance that the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.
The Estimated Per-Share NAV as of December 31, 2018 of  $17.50, a value within the range determined by Duff  & Phelps, was unanimously adopted by the independent directors of the Board, who comprise a majority of the Board, with Mr. Weil abstaining, on April 1, 2019. The independent directors of the Board based their determination on the Advisor’s recommendation, which was based on the Advisor’s review of the Duff  & Phelps Real Estate Appraisal Report and on the Advisor’s own analysis, estimates and calculations and the fundamentals of the real estate assets. As part of their determination to approve an Estimated Per-Share NAV, the independent directors considered the fundamentals of the real estate assets including geographic location, stabilization and credit quality of tenants. The Board is ultimately and solely responsible for the Estimated Per-Share NAV. Estimated Per-Share NAV was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. As such, stockholders should not rely on the Estimated Per-Share NAV in making a decision to buy or sell shares of our common stock pursuant to the DRIP or SRP, respectively.
In connection with the independent directors of the Board’s determination of Estimated Per-Share NAV, the Advisor concluded that, in a hypothetical liquidation at such Estimated Per-Share NAV, it would not be entitled to any incentive fees or performance-based restricted partnership units of our operating partnership designated as “Class B Units.” The Advisor determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under GAAP set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR
CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions may discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Number of Directors; Vacancies; Removal
We are presently required to have six directors. This number may be increased or decreased from time to time pursuant to the bylaws, but may never be less than one or more than fifteen. Our board of directors is divided into three classes of directors serving staggered three-year terms. At each annual meeting, directors of one class are elected to serve for a term of three years, until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.
We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Any director may resign at any time by delivering his or her notice to the board of directors.
Our charter provides that any or all directors may be removed from office only for “cause” by the affirmative vote of the stockholders, subject to the rights of holders of one or more classes or series of preferred stock, entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this provision of our charter, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Action by Stockholders
Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, including with respect to the vote by the stockholders for the election of the directors, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters (except for certain charter amendments relating to director resignation and removal and the vote required for certain amendments) by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Pursuant to our charter and bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. Special meetings of stockholders to act on any matter that may properly be considered at a meeting of stockholders may be called upon the request of the board of directors, the chairman of the board of directors, the president or the chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
No Appraisal Rights
As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.
Stockholder Liability
The MGCL provides that our stockholders:
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are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

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are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations
Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has by resolution exempted business combinations between us and our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by our board of directors.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a stockholder requested special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to a classified board of directors and the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that nominations of individuals for election to the board of directors or proposals of other business may be made at an annual meeting (1) pursuant to our notice of meeting, (2) by or at the direction of our board of directors, or (3) by any stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the stockholder to provide notice to the secretary containing the information required by our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the board of directors may be made at a special meeting, (1) by or at the direction of the board of directors, or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of  (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of directors to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

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any individual who, while our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

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our Advisor and its affiliates from and against any claim, liability or expense to which they may become subject or which they may incur by reason of their service as our advisor.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) such indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (1) the proceeding was one by or in the right of us and such indemnitee was adjudged to be liable to us, (2) such indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (3) the proceeding was brought by such indemnitee, except in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a duty owed by any director, officer or other employee of our company to our company or to our stockholders, (c) any action asserting a claim against us or any director, officer or other employee of our company pursuant to any provision of the MGCL, our charter or our bylaws, or (d) any action asserting a claim against us or any director, officer or other employee of our company governed by the internal affairs doctrine.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations associated with our qualification and taxation as a real estate investment trust, or REIT, and the acquisition, ownership and disposition of shares of our common stock and of our preferred stock, including our Series A Preferred Stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the additional prospectus or prospectus supplement that relates to those securities. For purposes of this summary, references to “the company,” “we,” “our” and “us” mean only Healthcare Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), Department of Treasury (“Treasury”) regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this summary.
This summary does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this summary does not purport to address the U.S. federal income or other tax considerations applicable to holders of shares of our stock that are subject to special treatment under U.S. federal income tax law, including, for example:
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financial institutions;

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partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

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insurance companies;

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pension plans or other tax-exempt organizations, except to the extent summarized below;

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“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

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dealers in securities or currencies;

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traders in securities that elect to use a mark to market method of accounting;

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persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction;

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persons subject to special tax accounting rules under Section 451(b) of the Code;

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regulated investment companies;

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REITs;

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certain U.S. expatriates;

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persons whose “functional currency” is not the U.S. dollar; and

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persons who acquired shares of our stock through the exercise of an employee stock option or otherwise as compensation.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our stock, has been requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters summarized in this summary. In addition, this summary assumes that stockholders hold shares of our stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations, commencing with our taxable year ended on December 31, 2013. We intend to continue operating as a REIT so long as our Board determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code Sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as summarized in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2013, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership has been and will be taxed as a partnership or as a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation for U.S. federal income tax purposes beginning with its first taxable year. This opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we own and our investment in other assets, the applicable requirements under U.S. federal income tax laws, which are discussed below. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. Further, the anticipated U.S. federal income tax treatment summarized below may change, perhaps retroactively, by legislative, administrative, or judicial action. Proskauer Rose LLP has no obligation to update its opinion subsequent to the date of the opinion.
General
The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:
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without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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excluding amounts equal to the net income from foreclosure property and the net income derived from prohibited transactions;

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deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

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deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

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without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our stockholders.
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:
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We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

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If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

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We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Requirements — Prohibited Transactions.”

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We will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property. We will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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If we fail to satisfy any of the REIT Asset Tests (summarized below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of  $50,000 or the amount determined by multiplying the corporate tax rate (currently 21%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.

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If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of  $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the five-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
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A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.

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The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS, will generally be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Requirements
Organizational Requirements
The Code defines a REIT as a corporation, trust or association:
that is managed by one or more trustees or directors;
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
that would be taxable as a domestic corporation but for its qualification as a REIT;
that is neither a financial institution nor an insurance company;
that meets the gross income, asset and annual distribution requirements;
the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
that uses a calendar year for U.S. federal income tax purposes.
Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).

Ownership of Interests in Partnerships, Limited Liability Companies and QRSs
A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to the special rules relating to the 10% asset test described below, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, including our operating partnership, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).
We expect to control our subsidiary partnerships, including our operating partnership, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the operating partnership and subsidiaries of the operating partnership, we also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another QRS, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.
We may from time to time own certain assets through entities that we wholly-own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Ownership of Interests in TRSs
We currently own an interest in a TRS, and may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, that other corporation also will be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”
Share Ownership Requirements
The stock that we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock without the approval of our Board. See the section entitled “Description of Capital Stock and Securities Offered — Restrictions on Transfer and Ownership of Stock” in this prospectus. Additionally, our charter contains provisions requiring each holder of shares of our stock to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy a number of tests, summarized below, based on the composition of our assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test.   At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of  “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— Additional Asset Tests.”
We are currently invested in the real properties described in our filings with the SEC. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.
Additional Asset Tests.   Our assets that do not qualify for the 75% Asset Test are subject to the following additional asset tests. Not more than 25% of the value of those assets may consist of securities, other than securities that qualify for the 75% Asset Test. Not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of those assets may consist of securities of one or more TRSs. Not more than 25% of the value of those assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property). In addition, if we invest in any securities that do not otherwise qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, those securities may not exceed (i) 5% of the value of our assets as to any one issuer and (ii) 10% of the outstanding securities by vote and value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, such as any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
We may make real estate related debt investments if the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of that loan may not be a qualifying real estate asset. Under current law, it is unclear how to determine the portion of such loan that would be treated as a qualifying real estate asset. However, IRS guidance provides that the IRS will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of  (i) the fair market value of the real property securing the loan, as of the date the REIT committed to acquire or modify the loan, and (ii) the fair market value of the loan. Nevertheless, the application of this guidance is uncertain, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that later increase in value. Accordingly, no assurance can be given that the IRS would not challenge our treatment of such assets. Moreover, although we intend to make these investments in a manner so as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.
We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we are and will continue to be prudent in making these estimates, there can be no assurance that the IRS will agree with these determinations and may assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and we could fail to qualify as a REIT.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of  (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if  (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of  (a) $50,000, or (b) an amount determined (under Treasury Regulations) by multiplying (I) the highest rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting (the “Gross Income Tests.”)
75% Gross Income Test.   At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 75% Gross Income Test.
95% Gross Income Test.   At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 95% Gross Income Test.
Rents from Real Property.   Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules summarized below.

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). However, as described below, we expect that amounts received from TRSs we have formed and may form to facilitate our acquisition of  “qualified health care properties” will satisfy the conditions of the exception for rents received from a TRS, with the result that such amounts will be treated as rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of  “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intent is that the services we provide are those usually or customarily rendered in connection with the rental of space in the geographic location in which the property is located, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test described above. Our Board intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above if the activities of the TRS and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from TRSs with respect to any “qualified health care properties” we own will be considered rents from real property only if the following conditions are met:
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Each “qualified health care property” is not be managed or operated by us or the TRS to which it is leased, but rather is managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating “qualified health care properties” for persons not related to us or the TRS. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the TRS to operate the “qualified health care property”;

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A “qualified health care property” includes any real property, and any personal property incident to such real property, that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility that extends medical, nursing, or ancillary services to patients, and that is operated by a provider of such services that is eligible for participation in the Medicare program with respect to such facility; and
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The TRS may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any “qualified health care property” is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us.

We expect that all “qualified health care properties” we acquire and lease to a TRS will be operated in accordance with these requirements with the result that amounts received from a TRS will be considered rents from real property. The TRSs will pay regular corporate tax rates on any income they earn from the lease of our “qualified health care properties,” as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
Interest Income.   It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which the interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance, we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.
Dividend Income.   We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.
Prohibited Transaction Income.   Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to continue to conduct our operations so that no asset owned by us is held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. In such case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.
Foreclosure Property.   Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to regular U.S. federal corporate income tax on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests.   Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Based on our historic and anticipated operations, it is likely that we will have little or no non-qualifying income for U.S. federal income tax purposes. Moreover, as described above, we have established and may establish one or more TRSs with which we could enter into leases for any properties in which we may invest. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from the TRSs in the form of rents. In addition, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we (1) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (2) attach to our U.S. federal income tax return a schedule describing the nature and amount of each item of our gross income, and (3) satisfy the IRS that any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Determining whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
For our taxable years commencing prior to January 1, 2015, for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of  (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. We may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:
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“residual interests” in REMICs or taxable mortgage pools;

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loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

For taxable years beginning after December 31, 2017, and except as provided below, our deduction (and the deduction of any of our subsidiary partnerships) for net business interest expense generally will be limited to 30% of taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we and our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If this election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased.
We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.
Failure to Qualify
If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and are not due to willful neglect, and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions
As mentioned above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:
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is a real estate asset under the 75% Asset Test;

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generally has been held for at least two years;

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has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

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in some cases, was held for production of rental income for at least two years;

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in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause us to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when we dispose of less than 20% of our assets as well as 10% or less of our assets based on a three-year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “REIT Qualification Requirements — Ownership of Interests in TRSs,” above.
Characterization of Property Leases
We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:
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our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

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the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

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the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

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the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

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in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

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the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of  (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

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we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and

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upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.
Hedging Transactions
We and our subsidiaries have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (1) any transaction we enter into in the normal course of our business primarily to manage risk of  (a) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (b) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any

property which generates such income and (2) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect our ability to satisfy the REIT qualification requirements.
Tax Aspects of Investments in Partnerships
General.   We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an umbrella partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This summary should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or as a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.
If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.
Income Taxation of Partnerships and their Partners.   Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.
For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition of depreciable property at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
Partnership Audit Rules.   Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in shares of our stock.
Tax Consequences of Exercise of Exchange Rights.   Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units with shares of common stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize gain in an amount equal to the value of the shares of common stock received plus the amount of liabilities of the operating partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, that portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.
Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders
The following section applies to you only if you are a U.S. Stockholder. Generally, for purposes of this summary, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if  (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of such shares of our stock by the partnership.
Distributions.   Distributions (including any deemed distributions) that we make to our U.S. Stockholders and that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) will be treated as dividends of ordinary income to the extent they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock and then to distributions on our shares of common stock. In addition, for taxable years beginning before January 1, 2026, individuals, trusts and estates generally are entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), so long as certain holding period requirements have been met. Corporate stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Stockholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Stockholder’s particular circumstances. In addition, for any noncorporate U.S. Stockholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%. Distributions in excess of our current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its shares of our stock by the amount of such distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of our earnings and profits reduce the U.S. Stockholder’s tax basis in shares of our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of shares of our stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its shares of our stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of our stock by the after-tax amount of such gain. Capital gains that we distribute, or are treated as distributing, to our stockholders must be allocated between shares of our preferred stock and our common stock. We intend to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of all classes of our stock for the year.
With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to such U.S. Stockholders as qualified dividend income. A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the shares of our stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares of our stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.
Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.

We have the ability to declare and pay a large portion of a distribution on our common stock in shares of our common stock. As long as a portion of such distribution is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution (to the extent of our current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any distribution on shares of our stock will be taxable as a dividend, unless the entire distribution is paid in shares of our common stock, which would be treated as a non-taxable distribution.
Distributions that we make and gains arising from the sale or exchange by a U.S. Stockholder of our stock will not be treated as passive activity income. As a result, U.S. Stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.
Sales of Shares.   The amount of net capital gain or loss recognized upon the sale or other disposition of shares of our stock by a U.S. Stockholder generally would equal the difference between (x) the amount of cash and fair market value of any property received in the sale and (y) the U.S. Stockholder’s tax basis in the shares sold. Gain on a sale of shares of our stock by a U.S. non-corporate investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the shares of our stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our stock by a U.S. Stockholder who has held the shares of our stock for six months or less generally will be treated as a long-term capital loss to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as summarized above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by us.
Redemption of Shares of Our Preferred Stock.   A redemption of shares of our preferred stock will be treated under Code Section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (i) is “substantially disproportionate” with respect to the U.S. Stockholder’s interest in shares of our capital stock, (ii) results in a “complete termination” of the U.S. Stockholder’s interest in all shares of our classes or series of capital stock, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Stockholder, all within the meaning of Code Section 302(b). In determining whether one of these tests has been met, a U.S. Stockholder generally must include shares of our capital stock considered to be owned by the U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. Stockholder. If a U.S. Stockholder actually or constructively owns no shares of our common stock, a redemption of the U.S. Stockholder’s preferred stock will qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. Because the determination as to whether any of the three alternative tests of Code Section 302(b) described above will be satisfied with respect to any particular U.S. Stockholder of shares of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of our preferred stock.
If a redemption of shares of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a U.S. Stockholder’s adjusted tax basis in the redeemed shares of our preferred stock will be transferred to the remaining shares of our capital stock held by the U.S. Stockholder. If the U.S. Stockholder does not retain any shares of our capital stock, the tax basis could be transferred to a related person that holds shares of our capital stock or the tax basis may be lost.
Conversion of Shares of Our Preferred Stock.   Upon the occurrence of a Change of Control during a continuing Delisting Event, unless we have elected to exercise our redemption right, each holder of preferred stock will, under certain circumstances, have the right to convert some of or all the shares of the Series A Preferred Stock held by the holder into shares of our common stock. Except as provided below, (i) a U.S. Stockholder generally will not recognize gain or loss upon the conversion of shares of our preferred stock into shares of our common stock, and (ii) a U.S. Stockholder’s tax basis and holding period in shares of our common stock received upon conversion generally will be the same as those of the converted shares of our preferred stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of our common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of our preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Stockholder has held the shares of our preferred stock for more than one year at the time of conversion. U.S. Stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which the holder exchanges shares of our common stock received on a conversion of shares of our preferred stock for cash or other property.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, distributions paid on shares of our stock should not constitute UBTI unless the tax-exempt entity (i) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (ii) otherwise uses the shares of stock in an unrelated trade or business.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends it receives from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and, in turn, should prevent us from becoming a pension-held REIT.
Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.
Backup Withholding and Information Reporting
We will report to our U.S. Stockholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends (including any deemed dividends) paid unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify their non-foreign status or with respect to which the IRS notifies us that such U.S. Stockholder is subject to backup withholding. See the “— Taxation of Non-U.S. Stockholders” portion of this section.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Taxation of Non-U.S. Stockholders
Generally, for purposes of this summary, a “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.
Distributions — In General.   Distributions that we make to our Non-U.S. Stockholders that are not attributable to gain from our sales or exchanges of United States real property interests (“USRPIs”), and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock before being allocated to distributions on our shares of common stock. Such ordinary dividends to Non-U.S. Stockholders generally are subject to a 30% withholding tax at the time of distribution, unless this dividend is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder or an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Any constructive dividends on the preferred stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Stockholder.
If income from the investment in shares of our stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Stockholder’s shares of our stock. Instead, they will reduce the adjusted tax basis of such shares of our stock. To the extent that such distributions exceed the adjusted tax basis of a Non-U.S. Stockholder’s shares of our stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares of our stock, as described in the “Sales of Shares” portion of this Section below.
Distributions Attributable to Sale or Exchange of Real Property.   Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from our sales or exchanges of USRPIs (“USRPI capital gain”) will, except as described below, be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders therefore would be taxed at the normal capital gain rates applicable to U.S. Stockholders (without regard to whether we designate the distribution as a capital gain dividend), and would be subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Stockholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Stockholder may credit the amount withheld against the Non-U.S. Stockholder’s U.S. tax liability. Such withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S.

Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS. We anticipate that distributions in respect of our common stock will be subject to the rules set forth in this paragraph.
However, generally, pursuant to FIRPTA, distributions of USRPI capital gains are not treated as effectively connected income for a Non-U.S. Stockholder and instead are treated and taxed as ordinary dividends if  (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (b) the Non-U.S. Stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that shares of our Series A Preferred Stock will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, or (2) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Stockholder will incur tax on his or her capital gains.
Sales of Shares.   Gain recognized by a Non-U.S. Stockholder upon a sale of shares of our stock generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3)(A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our stock continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the shares sold are of a class of our stock that is “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.
We believe that we qualify as “domestically controlled.” However, even if we were not domestically controlled, we anticipate that shares of our Series A Preferred Stock (but not our common stock) will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of shares of our stock were to be subject to U.S. federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of our stock may be required to withhold a portion of the gross purchase price.
In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
Redemption of Shares of Our Preferred Stock.   A redemption of shares of our preferred stock will be treated under Code Section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. See “— Taxation of Taxable U.S. Stockholders — Redemption of Shares of Our Preferred Stock” above. Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If a redemption of shares of our preferred stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Stockholders — Distributions — In General” above. If the redemption of shares of our preferred stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Shares.”
Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of our stock. Holders of shares of our stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.
Foreign Account Tax Compliance Act (“FATCA”)
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. The Treasury Regulations provide that these rules generally apply to payments of dividends on shares of our stock. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.
Other Tax Considerations
State, Local and Foreign Taxes.   We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by us would not pass through to U.S. Stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our stock.
Legislative Proposals.   You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

UNDERWRITING
We and the underwriters named below anticipate entering into an underwriting agreement with respect to the shares of Series A Preferred Stock being offered by this prospectus. Subject to certain conditions, each underwriter has severally agreed to purchase the respective number of shares of Series A Preferred Stock shown opposite its name in the following table. B. Riley FBR, Inc. is the representative of the underwriters.
Underwriter	Number of Shares
B. Riley FBR, Inc.
D.A. Davidson & Co.
Ladenburg Thalmann & Co. Inc.
William Blair & Company, L.L.C.
National Securities Corporation
Boenning & Scattergood, Inc.
Wedbush Securities Inc.
Total	1,400,000
The underwriters are committed, severally and not jointly, to take and pay for all of the shares of Series A Preferred Stock being offered, if any are taken, other than the shares covered by the option described below unless and until that option is exercised. We have agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of Company certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to an additional 210,000 shares of Series A Preferred Stock from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. The underwriters may exercise this option in whole or in part at any time on or before the 30th day after the date of the underwriting agreement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above, and the underwriters will offer the additional shares on the same terms as those on which the shares are being offered. The underwriters will sell such shares at the same price as the initially purchased shares.
The underwriters propose to offer the shares of Series A Preferred Stock directly to the public at the public offering price set forth on the cover of this prospectus and to certain dealers at the offering price less a concession not in excess of  $      per share. The underwriters may allow, and dealers may reallow, a concession not in excess of  $      per share of the Series A Preferred Stock to the other underwriters or to other dealers. After commencing the public offering of the shares, the offering price and the selling concession may be changed by the underwriters.
The following table shows the per share and total underwriting discounts to be paid by us to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$
We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, will be approximately $965,263, all of which will be paid by us. We have agreed to reimburse the underwriters for certain of their expenses incurred in connection with any required clearance of this offering with the Financial Industry Regulatory Authority, Inc. and any required registration or qualification of the shares under state or other securities or blue sky law. We have also agreed to pay B. Riley FBR, Inc. a structuring fee equal to $250,000 for the structuring of the Series A Preferred Stock.
We have agreed with the underwriters that, for a period of 60 days after the date of this prospectus, subject to certain exceptions, we will not, without the prior written consent of the representative, (i) directly or indirectly offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of any shares of Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding our common stock) or any securities convertible into or exercisable or exchangeable for shares of Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding our common stock) or file any registration statement or prospectus under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Series A Preferred Stock, whether any swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Series A Preferred Stock or other securities, in cash or otherwise.
Prior to this offering, there has been no public market for the Series A Preferred Stock. The public offering price will be negotiated among us and the representatives. We have applied to have the Series A Preferred Stock listed on The Nasdaq Global Market under the symbol “HTIA.” If the listing is approved, we expect trading to commence within 30 days after initial issuance of the shares of Series A Preferred Stock in the offering.
In connection with this offering, the underwriters may purchase and sell shares of Series A Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any naked short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of Series A Preferred Stock made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received because other underwriters have repurchased shares sold by or for the account of that particular underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series A Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of Series A Preferred Stock. As a result, the price of the Series A Preferred Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise.
The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of Series A Preferred Stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and any investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of our assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in our assets, securities and instruments.
Offer Restrictions Outside the U.S.
Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each member state of the European Economic Area, the Prospectus Regulation applies (each, a “relevant member state”) with effect from and including the date of July 21, 2019, an offer of the securities described in this prospectus may not be made to the public in that relevant member state other than:
•
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons per relevant member state (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Regulation in that member state, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (and amendments thereto).

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.
Canada
Shares of Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, exemptions and Ongoing Registrant Obligations. Any resale of the Series A Preferred Stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Series A Preferred Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series A Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Series A Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A Preferred Stock may not be circulated or distributed, nor may the Series A Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Series A Preferred Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Series A Preferred Stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person where such transfer arises from an offer pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
On March 14, 2019, the audit committee of our Board dismissed KPMG LLP as our independent registered public accounting firm and approved the engagement of PricewaterhouseCoopers LLP as its new independent registered public accounting firm for the fiscal year ending December 31, 2019. Additional information regarding the change in our independent registered public accounting firm can be found in our Current Report on Form 8-K filed with the SEC on March 18, 2019, which is incorporated by reference into this prospectus.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Proskauer Rose LLP as our securities and tax counsel. Certain matters of Maryland law will be passed upon for us by Venable LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Duane Morris LLP.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.
We are subject to the informational reporting requirements of the Exchange Act, and, under the Act, we will file reports, proxy statements and other information with the SEC. You may read and copy any document that we have filed with the SEC at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the SEC’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the SEC’s Internet website, www.sec.gov.
We also make available through our website at www.healthcaretrustinc.com our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Written requests for copies of the documents we file with the SEC should be directed to Healthcare Trust, Inc., 405 Park Avenue, 3rd Floor, New York, New York 10022, Attention: Investor Relations, Telephone: (866) 902-0063.

HEALTHCARE TRUST, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Set forth below is an excerpt from Healthcare Trust Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 14, 2019. The information below should be read together with the Company’s full Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and the Annual Report on Form 10-K for the year ended December 31, 2018, each of which is incorporated herein by reference.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$210,064	$209,284
Buildings, fixtures and improvements	1,970,133	2,006,745
Construction in progress	85,960	80,598
Acquired intangible assets	263,447	256,452
Total real estate investments, at cost	2,529,604	2,553,079
Less: accumulated depreciation and amortization	(421,532)	(381,909)
Total real estate investments, net	2,108,072	2,171,170
Cash and cash equivalents	52,425	77,264
Restricted cash	19,160	14,094
Assets held for sale	70,674	52,397
Derivative assets, at fair value	—	4,633
Straight-line rent receivable, net	20,362	17,351
Prepaid expenses and other assets (including $257 and $154 due from related parties as of September 31, 2019 and December 31, 2018, respectively)	46,745	28,785
Deferred costs, net	13,087	11,752
Total assets	$2,330,525	$2,377,446
LIABILITIES AND EQUITY
Mortgage notes payable, net	$436,715	$462,839
Revolving credit facility	163,618	243,300
Term loan, net	145,049	—
Fannie Mae master credit facilities	359,322	359,322
Market lease intangible liabilities, net	12,449	17,104
Derivative liabilities, at fair value	8,933	—
Accounts payable and accrued expenses (including $474 and $764 due to related parties as of September 30, 2019 and December 31, 2018, respectively)	53,159	40,298
Deferred rent	8,013	7,011
Distributions payable	6,530	6,638
Total liabilities	1,193,788	1,136,512
Stockholders’ Equity
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 92,430,992 and 91,963,532 shares of common stock issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	924	919
Additional paid-in capital	2,041,993	2,031,967
Accumulated other comprehensive (loss) income	(8,933)	4,582
Distributions in excess of accumulated earnings	(903,083)	(804,331)
Total stockholders’ equity	1,130,901	1,233,137
Non-controlling interests	5,836	7,797
Total equity	1,136,737	1,240,934
Total liabilities and equity	$2,330,525	$2,377,446
The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue from tenants	$95,440	$90,191	$280,445	$270,586
Operating expenses:
Property operating and maintenance	60,655	59,298	172,258	166,161
Impairment charges	22,615	17,837	22,634	18,570
Operating fees to related parties	5,941	5,743	17,535	17,233
Acquisition and transaction related	112	40	161	333
General and administrative	4,782	4,441	15,394	12,705
Depreciation and amortization	20,140	20,466	61,124	62,099
Total expenses	114,245	107,825	289,106	277,101
Operating loss before gain on sale of real estate investments	(18,805)	(17,634)	(8,661)	(6,515)
Gain on sale of real estate investments	2,715	—	8,793	—
Operating (loss) income	(16,090)	(17,634)	132	(6,515)
Other (expense) income:
Interest expense	(12,990)	(12,597)	(39,739)	(35,962)
Interest and other income	11	16	15	21
Loss (gain) on non-designated derivatives	(2)	18	(50)	46
Total other expenses	(12,981)	(12,563)	(39,774)	(35,895)
Loss before income taxes	(29,071)	(30,197)	(39,642)	(42,410)
Income tax benefit (expense)	271	550	(364)	(225)
Net loss	(28,800)	(29,647)	(40,006)	(42,635)
Net loss attributable to non-controlling interests	11	40	52	87
Net loss attributable to stockholders	(28,789)	(29,607)	(39,954)	(42,548)
Other comprehensive (loss) income:
Unrealized (loss) gain on designated derivatives	(2,680)	998	(13,515)	6,544
Comprehensive loss attributable to stockholders	$(31,469)	$(28,609)	$(53,469)	$(36,004)
Basic and diluted weighted-average shares outstanding	91,992,963	90,203,311	91,884,495	90,983,620
Basic and diluted net loss per share	$(0.31)	$(0.33)	$(0.43)	$(0.47)
The accompanying notes are an integral part of these unaudited consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(In thousands, except share data)
(Unaudited)
	Nine Months Ended September 30, 2019
	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Distributions in excess of accumulated earnings	Total Stockholders Equity	Non- controlling Interests	Total Equity
Balance, December 31, 2018	91,963,532	$919	$2,031,967	$4,582	$(804,331)	$1,233,137	$7,797	$1,240,934
Impact of adoption of ASC 842	—	—	—	—	(87)	(87)	—	(87)
Common stock repurchases	(656,433)	(7)	(13,286)	—	—	(13,293)	—	(13,293)
Share-based compensation	15,000	—	978	—	—	978	—	978
Distributions declared, $0.63 per share	—	—	—	—	(58,711)	(58,711)	—	(58,711)
Common stock issued through distribution reinvestment plan	1,108,893	12	20,686	—	—	20,698	—	20,698
Distributions to non-controlling interest holders	—	—	—	—	—	—	(261)	(261)
Other comprehensive loss	—	—	—	(13,515)	—	(13,515)	—	(13,515)
Net loss	—	—	—	—	(39,954)	(39,954)	(52)	(40,006)
Rebalancing of ownership percentage	—	—	1,648	—	—	1,648	(1,648)	—
Balance, September 30, 2019	92,430,992	$924	$2,041,993	$(8,933)	$(903,083)	$1,130,901	$5,836	$1,136,737

	Three Months Ended September 30, 2019
	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Distributions in excess of accumulated earnings	Total Stockholders Equity	Non- controlling Interests	Total Equity
Balance, June 30, 2019	92,030,344	$919	$2,034,918	$(6,253)	$(854,660)	$1,174,924	$5,935	$1,180,859
Impact of adoption of ASC 842	—	—	—	—	—	—	—	—
Common stock repurchases	—	—	—	—	—	—	—	—
Share-based compensation	15,000	—	333	—	—	333	—	333
Distributions declared, $0.21 per share	—	—	—	—	(19,634)	(19,634)	—	(19,634)
Common stock issued through distribution reinvestment plan	385,648	5	6,742	—	—	6,747	—	6,747
Distributions to non-controlling interest holders	—	—	—	—	—	—	(88)	(88)
Other comprehensive loss	—	—	—	(2,680)	—	(2,680)	—	(2,680)
Net loss	—	—	—	—	(28,789)	(28,789)	(11)	(28,800)
Rebalancing of ownership percentage	—	—	—	—	—	—	—	—
Balance, September 30, 2019	92,430,992	$924	$2,041,993	$(8,933)	$(903,083)	$1,130,901	$5,836	$1,136,737

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(In thousands, except share data)
(Unaudited)

	Nine Months Ended September 30, 2018
	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Distributions in Excess of Accumulated Earnings	Total Stockholders Equity	Non- controlling Interests	Total Equity
Balance, December 31, 2017	91,002,766	$910	$2,009,197	$2,473	$(665,026)	$1,347,554	$8,505	1,356,059
Common stock repurchases	(759,867)	(7)	(14,195)	—	—	(14,202)	—	(14,202)
Share-based compensation	—	—	921	—	—	921	—	921
Distributions declared, $0.73 per share	—	—	—	—	(66,867)	(66,867)	—	(66,867)
Common stock issued through distribution reinvestment plan	1,365,726	14	28,537	—	—	28,551	—	28,551
Distributions to non-controlling interest holders	—	—	—	—	—	—	(406)	(406)
Other comprehensive income	—	—	—	6,544	—	6,544	—	6,544
Net loss	—	—	—	—	(42,548)	(42,548)	(87)	(42,635)
Balance, September 30, 2018	91,608,625	$917	$2,024,460	$9,017	$(774,441)	$1,259,953	$8,012	$1,267,965

	Three Months Ended September 30, 2018
	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Distributions in excess of accumulated earnings	Total Stockholders Equity	Non- controlling Interests	Total Equity
Balance, June 30, 2018	91,395,825	$914	$2,019,874	$8,019	$(725,235)	$1,303,572	$8,139	1,311,711
Common stock repurchases	(155,904)	(1)	(3,149)	—	—	(3,150)	—	(3,150)
Share-based compensation	—	—	282	—	—	282	—	282
Distributions declared, $0.22 per share	—	—	—	—	(19,599)	(19,599)	—	(19,599)
Common stock issued through distribution reinvestment plan	368,704	4	7,453	—	—	7,457	—	7,457
Distributions to non-controlling interest holders	—	—	—	—	—	—	(87)	(87)
Other comprehensive income	—	—	—	998	—	998	—	998
Net loss	—	—	—	—	(29,607)	(29,607)	(40)	(29,647)
Balance, September 30, 2018	91,608,625	$917	$2,024,460	$9,017	$(774,441)	$1,259,953	$8,012	$1,267,965

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(40,006)	$(42,635)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,124	62,099
Amortization of deferred financing costs	4,888	6,448
Amortization of mortgage premiums and discounts, net	(135)	(200)
(Accretion) amortization of market lease and other intangibles, net	(25)	205
Bad debt expense	4,797	9,227
Share-based compensation	978	921
Gain on sale of real estate investments, net	(8,793)	—
Gain on non-designated derivatives	50	(46)
Impairment charges	22,634	18,570
Changes in assets and liabilities:
Straight-line rent receivable	(3,011)	(6,302)
Prepaid expenses and other assets	(7,653)	(12,934)
Due from related party	—	14
Accounts payable, accrued expenses and other liabilities	3,585	2,875
Deferred rent	1,002	41
Net cash provided by operating activities	39,435	38,283
Cash flows from investing activities:
Investments in real estate	(91,638)	(73,536)
Capital expenditures	(10,910)	(6,968)
Proceeds from sale of real estate	62,468	—
Net cash used in investing activities	(40,080)	(80,504)
Cash flows from financing activities:
Payments on credit facilities	(243,300)	(80,000)
Proceeds from credit facilities	163,618	94,153
Proceeds from term loan	150,000	—
Proceeds from mortgage notes payable	—	118,700
Payments on mortgage notes payable	(27,416)	(62,872)
Payments for derivative instruments	—	(131)
Payments of deferred financing costs	(10,290)	(3,307)
Common stock repurchases	(13,293)	(14,202)
Distributions paid on common stock	(38,186)	(43,096)
Distributions to non-controlling interest holders	(261)	(406)
Net cash (used in) provided by financing activities	(19,128)	8,839
Net change in cash, cash equivalents and restricted cash	(19,773)	(33,382)
Cash, cash equivalents and restricted cash, beginning of period	91,358	102,588
Cash, cash equivalents and restricted cash, end of period	$71,585	$69,206
Cash, cash equivalents, end of period	$52,425	$52,109
Restricted cash, end of period	19,160	17,097
Cash, cash equivalents and restricted cash, end of period	$71,585	$69,206
Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$34,949	$31,192
Cash paid for income taxes	447	328
Non-cash investing and financing activities:
Common stock issued through distribution reinvestment plan	$20,698	$28,551
The accompanying notes are an integral part of these unaudited consolidated financial statements.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)
Note 1 — Organization
Healthcare Trust, Inc. (including, as required by context, Healthcare Trust Operating Partnership, L.P. (the “OP”) and its subsidiaries, the “Company”) invests in healthcare real estate, focusing on seniors housing and medical office buildings (“MOB”) located in the United States. As of September 30, 2019, the Company owned 193 properties (all references to number of properties and square footage are unaudited) located in 31 states and comprised of 9.1 million rentable square feet.
The Company, which was incorporated on October 15, 2012, is a Maryland corporation that elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2013. Substantially all of the Company’s business is conducted through the OP.
The Company has no employees. Healthcare Trust Advisors, LLC (the “Advisor”) has been retained by the Company to manage the Company’s affairs on a day-to-day basis. The Company has retained Healthcare Trust Properties, LLC (the “Property Manager”) to serve as the Company’s property manager. The Advisor and Property Manager are under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”), and these related parties receive compensation, fees and expense reimbursements from the Company for services related to managing its business and investments. Healthcare Trust Special Limited Partnership, LLC (the “Special Limited Partner”), which is also under common control with AR Global, also has an interest in the Company through ownership of interests in the OP.
Note 2 — Summary of Significant Accounting Policies
The accompanying unaudited consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to the Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair statement of results for the interim periods. The results of operations for the three and nine months ended September 30, 2019 are not necessarily indicative of the results for the entire year or any subsequent interim period.
These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2018, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2019. Except for those required by new accounting pronouncements discussed below, there have been no significant changes to the Company’s significant accounting policies during the nine months ended September 30, 2019 other than the updates described below.
Principles of Consolidation and Basis of Presentation
The accompanying consolidated financial statements include the accounts of the Company, the OP and its subsidiaries. All intercompany accounts and transactions are eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity (“VIE”) for which the Company is the primary beneficiary. The Company has determined the OP is a VIE of which the Company is the primary beneficiary. Substantially all of the Company’s assets and liabilities are held by the OP.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

Reclassifications
Certain prior year amounts have been reclassified to conform with the current year presentation. The Company has aggregated revenue from its lease components and non-lease components (tenant operating expense reimbursements) into one line. See — Recently Issued Accounting Pronouncements — ASU No. 2016-02 — Leases.
Purchase Accounting
The Company evaluates the inputs, processes and outputs of each asset acquired to determine if the transaction is a business combination or an asset acquisition. If an acquisition qualifies as a business combination, the related transaction costs are recorded as an expense in the consolidated statements of operations. If an acquisition qualifies as an asset acquisition, the related transaction costs are generally capitalized as part of the overall purchase price.
In both a business combination and an asset acquisition, the Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets or liabilities based on their respective fair values. Tangible assets may include land, land improvements, buildings, fixtures and tenant improvements. Intangible assets or liabilities may include the value of in-place leases, above- and below-market leases and other identifiable assets or liabilities based on lease or property specific characteristics. In addition, any assumed mortgages receivable or payable and any assumed or issued non-controlling interests (in a business combination) are recorded at their estimated fair values. In allocating the fair value to assumed mortgages, amounts are recorded to debt premiums or discounts based on the present value of the estimated cash flows, which is calculated to account for either above or below-market interest rates. In a business combination, the difference between the purchase price and the fair value of identifiable net assets acquired is either recorded as goodwill or as a bargain purchase gain. In an asset acquisition, the difference between the acquisition price (including capitalized transaction costs) and the fair value of identifiable net assets acquired is allocated to the non-current assets. All acquisitions during the three-month periods ended December 31, 2019 and 2018 were asset acquisitions.
Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases as applicable.
Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period, which typically ranges from six to 24 months. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.
Above-market and below-market lease values for acquired properties are initially recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease, measured over a period equal to the remaining initial term of the lease for above-market leases and the remaining initial term plus the term of any below-market fixed rate renewal options for below-market leases. The capitalized above-market lease values are amortized as a reduction of base rental revenue over the remaining terms of

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

the respective leases, and the capitalized below-market lease values are amortized as an increase to base rental revenue over the remaining initial terms plus the terms of any below-market fixed rate renewal options of the respective leases. If a tenant with a below-market rent renewal does not renew, any remaining unamortized amount will be taken into income at that time.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.
Impairment of Long-Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the property for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If an impairment exists, due to the inability to recover the carrying value of a property, the Company would recognize an impairment loss in the consolidated statement of operations and comprehensive income to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss recorded would equal the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net earnings.
Revenue Recognition
The Company’s revenues, which are derived primarily from lease contracts, which include rent received from tenants in MOBs and triple-net leased healthcare facilities. As of September 30, 2019, these leases had a weighted average remaining lease term of 5.7 years. Rent from tenants in the Company’s MOB and triple-net leased healthcare facilities operating segments (as discussed below) is recorded in accordance with the terms of each lease on a straight-line basis over the initial term of the lease. Because many of the leases provide for rental increases at specified intervals, GAAP requires the Company to record a receivable for, and include in revenues on a straight-line basis, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. When the Company acquires a property, the acquisition date is considered to be the commencement date for purposes of this calculation. The Company’s revenues also include resident services and fee income primarily related to rent derived from lease contracts with residents in the Company’s Seniors Housing — Operating Properties (“SHOP”) held using a structure permitted by the REIT rules and to fees for ancillary services performed for SHOP residents, which are generally variable in nature. Rental income from residents in the Company’s SHOP segment is recognized as earned. Residents pay monthly rent that covers occupancy of their unit and basic services, including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month. Fees for ancillary services are recorded in the period in which the services are performed.
The Company defers the revenue related to lease payments received from tenants and residents in advance of their due dates. Pursuant to certain of the Company’s lease agreements, tenants are required to reimburse the Company for certain property operating expenses related to non-SHOP assets (recorded in revenue from tenants), in addition to paying base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties.
Under ASC 842, the Company has elected to report combined lease and non-lease components in a single line “Revenue from tenants”. For comparative purposes, the Company has also elected to reflect prior

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

revenue and reimbursements previously reported under ASC 842 also on a single line. For expenses paid directly by the tenant, under both ASC 842 and 840, the Company has reflected them on a net basis.
The following tables present future base rent payments on a cash basis due to the Company over the periods indicated. These amounts exclude tenant reimbursements and contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes, among other items.
As of September 30, 2019:
(In thousands)	Future Base Rent Payments
2019 (remainder)	$22,201
2020	85,858
2021	80,125
2022	71,692
2023	60,793
Thereafter	250,220
Total	$570,889
The Company continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. Under the new leasing standard (see Recently Issued Accounting Pronouncements section below), the Company is required to assess, based on credit risk only, if it is probable that it will collect virtually all of the lease payments at the lease commencement date and it must continue to reassess collectability periodically thereafter based on new facts and circumstances affecting the credit risk of the tenant. Partial reserves, or the ability to assume partial recovery are no longer permitted. If the Company determines that it is probable it will collect virtually all of the lease payments (rent and common area maintenance), the lease will continue to be accounted for on an accrual basis (i.e.straight-line). However, if the Company determines it’s not probable that it will collect virtually all of the lease payments, the lease will be accounted for on a cash basis and a full reserve would be recorded on previously accrued amounts in cases where it was subsequently concluded that collection was not probable. Cost recoveries from tenants are included in revenue from tenants in the accompanying consolidated statements of operations and comprehensive loss in the period the related costs are incurred, as applicable.
Under ASC 842, uncollectable amounts are reflected as reductions in revenue. Under ASC 840, the Company recorded such amounts as bad debt expense as part of property operating expenses. During the three month periods ended September 30, 2019 and 2018 such amounts were $1.2 million and $4.9 million, respectively. During the nine months ended September 30, 2019 and 2018, such amounts were $4.8 million and $9.2 million, respectively.
Recently Issued Accounting Pronouncements
Adopted as of January 1, 2019
ASU No. 2016-02 — Leases
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) which provides new guidance related to the accounting for leases, as well as the related disclosures. For lessors of real estate, leases are accounted for using an approach substantially the same as previous accounting

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

guidance for operating leases and direct financing leases. For lessees, the new standard requires the application of a dual lease classification approach, classifying leases as either operating or finance leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. Lease expense for operating leases is recognized on a straight-line basis over the term of the lease, while lease expense for finance leases is recognized based on an effective interest method over the term of the lease. Also, lessees must recognize a right-of-use asset (“ROU”) and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Further, certain transactions where at inception of the lease the buyer-lessor accounted for the transaction as a purchase of real estate and a new lease, may now be required to have symmetrical accounting to the seller-lessee if the transaction was not a qualified sale-leaseback and accounted for as a financing transaction.
Upon adoption, lessors were allowed a practical expedient, which the Company has elected, by class of underlying assets to account for lease and non-lease components (such as tenant reimbursements of property operating expenses) as a single lease component as an operating lease because (a) the non-lease components have the same timing and pattern of transfer as the associated lease component; and (b) the lease component, if accounted for separately, would be classified as an operating lease. Additionally, only incremental direct leasing costs may be capitalized under this new guidance, which is consistent with the Company’s existing policies. Also, upon adoption, companies were allowed a practical expedient package, which the Company has elected, that allowed the Company: (a) to not reassess whether any expired or existing contracts entered into prior to January 1, 2019 are or contain leases; (b) to not reassess the lease classification for any expired or existing leases entered into prior to January 1, 2019 (including assessing sale-leaseback transactions); and (c) to not reassess initial direct costs for any expired or existing leases entered into prior to January 1, 2019. As a result, all of the Company’s existing leases will continue to be classified as operating leases under the new standard. Further, any existing leases for which the property is the leased to a tenant in a transaction that at inception was a sale-leaseback transaction will continue to be treated (absent a modification) as operating lease.The Company did not have any leases that would be considered financing leases as of January 1, 2019.
The Company assessed the impact of adoption from both a lessor and lessee perspective, which is discussed in more detail below, and adopted the new guidance prospectively on January 1, 2019, using a prospective transition approach under which the Company elected to apply the guidance effective January 1, 2019 and not adjust prior comparative reporting periods (except for the Company’s presentation of lease revenue discussed below).
Lessor Accounting
As discussed above, the Company was not required to re-assess the classification of its leases, which are considered operating leases under ASU 2016-02. The following is a summary of the most significant impacts to the Company of the new accounting guidance, as lessor:
•
Because the Company elected the practical expedient noted above to not separate non-lease component revenue from the associated lease component, the Company has aggregated revenue from its lease components and non-lease components (tenant operating expense reimbursements) into one line. The prior period has been conformed to this new presentation.

•
Changes in the Company’s assessment of receivables that result in bad debt expense is now required to be recorded as an adjustment to revenue, rather than a charge to bad debt expense. This new classification applies for the first quarter of 2019 and reclassification of prior period amounts is not permitted. At transition on January 1, 2019, after assessing its reserve balances at December 31, 2018 under the new guidance, the Company wrote off accounts receivable of $0.1 million and straight-line rents receivable of  $0.1 million as an adjustment to the opening balance of accumulated deficit, and accordingly rent for these tenants is currently recorded on a cash basis.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

•
Indirect leasing costs in connection with new or extended tenant leases, if any, are being expensed. Under prior accounting guidance, the recognition would have been deferred.

Lessee Accounting
The Company was a lessee under ground leases for 17 properties as of January 1, 2019 and because the Company has elected the practical expedients described above, it determined that 11 of these leases would continue to be classified as operating leases under the new standard. The following is a summary of the most significant impacts to the Company of the new accounting guidance, as lessee:
•
Upon adoption of the new standard, the Company recorded ROU assets and lease liabilities equal to $10.2 million for the present value of the lease payments related to its ground leases. These amounts are included in prepaid expenses and other assets and accounts payable and accrued expenses on the consolidated balance sheet.

•
The Company also reclassified $0.5 million related to amounts previously reported as a straight-line rent liability, $4.8 million, net related to amounts previously reported as above and below market ground lease intangibles to the ROU assets. For additional information and disclosures related to these operating leases, see Note 16 — Commitments and Contingencies.

Other Accounting Pronouncements
In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-Controlling Interests with a Scope Exception guidance that changes the method to determine the classification of certain financial instruments with a down round feature as liabilities or equity instruments and clarify existing disclosure requirements for equity-classified instruments. A down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. As a result, a freestanding equity-linked financial instrument no longer would be accounted for as a derivative liability, rather, an entity that presents earnings per share is required to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common stockholders in basic earnings per share. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features. The revised guidance is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2018. Adoption should be applied retrospectively to outstanding financial instruments with a down round feature with a cumulative-effect adjustment to the statement of financial position. The Company adopted the new guidance on January 1, 2019 and it did not have an impact on its consolidated financial statements.
In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The purpose of this updated guidance is to better align a company’s financial reporting for hedging activities with the economic objectives of those activities. The Company adopted ASU 2017-12 on January 1, 2019, as required under the guidance, using a modified retrospective transition method and the adoption did not have a material impact on its consolidated financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting as an amendment and update expanding the scope of Topic 718. The amendment specifies that Topic 718 now applies to all share-based payment transactions, even nonemployee awards, in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. Under the new guidance,

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September 30, 2019
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awards to nonemployees are measured on the grant date, rather than on the earlier of the performance commitment date or the date at which the nonemployee’s performance is complete. Also, the awards would be measured by estimating the fair value of the equity instruments to be issued, rather than the fair value of the goods or services received or the fair value of the equity instruments issued, whichever can be measured more reliably. In addition, entities may use the expected term to measure nonemployee awards or elect to use the contractual term as the expected term, on an award-by-award basis. The new guidance is effective for the Company in annual periods beginning after December 15, 2018, and interim periods within those annual periods. As of June 30, 2019 the Company did not have any nonemployee awards outstanding that would be impacted by the new guidance, however the Company will apply this new guidance prospectively to grants of nonemployee awards, if any. The Company has adopted ASU 2018-07 on January 1, 2019.
Pending Adoption as of September 30, 2019
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes how entities measure credit losses for financial assets carried at amortized cost. The update eliminates the requirement that a credit loss must be probable before it can be recognized and instead requires an entity to recognize the current estimate of all expected credit losses. Additionally, the update requires credit losses on available-for-sale debt securities to be carried as an allowance rather than as a direct write-down of the asset. On July 25, 2018, the FASB proposed an amendment to ASU 2016-13 to clarify that operating lease receivables recorded by lessors (including unbilled straight-line rent) are explicitly excluded from the scope of ASU 2016-13. The new guidance is effective for reporting periods beginning after December 15, 2019, with early adoption permitted for reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact of this new guidance.
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement. The objective of ASU 2018-13 is to improve the effectiveness of disclosures in the notes to the financial statements by removing, modifying, and adding certain fair value disclosure requirements to facilitate clear communication of the information required by generally accepted accounting principles. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 with early adoption permitted upon issuance of this ASU. The Company is currently evaluating the potential impact of this new guidance.
Note 3 — Real Estate Investments
The Company owned 193 properties as of September 30, 2019. The Company invests in MOBs, seniors housing communities and other healthcare-related facilities primarily to expand and diversify its portfolio and revenue base.
During the nine months ended September 30, 2019, the Company, through wholly-owned subsidiaries of the OP, completed its acquisitions of five multi-tenant MOBs, three single tenant MOBs and one SHOP for an aggregate contract purchase price of  $86.3 million. Additionally, the Company incurred construction in progress costs during the period of  $5.4 million, inclusive of capitalized interest totaling $2.8 million. The following table presents the allocation of real estate assets acquired and liabilities assumed, as well as capitalized construction in progress, during the nine months ended September 30, 2019 and 2018:

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2019	2018
Real estate investments, at cost:
Land	$6,356	$7,870
Buildings, fixtures and improvements	68,903	53,614
Construction in progress	5,362	6,685
Total tangible assets	80,621	68,169
Acquired intangibles:
In-place leases and other intangible assets(1)	11,777	5,440
Market lease and other intangible assets(1)	723	276
Market lease liabilities(1)	(1,483)	(286)
Total intangible assets and liabilities	11,017	5,430
Cash paid for real estate investments, including acquisitions	$91,638	$73,599
Number of properties purchased	9	11

(1)
Weighted-average remaining amortization periods for in-place leases, an above-market lease and a below-market lease liability acquired were 9.9 years and 7.7 years as of September 30, 2019 and 2018, respectively.

As of September 30, 2019 and 2018, the Company did not have any tenants (including for this purpose, all affiliates of such tenants) whose annualized rental income on a straight-line basis represented 10% or greater of total annualized rental income for the portfolio on a straight-line basis. The following table lists the states where the Company had concentrations of properties where annualized rental income on a straight-line basis represented 10% or more of consolidated annualized rental income on a straight-line basis for all properties as of September 30, 2019 and 2018:
	September 30,
State	2019	2018
Florida	23.9%	16.8%
Michigan	11.0%	12.9%
Georgia	*	10.2%
Pennsylvania	*	10.2%

*
State’s annualized rental income on a straight-line basis was not greater than 10% of total annualized rental income for all portfolio properties as of the date specified.

Intangible Assets and Liabilities
The following table discloses amounts recognized within the consolidated statements of operations and comprehensive loss related to amortization of in-place leases and other intangible assets, amortization and accretion of above- and below-market lease assets and liabilities, net and the amortization and accretion of above- and below-market ground leases, for the periods presented:

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September 30, 2019
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	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019	2018	2019	2018
Amortization of in-place leases and other intangible assets(1)	$3,872	$4,632	$11,832	$14,382
(Accretion) and Amortization of above-and below-market leases, net(2)	$13	$(30)	$(142)	$(30)
Amortization of above-and below-market ground leases, net(3)	$74	$37	$117	$110

(1)
Reflected within depreciation and amortization expense

(2)
Reflected within rental income

(3)
Reflected within property operating and maintenance expense

The following table provides the projected amortization expense and adjustments to revenues for the next five years:
(In thousands)	Remainder 2019	2020	2021	2022	2023
In-place lease assets	$3,610	$13,115	$10,650	$8,644	$6,770
Other intangible assets	109	414	414	414	414
Total to be added to amortization expense	$3,719	$13,529	$11,064	$9,058	$7,184
Above-market lease assets	$(346)	$(1,295)	$(993)	$(645)	$(307)
Below-market lease liabilities	324	1,488	1,269	1,208	1,095
Total to be (deducted from) added to revenue from tenants	$(22)	$193	$276	$563	$788
Below market ground leases	$63	$222	$214	$212	$212
Above market ground leases	(13)	(53)	(53)	(52)	(35)
Total to be added to property operating and maintenance	$50	$169	$161	$160	$177
Dispositions
On February 6, 2019, the Company sold five of the MOB properties within the State of New York (the “New York Six MOBs”) for a contract sales price of  $45.0 million, resulting in a gain on sale of real estate investments of  $6.1 million which is included on the Consolidated Statement of Operations for the nine months ended September 30, 2019. The Company had reconsidered the intended holding period for all six of the New York Six MOBs due to various market conditions and the potential to reinvest in properties generating a higher yield. On July 26, 2018, the Company had originally entered into a purchase and sale agreement for the sale of the New York Six MOBs, for an aggregate contract sale price of approximately $68.0 million and subsequently, on September 25, 2018, the Company further amended the purchase and sale agreement to decrease the aggregate contract sale price to $58.8 million. The one remaining New York Six MOB was sold for a contract sales price of  $13.6 million on August 22, 2019, resulting in a gain on sale of real estate investments of  $2.9 million recorded in the Consolidated Statement of Operations for the three and nine months ended September 30, 2019.
During the first quarter of 2019, the Company reconsidered the intended holding period for one of its SHOP properties located in Brookings, OR (“Ocean Park”) due to various market conditions and the potential to reinvest in properties generating a higher yield. On March 21, 2019, the Company entered into

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
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September 30, 2019
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a purchase and sale agreement for the sale of Ocean Park, for an aggregate contract sale price of approximately $3.6 million. On April 1, 2019, the Company amended the purchase and sale agreement to decrease the aggregate contract sale price to $3.5 million. In connection with this amendment, the Company recognized an impairment charge of approximately $19,000 on Ocean Park during the second quarter of 2019, which is included on the consolidated statement of operations and comprehensive loss. On August 1, 2019, the Company closed its disposition of Ocean Park resulting in a loss on sale of real estate investments of  $0.2 million recorded in the Consolidated Statement of Operations for the three and nine months ended September 30, 2019.
Assets Held for Sale and Related Impairment
When assets are identified by management as held for sale, the Company reflects them separately on its balance sheet and stops recognizing depreciation and amortization expense on the identified assets and estimates the sales price, net of costs to sell, of those assets. If the carrying amount of the assets classified as held for sale exceeds the estimated net sales price, the Company records an impairment charge equal to the amount by which the carrying amount of the assets exceeds the Company’s estimate of the net sales price of the assets.
In April 2019, the Company began marketing for a possible sale a portfolio of 14 SHOP properties located in Michigan (the “Michigan SHOPs”). During the three months ended September 30, 2019, the Company received multiple bids and has accepted a non-binding letter of intent from a prospective buyer to purchase the Michigan SHOPs as a single portfolio for $71.8 million. The Company is currently finalizing definitive sale agreements with the prospective buyer contemplating a potential sale of the properties in the near term. The Company determined that the Michigan SHOPs should be classified as held for sale as of September 30, 2019. There can be no guarantee that the sale of these properties will close under the proposed terms, or at all. The Company recognized an impairment charge of  $22.6 million in the three and nine months ended September 30, 2019, representing the amount by which the carrying amount of the Michigan SHOPs exceeds the Company’s estimate of the net sales price of the Michigan SHOPs.
As of September 30, 2019, all but three of these properties are either part of the borrowing base of the Credit Facility or mortgaged under the Bridge Loan or Fannie Mae Master Credit Facilities.
The following table details the major classes of assets associated with the properties that are classified as held for sale as of September 30, 2019 and December 31, 2018:
(In thousands)	September 30, 2019	December 31, 2018
Land	$4,051	$5,285
Buildings, fixtures and improvements	66,623	47,112
Assets held for sale	$70,674	$52,397
Impairment of Held for Use Real Estate Investments
When circumstances indicate the carrying value of a property classified as held for use may not be recoverable, the Company reviews the property for impairment. For the Company, the most common triggering events are (i) concerns regarding the tenant (i.e., credit or expirations) in the Company’s single tenant properties or significant vacancy in the Company’s multi-tenant properties and (ii) changes to the Company’s expected holding period as a result of business decisions or non-recourse debt maturities. If a triggering event is identified, the Company considered the projected cash flows due to various performance indicators, and where appropriate, the Company evaluated the impact on its ability to recover the carrying value of the properties based on the expected cash flows on an undiscounted basis over its intended holding period. The Company made certain assumptions in this approach including, among others, the market and

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

economic conditions, expected cash flow projections, intended holding periods and assessments of terminal values. Where more than one possible scenario exists, the Company uses a probability weighted approach in estimating cash flows. As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in its impairment analysis may not be achieved, and actual losses for impairment may be realized in the future. If the undiscounted cash flows over the expected hold period are less than the carrying value, the Company reflects an impairment charge to write the asset down to its fair value.
As of September 30, 2019, the Company owned held for use properties for which the Company had reconsidered the projected cash flows due to various performance indicators, and where appropriate, the Company evaluated the impact on its ability to recover the carrying value of such properties based on the expected cash flows over its intended holding period. The Company made certain assumptions in this approach including, among others, the market and economic conditions, expected cash flow projections, intended holding periods and assessments of terminal values. Where more than one possible scenario exists, the Company uses a probability weighted approach. As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in its impairment analysis may not be achieved, and actual losses for impairment may be realized in the future.
In connection with the amendment of the Ocean Park purchase and sale agreement, the Company recognized an impairment charge of approximately $19,000, which was recorded in the nine months ended September 30, 2019.
As a result of its consideration of impairment of held for use assets, the Company also determined that the carrying value of one held for use property exceeded its estimated undiscounted cash flows and recognized an aggregate impairment charge of  $1.3 million and $2.0 million, which is included on the consolidated statement of operations and comprehensive loss for the three and nine months ended September 30, 2018. The estimated undiscounted cash flows of the remaining properties evaluated were greater than their carrying value.
The LaSalle Tenant
The Company is currently exploring options to replace tenants at four triple-net leased properties in Texas (collectively, the “LaSalle Tenant”). In January 2018, the Company entered into an agreement with the LaSalle Tenant in which the Company agreed to forbear from exercising legal remedies, including staying a lawsuit against the LaSalle Tenant, as long as the LaSalle Tenant pays the amounts due for rent and property taxes on an updated payment schedule pursuant to a forbearance agreement. The LaSalle Tenant is currently in default of the forbearance agreement and owes the Company $8.2 million of rent, property taxes, late fees, and interest receivable thereunder.
The Company has the entire receivable balance, including any monetary damages, and related income from the LaSalle Tenant fully reserved as of September 30, 2019. The Company incurred $1.2 million and $3.1 million of bad debt expense, including straight-line rent write-offs, related to the LaSalle Tenant during the three and nine months ended September 30, 2019, respectively, which is included in revenue from tenants on the consolidated statement of operations and comprehensive loss. The Company incurred $3.3 million and $3.6 million of bad debt expense, including straight-line rent write-offs, related to the LaSalle Tenant during the three and nine months ended September 30, 2018.
On February 15, 2019, the Company filed an amended petition in Texas state court seeking the appointment of a receiver to manage the operations at these properties and for recovery of damages for the various breaches by the LaSalle Tenant. In April 2019, the Company and the LaSalle Tenant participated in a mediation of the claims. Subsequent to the mediation, The LaSalle Group Inc., a guarantor of certain of the LaSalle Tenant’s lease obligations (the “LaSalle Guarantor”), filed for voluntarily relief under chapter

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

11 of the United States Bankruptcy Code. The Company severed its claims against the LaSalle Guarantor from the action against the LaSalle Tenant. On August 27, 2019, the court awarded the Company monetary damages on its claims against the LaSalle Tenant in an amount equal to $7.7 million plus interest. The Company continues to have the receivables relating to the LaSalle Tenant fully reserved as of September 30, 2019.
On October 30, 2019, the court entered into an order appointing a receiver. The Company and the receiver are currently evaluating the management structure and operational strategy of these properties. This receiver is empowered to replace the LaSalle Tenant with a new tenant and operator at the properties.
The NuVista Tenant
The Company had tenants at two of its properties in Florida (collectively, the “NuVista Tenant”) that were in default under its leases beginning from July 2017 and collectively owe the Company $10.1 million of rent, property taxes, late fees, and interest receivable under its leases as of September 30, 2019. There can be no guarantee on the collectability of these receivables, and as such, the Company has the entire receivable balance and related income from the NuVista Tenant fully reserved as of September 30, 2019. The Company did not incur bad debt expense related to the NuVista Tenant during the three months ended September 30, 2019 and incurred $1.1 million during the nine months ended September 30, 2019, which is included in revenue from tenants in the consolidated statement of operations and comprehensive loss. The Company incurred bad debt expense related to the NuVista Tenant of  $1.6 million and $5.4 million during the three and nine months ended September 30, 2018, respectively, which is included in property operating and maintenance expense in the consolidated statement of operations and comprehensive loss. The NuVista Tenant is related to Palm Health Partners, LLC (“Palm”), the developer of the Company’s development property in Jupiter, Florida which is also currently in default to the Company (see Note 16 — Commitments and Contingencies for more information on the status of the relationship with Palm).
At one of the properties which was occupied by the NuVista Tenant, located in Wellington, Florida, the Company and the tenant entered into an operations transfer agreement (the “OTA”) pursuant to which the Company and the tenant agreed to cooperate in transitioning operations at the property to a third party operator selected by the Company. On February 19, 2019, in response to litigation commenced by the Company against the NuVista Tenant to enforce the OTA, the United States District Court for the Southern District of Florida entered into an agreed order (the “Order”) pursuant to which it found that the NuVista Tenant was in default under the lease for the property and that the OTA was valid, binding and in full force and effect, as modified by the Order. Subsequent to the entry into the Order, the Company, its designated manager and NuVista Tenant transitioned operations at the property to the Company’s designated manager. The Company’s designated manager received its license to operate the facility on April 1, 2019 and is in operational control of the property. On May 20, 2019, the court entered into a final order from the court terminating the existing lease with the NuVista Tenant. Following entry into the order, the Company signed a lease with a taxable REIT subsidiary (“TRS”) and engaged its designated manager, a third party, to operate the property. This structure is permitted by the REIT rules, under which a REIT may lease “qualified health care” properties on an arm’s length basis to a TRS if the property is operated on behalf of such subsidiary by an eligible independent contractor. During the three months ended September 30, 2019 the Company received $1.6 million under the OTA for periods prior to the lease termination, which amounts had previously been fully reserved. This payment under the OTA is included in revenue from tenants in the consolidated statement of operations and comprehensive loss.
The properties in Lutz, Florida and Wellington, Florida transitioned to the SHOP segment as of January 1, 2018 and April 1, 2019, respectively. In connection with these transitions, the Company replaced the NuVista Tenant as a tenant with TRS’s and engaged a third party to operate the properties.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

Note 4 — Mortgage Notes Payable, Net
The following table reflects the Company’s mortgage notes payable as of September 30, 2019 and December 31, 2018:
		Outstanding Loan Amount as of		Effective Interest Rate(1) as of
Portfolio	Encumbered Properties(2)	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	Interest Rate	Maturity
		(In thousands)	(In thousands)
Countryside Medical Arts – Safety Harbor, FL	—	$—	$5,690	—%	6.20%	Variable(6)	Apr. 2019(5)
St. Andrews Medical Park – Venice, FL	—	—	6,289	—%	6.20%	Variable(6)	Apr. 2019(5)
Palm Valley Medical Plaza – Goodyear, AZ	1	3,140	3,222	4.15%	4.15%	Fixed	Jun. 2023
Medical Center V – Peoria, AZ	1	2,907	2,977	4.75%	4.75%	Fixed	Sep. 2023
Courtyard Fountains – Gresham, OR	1	23,545	23,905	3.87%	3.87%	Fixed	Jan. 2020(8)
Fox Ridge Bryant – Bryant, AR	1	7,319	7,427	3.98%	3.98%	Fixed	May 2047
Fox Ridge Chenal – Little Rock, AR	1	16,769	16,988	3.98%	3.98%	Fixed	May 2049
Fox Ridge North Little Rock – North Little Rock, AR	1	10,405	10,541	3.98%	3.98%	Fixed	May 2049
Philip Professional Center – Lawrenceville, GA	—	—	4,793	—%	4.00%	Fixed	Oct. 2019(5)
Capital One MOB Loan	31	241,987	250,000	4.44%	4.44%	Fixed(3)	Jun. 2022
Bridge Loan	15	18,613	20,271	4.57%	4.87%	Variable(7)	Dec. 2019(9)
Multi-Property CMBS Loan	21	118,700	118,700	4.60%	4.60%	Fixed	May 2028
Gross mortgage notes payable	73	443,385	470,803	4.43%	4.48%
Deferred financing costs, net of accumulated amortization(4)		(4,991)	(6,591)
Mortgage premiums and discounts, net		(1,503)	(1,373)
Mortgage notes payable, net		$436,891	$462,839

(1)
Calculated on a weighted average basis for all mortgages outstanding as of September 30, 2019 and December 31, 2018.

(2)
Does not include real estate assets mortgaged to secure advances under the Fannie Mae Master Credit Facilities (as defined below) or eligible unencumbered real estate assets comprising the borrowing base

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

of the Credit Facility (as defined in Note 5 — Credit Facilities). The equity interests and related rights in the Company’s wholly owned subsidiaries that directly own or lease the real estate assets comprising the borrowing base have been pledged for the benefit of the lenders thereunder (see Note 5 — Credit Facilities for additional details).
(3)
Variable rate loan, based on 30-day LIBOR, which is fixed as a result of entering into “pay-fixed” interest rate swap agreements (see Note 7 — Derivatives and Hedging Activities for additional details).

(4)
Deferred financing costs represent commitment fees, legal fees and other costs associated with obtaining financing. These costs are amortized to interest expense over the terms of the respective financing agreements using the effective interest method for fixed rate loans and the straight-line method for variable rate loans. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined it is probable the financing will not close.

(5)
The loan was repaid and the property was added to the borrowing base under the Credit Facility in April 2019.

(6)
Based on 30-day LIBOR.

(7)
Variable rate loan, based on 30-day LIBOR, of which $8.0 million was fixed as a result of entering into “pay-fixed” interest rate swap agreements at September 30, 2019 (see Note 7 — Derivatives and Hedging Activities for additional details).

(8)
Loan was repaid in October 2019, in advance of its scheduled maturity, and the property was added to the borrowing base of the revolving credit facility (see Note 17 — Subsequent Events for additional details).

(9)
Loan was repaid in October 2019, in advance of its scheduled maturity, and nine the properties were added to the borrowing base of the revolving credit facility (see Note 17 — Subsequent Events for additional details).

As of September 30, 2019, the Company had pledged $1.0 billion in total real estate investments, at cost, as collateral for its $443.4 million of gross mortgage notes payable. This real estate is not available to satisfy other debts and obligations unless first satisfying the mortgage notes payable secured by these properties. The Company makes payments of principal and interest, or interest only, depending upon the specific requirements of each mortgage note, on a monthly basis.
Some of the Company’s mortgage note agreements require compliance with certain property-level financial covenants, including debt service coverage ratios. As of September 30, 2019, the Company was in compliance with these financial covenants.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

Future Principal Payments
The following table summarizes the scheduled aggregate principal payments on mortgage notes payable for the five years subsequent to September 30, 2019 and thereafter:
(In thousands)	Future Principal Payments
2019 (remainder)	$18,945
2020	24,279
2021	892
2022	242,916
2023	6,056
Thereafter	150,297
Total	$443,385
The Company plans to refinance or exercise extension options for the remaining mortgages due in 2019 prior to their maturity.
Note 5 — Credit Facilities
The Company had the following credit facilities outstanding as of September 30, 2019 and December 31, 2018:
		Outstanding Facility Amount as of		Effective Interest Rate
Credit Facility	Encumbered Properties(1)	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018	Interest Rate	Maturity
		(In thousands)	(In thousands)
Prior Credit Facility	—	$—	$243,300	—%	4.62%	—	—
Credit Facility:
Revolving Credit Facility		$163,618	$—	4.26%	—%	Variable	Mar. 2024
Term Loan		150,000	—	4.25%	—%	Variable(6)	Mar. 2024
Deferred financing costs		(4,951)	—
Term Loan, net		145,049	—
Total Credit Facility	81(2)	$308,667	$—
Fannie Mae Master Credit Facilities:
Capital One Facility	12(3)	$216,614	$216,614	4.70%	4.83%	Variable(7)	Nov. 2026
KeyBank Facility	10(4)	142,708	142,708	4.72%	4.88%	Variable(7)	Nov. 2026
Total Fannie Mae Master Credit Facilities	22	$359,322	$359,322
Total Credit Facilities	103	$667,989	$602,622	4.50%	4.76%(5)

(1)
Encumbered properties are as of September 30, 2019.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

(2)
The equity interests and related rights in the Company’s wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of the Credit Facility (as defined below) have been pledged for the benefit of the lenders thereunder.

(3)
Secured by first-priority mortgages on 12 of the Company’s seniors housing properties located in Florida, Georgia, Iowa and Michigan as of September 30, 2019 with a carrying value of $348.9 million.

(4)
Secured by first-priority mortgages on ten of the Company’s seniors housing properties located in Michigan, Missouri, Kansas, California, Florida, Georgia and Iowa as of September 30, 2019 with a carrying value of  $250.9 million.

(5)
Calculated on a weighted average basis for all credit facilities outstanding as of September 30, 2019 and December 31, 2018.

(6)
Variable rate loan, based on LIBOR, all of which was fixed as a result of entering into “pay-fixed” interest rate swap agreements (see Note 7 — Derivatives and Hedging Activities for additional details).

(7)
Variable rate loan which is capped as a result of entering into interest rate cap agreements (see Note 7 — Derivatives and Hedging Activities for additional details). In October 2019, the Company replaced two maturing interest rate cap agreements (see Note 17 — Subsequent Events for additional details).

Credit Facility
On March 21, 2014, the Company, through the OP, entered into a senior secured revolving credit facility (as amended from time to time, the “Prior Credit Facility”). On March 13, 2019, the Company entered into a new senior secured credit facility (the “Credit Facility”) by amending and restating the Prior Credit Facility prior to its maturity on March 21, 2019. The total commitments under the Credit Facility are $630.0 million and include an uncommitted “accordion feature” whereby, upon the Company’s request, but at the sole discretion of the participating lenders, the commitments under the Credit Facility may be increased by up to an additional $370.0 million up to a total of  $1.0 billion.
The Credit Facility consists of two components, a revolving credit facility (the “Revolving Credit Facility”) and a term loan (the “Term Loan”). The Revolving Credit Facility is interest-only and matures on March 13, 2023, subject to a one-year extension at the Company’s option. The Term Loan is interest-only and matures on March 13, 2024. The Revolving Credit Facility has total commitments of up to $480.0 million, and the Term Loan has total commitments of up to $150.0 million (both excluding the accordion feature).
The amount available for borrowings under the Credit Facility is based on the lesser of  (1) 55% (60% from and after January 1, 2020) of the value (or in certain cases cost) of the pool of eligible unencumbered real estate assets comprising the borrowing base, and (2) a maximum amount permitted to maintain a minimum debt service coverage ratio with respect to the borrowing base, in each case, as of the determination date.
Like the Prior Credit Facility, the Credit Facility is secured by a pledged pool of the equity interests and related rights in the Company’s wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base thereunder. After the closing of the Credit Facility, the 65 properties that had comprised the borrowing base under the Prior Credit Facility comprised the borrowing base under the Credit Facility.
The Company has the option to have amounts outstanding under the Revolving Credit Facility bear interest at a rate per annum equal to either: (a) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.60% to 2.20%; or (b) the Base Rate (as defined in the Credit Facility),

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

plus an applicable margin that ranges, depending on the Company’s leverage, from 0.35% to 0.95%. The Base Rate is defined in the Credit Facility as the greatest of  (a) the fluctuating annual rate of interest announced from time to time by the agent as its “prime rate”, (b) 0.5% above the Federal Funds Effective Rate or (c) the then applicable LIBOR for a one-month interest period plus 1.0% per annum.
The Company has the option to have amounts outstanding under the Term Loan bear interest at a rate per annum equal to either: (a) LIBOR, plus an applicable margin that ranges, depending on the Company’s leverage, from 1.55% to 2.15%; or (b) the Base Rate (as defined in the paragraph above), plus an applicable margin that ranges, depending on the Company’s leverage, from 0.30% to 0.90%. On April 15, 2019, the Company entered into “pay-fixed” interest rate swaps on the Term Loan, resulting in a weighted average fixed rate of 2.3% plus applicable margin under the Credit Facility.
As of September 30, 2019, the Revolving Credit Facility and the Term Loan had an effective interest rate per annum equal to 4.26% and 4.25%, respectively.
The Credit Facility contains customary representations, warranties, as well as affirmative and negative covenants. As of September 30, 2019, the Company was in compliance with the financial covenants under the Credit Facility, and, as of the date of the closing thereunder, the Company was in compliance with the financial covenants under the Prior Credit Facility.
As of September 30, 2019, $150.0 million was outstanding under the Term Loan, while $163.6 million was outstanding under the Revolving Credit Facility and the unused borrowing capacity under the Revolving Credit Facility was $19.8 million. Availability of borrowings is based on a pool of eligible otherwise unencumbered real estate assets comprising the borrowing base thereunder. The equity interests and related rights in the Company’s wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of the Revolving Credit Facility have been pledged for the benefit of the lenders thereunder.
Pursuant to the Credit Facility, until January 1, 2020, the Company is not permitted to increase distributions the Company pays to its stockholders. From and after January 1, 2020, provisions in the Credit Facility will restrict the Company from paying distributions (including dividends to holders of any preferred stock the Company may issue) in any fiscal quarter that, when added to the aggregate amount of all other distributions paid in the same fiscal quarter and the preceding three fiscal quarters (calculated on an annualized basis during the first three fiscal quarters for which the provisions are in effect), exceed 95% of Modified FFO (as defined in the Credit Facility and which is similar but not identical to MFFO as discussed in the Quarterly Report on Form 10-Q) during the applicable period. Until the Company becomes subject to these distribution restrictions, the Company is subject to a covenant requiring the Company to maintain a combination of cash, cash equivalents and availability for future borrowings under the Revolving Credit Facility totaling at least $50.0 million, and the amount available for borrowings under the Credit Facility based on the same borrowing base properties is lower.
Fannie Mae Master Credit Facilities
On October 31, 2016, the Company, through wholly-owned subsidiaries of the OP, entered into a master credit facility agreement relating to a secured credit facility with KeyBank (the “KeyBank Facility”) and a master credit facility agreement with Capital One for a secured credit facility with Capital One Multifamily Finance LLC, an affiliate of Capital One (the “Capital One Facility”; the Capital One Facility and the KeyBank Facility are referred to herein individually as a “Fannie Mae Master Credit Facility” and together as the “Fannie Mae Master Credit Facilities”). Advances made under these agreements are assigned by Capital One and KeyBank to Fannie Mae at closing for inclusion in Fannie Mae’s Multifamily MBS program.
Effective October 31, 2016, in conjunction with the execution of the Fannie Mae Master Credit Facilities, the OP entered into two interest rate cap agreements with an unrelated third party, which caps

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

LIBOR interest paid (not giving effect to the applicable margin) on amounts outstanding under the Fannie Mae Master Credit Facilities at a maximum of 3.5% (see Note 7 — Derivatives and Hedging Activities for additional disclosure regarding the Company’s derivatives). In October 2019, the Company replaced two maturing interest rate cap agreements (see Note 17 — Subsequent Events for additional details).
The Company may request future advances under the Fannie Mae Master Credit Facilities by borrowing against the value of the initial mortgaged properties, or by adding eligible properties to the collateral pool, subject to customary conditions, including satisfaction of minimum debt service coverage and maximum loan-to-value tests. During the year ended December 31, 2017, the Company increased its advances under the Capital One Facility and the KeyBank Facility to $152.5 million and $142.7 million, respectively. On March 2, 2018, the Company, increased its advances under the Capital One Facility by $64.2 million. The advance was secured by the addition of seven mortgaged properties subject to the Capital One Facility. All of the $61.7 million of the net proceeds, after closing costs, of the advance was used by the Company to prepay a portion of the Bridge Loan (see Note 4 — Mortgage Notes Payable, Net).
Note 6 — Fair Value of Financial Instruments
GAAP establishes a hierarchy of valuation techniques based on the observability of inputs used in measuring assets and liabilities at fair value. GAAP establishes market-based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy are described below:
Level 1 —
Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 —
Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 —
Unobservable inputs that reflect the entity’s own assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.
Financial Instruments Measured at Fair Value on a Recurring Basis
Derivative Instruments
Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of September 30, 2019, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.
The following table presents information about the Company’s assets and liabilities measured at fair value as of September 30, 2019 and December 31, 2018, aggregated by the level in the fair value hierarchy within which those instruments fall.
(In thousands)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
September 30, 2019
Derivative assets, at fair value	$—	$—	$—	$—
Derivative liabilities, at fair value	—	(8,933)	—	(8,933)
Total	$—	$(8,933)	$—	$(8,933)
December 31, 2018
Derivative assets, at fair value	$—	$4,633	$—	$4,633
Total	$—	$4,633	$—	$4,633
A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the nine months ended September 30, 2019.
Real Estate Investments Measured at Fair Value on a Non-Recurring Basis
Real Estate Investments — Held for Use
The Company also had impaired real estate investments held for use, which were carried at fair value on a non-recurring basis on the consolidated balance sheet as of September 30, 2019. As of September 30, 2019, the Company owned held for use properties for which the Company had reconsidered the projected cash flows due to various performance indicators. As a result, the Company evaluated the impact on its ability to recover the carrying value of such properties based on the expected cash flows over its intended holding period. As a result of this evaluation and its consideration of impairment, the Company determined that the carrying value of one held for use property exceeded its estimated undiscounted cash flows. The Company primarily uses a market approach to estimate the future cash flows expected to be generated. Impaired real estate investments held for use are generally classified in Level 3 of the fair value hierarchy.
Real Estate Investments — Held for Sale
The Company has impaired real estate investments held for sale, which are carried at fair value on a non-recurring basis on the consolidated balance sheets as of September 30, 2019 and December 31, 2018. Impaired real estate investments held for sale are generally classified in Level 3 of the fair value hierarchy.
Financial Instruments Not Measured at Fair Value
The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair values of short-term financial instruments such as cash and cash equivalents,

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

restricted cash, straight-line rent receivable, net, prepaid expenses and other assets, deferred costs, net, accounts payable and accrued expenses, deferred rent and distributions payable approximate their carrying value on the consolidated balance sheets due to their short-term nature.
The fair values of the Company’s remaining financial instruments that are not reported at fair value on the consolidated balance sheets are reported below:
		September 30, 2019		December 31, 2018
(In thousands)	Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Gross mortgage notes payable and mortgage premium and discounts, net(1)	3	$441,882	$456,607	$469,430	$472,585
Revolving Credit Facility	3	$163,618	$161,750	$243,300	$243,300
Term Loan	3	$150,000	$147,632	$—	$—
Fannie Mae Master Credit Facilities	3	$359,322	$361,320	$359,322	$360,675

(1)
Carrying value includes mortgage notes payable of  $443.4 million and $470.8 million and mortgage premiums and (discounts), net of  $1.5 million and $1.4 million as of September 30, 2019 and December 31, 2018, respectively.

The fair value of the mortgage notes payable is estimated using a discounted cash flow analysis, based on the Advisor’s experience with similar types of borrowing arrangements, excluding the value of derivatives. Advances under the Revolving Credit Facility and Fannie Mae Master Credit Facilities are considered to be reported at fair value, because their interest rates vary with changes in LIBOR and there has not been a significant change in credit risk of the Company or credit markets since origination.
Note 7 — Derivatives and Hedging Activities
Risk Management Objective of Using Derivatives
The Company may use derivative financial instruments, including interest rate swaps, caps, collars, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings.
The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. Additionally, in using interest rate derivatives, the Company aims to add stability to interest expense and to manage its exposure to interest rate movements. The Company does not intend to utilize derivatives for speculative purposes or purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company, and its affiliates, may also have other financial relationships. The Company does not anticipate that any of its counterparties will fail to meet their obligations.
The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the consolidated balance sheets as of September 30, 2019 and December 31, 2018:

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

(In thousands)	Balance Sheet Location	September 30, 2019	December 31, 2018
Derivatives designated as hedging instruments:
Interest rate “pay-fixed” swaps	Derivative assets, at fair value	$—	$4,582
Interest rate “pay-fixed” swaps	Derivative liabilities, at fair value	$8,933	$—
Derivatives not designated as hedging instruments:
Interest rate caps	Derivative assets, at fair value	$—	$51
Cash Flow Hedges of Interest Rate Risk
The Company currently has ten interest rate swaps that are designated as cash flow hedges. The interest rate swaps are used as part of the Company’s interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. During 2019 and 2018, such derivatives were used to hedge the variable cash flows associated with variable-rate debt.
The changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings.
Amounts reported in accumulated other comprehensive loss related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next 12 months, from October 1, 2019 through September 30, 2020, the Company estimates that $1.5 million will be reclassified from other comprehensive loss as an increase to interest expense.
As of September 30, 2019 and December 31, 2018, the Company had the following derivatives that were designated as cash flow hedges of interest rate risk:
	September 30, 2019		December 31, 2018
Interest Rate Derivatives	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
		(In thousands)		(In thousands)
Interest rate “pay-fixed” swaps	10	$400,000	2	$250,000
The table below details the location in the financial statements of the loss recognized on interest rate derivatives designated as cash flow hedges for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019	2018	2019	2018
Amount of (loss) gain recognized in accumulated other comprehensive income on interest rate derivatives	$(2,469)	$1,133	$(12,496)	$6,533
Amount of gain (loss) reclassified from accumulated other comprehensive income into income as interest expense	$211	$135	$1,019	$(11)
Total amount of interest expense presented in the consolidated income statements	$(12,990)	$(12,597)	$(39,739)	$(35,962)

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

Non-Designated Derivatives
These derivatives are used to manage the Company’s exposure to interest rate movements, but do not meet the strict hedge accounting requirements to be classified as hedging instruments. Changes in the fair value of derivatives not designated as hedges under a qualifying hedging relationship are recorded directly to net income (loss) and were losses of  $2,000 and $50,000 for the three and nine months ended September 30, 2019, respectively and gains of  $18,000 and $46,000 for the three and nine months ended September 30, 2018, respectively.
The Company had the following outstanding interest rate derivatives that were not designated as hedges in qualified hedging relationships as of September 30, 2019 and December 31, 2018:
	September 30, 2019		December 31, 2018
Interest Rate Derivatives	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
		(In thousands)		(In thousands)
Interest rate caps	7	$359,322	7	$359,322
Offsetting Derivatives
The table below presents a gross presentation, the effects of offsetting, and a net presentation of the Company’s derivatives as of September 30, 2019 and December 31, 2018. The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value. The tabular disclosure of fair value provides the location that derivative assets and liabilities are presented on the consolidated balance sheet.
					Gross Amounts Not Offset in the Consolidated Balance Sheet
(In thousands)	Gross Amounts of Recognized Assets	Gross Amounts of Recognized (Liabilities)	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts of Assets presented in the Consolidated Balance Sheet	Financial Instruments	Cash Collateral Received	Net Amount
September 30, 2019	$—	$(8,933)	$—	$(8,933)	$—	$—	$(8,933)
December 31, 2018	$4,633	$—	$—	$4,633	$—	$—	$4,633
Credit-risk-related Contingent Features
The Company has agreements in place with each of its derivative counterparties that contain a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.
As of September 30, 2019, the fair value of derivatives in a net liability position including accrued interest but excluding any adjustment for nonperformance risk related to these agreements was $9.3 million. As of September 30, 2019, the Company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $9.3 million at September 30, 2019.
Note 8 — Common Stock
As of September 30, 2019 and December 31, 2018, the Company had 92,430,992 and 91,963,532 shares of common stock outstanding, respectively, including unvested restricted shares and shares issued pursuant to the Company’s distribution reinvestment plan (“DRIP”), net of share repurchases.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

In April 2013, the Company’s board of directors (the “Board”) authorized, and the Company began paying distributions on a monthly basis at a rate equivalent to $1.70 per annum, per share of common stock, which began in May 2013. In March 2017, the Board authorized a decrease in the rate at which the Company pays monthly distributions to stockholders, effective as of April 1, 2017, to a rate equivalent to $1.45 per annum per share of common stock. On February 20, 2018, the Board authorized a further decrease in the rate at which the Company pays monthly distributions to stockholders, effective as of March 1, 2018, to a rate equivalent to $0.85 per annum per share of common stock.
Distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distribution payments are dependent on the availability of funds. The Board may further reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.
On April 1, 2019, the independent directors of the Board, who comprise a majority of the Board, unanimously approved an updated estimate of per-share net asset value (“Estimated Per-Share NAV”) as of December 31, 2018, which was published on April 3, 2019. The Company intends to publish Estimated Per-Share NAV periodically at the discretion of the Board, provided that such estimates will be made at least once annually.
Tender Offer
On March 13, 2018, the Company announced a tender offer (the “Tender Offer”) to purchase up to 2.0 million shares of the Company’s common stock for cash at a purchase price equal to $13.15 per share with the proration period and withdrawal rights expiring on April 12, 2018. On April 4, 2018 and April 16, 2018, the Tender Offer was amended to reduce the number of shares the Company was offering to purchase to 230,000 shares and extend the expiration date to May 1, 2018. The Tender Offer expired in accordance with its terms on May 1, 2018. During May 2018, in accordance with the terms of the Tender Offer, the Company accepted for purchase 229,999 shares for a total cost of approximately $3.0 million. The Company has not conducted any tender offers since the Tender Offer.
Share Repurchase Program
Under the Company’s share repurchase program (the “SRP”), as amended from time to time, qualifying stockholders are able to sell their shares to the Company in limited circumstances. The SRP permits investors to sell their shares back to the Company after they have held them for at least one year, subject to significant conditions and limitations. Repurchases of shares of the Company’s common stock, when requested, are at the sole discretion of the Board.
Under the SRP, subject to certain conditions, only repurchase requests made following the death or qualifying disability of stockholders that purchased shares of the Company’s common stock or received their shares from the Company (directly or indirectly) through one or more non-cash transactions are considered for repurchase. Additionally, pursuant to the SRP, the repurchase price per share equals 100% of the Estimated Per-Share NAV in effect on the last day of the fiscal semester, or the six-month period ending June 30 or December 31.
The Company suspended the SRP during the pendency of the Tender Offer. On June 29, 2018, the Company announced the Board unanimously determined to reactivate the SRP, effective June 30, 2018. In connection with reactivating the SRP, the Board approved all repurchase requests received during the period from January 1, 2018 through the suspension of the SRP on March 13, 2018 (see table below for additional details).
On January 29, 2019, the Company announced that the Board approved an amendment to the SRP changing the date on which any repurchases are to be made in respect of requests made during the period commencing March 13, 2018 up to and including December 31, 2018 to no later than March 31, 2019,

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

rather than on or before the 31st day following December 31, 2018. This SRP amendment became effective on January 30, 2019. Additionally, on March 27, 2019, the Company announced that the Board approved an amendment to the SRP further extending the date on which any repurchases are to be made in respect of requests made during the period commencing March 13, 2018 up to and including December 31, 2018 to no later than April 30, 2019. This SRP amendment became effective on March 28, 2019 (see table below for details on cumulative shares repurchased pursuant to the SRP, including shares repurchased during 2019).
On July 23, 2019, the Company announced that the Board approved a third amendment to the SRP, effective July 24, 2019, extending the date on which repurchases are able to be made in respect of requests made during the period commencing January 1, 2019 up to and including June 30, 2019 to no later than August 31, 2019, rather than on or before July 31, 2019.
On August 20, 2019, the Company announced that the Board approved a fourth amendment to the SRP, effective August 22, 2019 extending the date on which repurchases are able to be made in respect of requests made during the period commencing January 1, 2019 up to and including June 30, 2019 to no later than October 31, 2019, rather than on or before August 31, 2019. The Company completed the repurchases in October 2019 (see Note 17 — Subsequent Events).
When a stockholder requests redemption and redemption is approved by the Board, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares repurchased under the SRP have the status of authorized but unissued shares.
The table below reflects the number of shares repurchased, under the SRP, cumulatively through September 30, 2019.
	Number of Shares Repurchased	Average Price per Share
Cumulative repurchases as of December 31, 2018(1)	3,288,256	$21.56
Nine months ended September 30, 2019(2)	656,433	$20.25
Cumulative repurchases as of September 30, 2019	3,944,689	$21.34

(1)
Repurchases made in 2018 include: (i) 373,967 shares repurchased during January 2018 with respect to requests received following the death or qualifying disability of stockholders during the six months ended December 31, 2017 for approximately $8.0 million at a weighted average price per share of $21.45, and (ii) 155,904 shares that were repurchased for $3.2 million at an average price per share of $20.25 on July 31, 2018, representing 100% of the repurchase requests made following the death or qualifying disability of stockholders during the period from January 1, 2018 through the suspension of the SRP on March 13, 2018. No repurchase requests received during the SRP suspension were accepted.

(2)
Includes shares repurchased on April 30, 2019 with respect to repurchase requests made in good order following the death or qualifying disability of stockholders during the period commencing March 13, 2018 up to and including December 31, 2018 for $13.3 million. Does not include repurchases of 446,830 shares of common stock repurchased for $7.8 million at an average price per share of  $17.50 on October 30, 2019 with respect to repurchase requests made in good order following the death or qualifying disability of stockholders during the period commencing January 1, 2019 up to and including June 30, 2019 (see Note 17 — Subsequent Events).

Distribution Reinvestment Plan
Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased under the DRIP. The shares purchased pursuant to the DRIP have the same

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

rights and are treated in the same manner as all of the other shares of outstanding common stock. The Board may designate that certain cash or other distributions be excluded from reinvestment pursuant to the DRIP. The Company has the right to amend the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded as equity in the accompanying consolidated balance sheet in the period distributions are declared. During the nine months ended September 30, 2019, the Company issued 1.1 million shares of common stock pursuant to the DRIP, generating aggregate proceeds of  $20.7 million.
Note 9 — Related Party Transactions and Arrangements
As of September 30, 2019 and December 31, 2018, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of September 30, 2019 and December 31, 2018, the Advisor held 90 partnership units in the OP designated as “OP Units” (“OP Units”).
The limited partnership agreement of the OP allows for the special allocation, solely for tax purposes, of excess depreciation deductions of up to $10.0 million to the Advisor, a limited partner of the OP. In connection with this special allocation, the Advisor has agreed to restore a deficit balance in its capital account in the event of a liquidation of the OP and has agreed to provide a guaranty or indemnity of indebtedness of the OP.
Fees Incurred in Connection with the Operations of the Company
On February 17, 2017, the members of a special committee of the Board unanimously approved certain amendments to and a restatement of the then-effective advisory agreement, by and among the Company, the OP and the Advisor (the “Second A&R Advisory Agreement”). The Second A&R Advisory Agreement, which superseded, amended and restated the previously effective advisory agreement (the “Original A&R Advisory Agreement”), took effect on February 17, 2017. The initial term of the Second A&R Advisory Agreement is ten years beginning on February 17, 2017, and is automatically renewable for another ten-year term upon each ten-year anniversary unless the Second A&R Advisory Agreement is terminated (i) with notice of an election not to renew at least 365 days prior to the applicable tenth anniversary, (ii) in accordance with a change of control or a transition to self-management, (iii) by 67% of the independent directors of the Board for cause, without penalty, with 45 days’ notice or (iv) with 60 days prior written notice by the Advisor for (a) a failure to obtain a satisfactory agreement for any successor to the Company to assume and agree to perform obligations under the Second A&R Advisory Agreement or (b) any material breach of the Second A&R Advisory Agreement of any nature whatsoever by the Company.
On July 25, 2019, the Company entered into Amendment No. 1 to the Second Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”) among the Company, the OP, and the Advisor. The Advisory Agreement Amendment was unanimously approved by the Company’s independent directors. Additional information on the Advisory Agreement Amendment is included later in this footnote.
Acquisition Expense Reimbursements
The Second A&R Advisory Agreement does not provide for an acquisition fee, however the Advisor may be reimbursed for services provided for which it incurs investment-related expenses, or insourced expenses. The amount reimbursed for insourced expenses may not exceed 0.5% of the contract purchase price of each acquired property or 0.5% of the amount advanced for a loan or other investment. Additionally, the Company reimburses the Advisor for third party acquisition expenses.
Asset Management Fees and Variable Management/Incentive Fees
Under the limited partnership agreement of the OP and the advisory agreement that was superseded by the Original A&R Advisory Agreement and until March 31, 2015, for its asset management services, the

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

Company issued the Advisor an asset management subordinated participation by causing the OP to issue (subject to periodic approval by the Board) to the Advisor partnership units of the OP designated as “Class B Units” (“Class B Units”). The Class B Units were intended to be profit interests and vest, and no longer are subject to forfeiture, at such time as: (x) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “Economic Hurdle”); (y) any one of the following occurs: (1) a listing; (2) another liquidity event or (3) the termination of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors without cause; and (z) the Advisor is still providing advisory services to the Company (the “Performance Condition”).
Unvested Class B Units will be forfeited immediately if: (a) the advisory agreement is terminated for any reason other than a termination without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company’s independent directors without cause before the Economic Hurdle has been met.
Subject to approval by the Board, the Class B Units were issued to the Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The number of Class B Units issued in any quarter was equal to: (i) the excess of  (A) the product of  (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which was initially equal to $22.50 (the IPO price minus the selling commissions and dealer manager fees). The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the Performance Condition to be probable. As of September 30, 2019, the Company cannot determine the probability of achieving the Performance Condition. The Advisor receives cash distributions on each issued Class B Unit equal to the distribution rate received on the Company’s common stock. These distributions on Class B Units are included in general and administrative expenses in the consolidated statement of operations and comprehensive loss until the Performance Condition is considered probable to occur. The Board has previously approved the issuance of 359,250 Class B Units to the Advisor in connection with this arrangement. The Board determined in February 2018 that Economic Hurdle had been satisfied, however none of the events have occurred, including the Listing, which would have satisfied the other vesting requirement of the Class B Units. Therefore, no expense has ever been recognized in connection with the Class B Units.
On May 12, 2015, the Company, the OP and the Advisor entered into an amendment to the then-current advisory agreement, which, among other things, provided that the Company would cease causing the OP to issue Class B Units to the Advisor with respect to any period ending after March 31, 2015.
Effective February 17, 2017, the Second A&R Advisory Agreement requires the Company to pay the Advisor a base management fee, which is payable on the first business day of each month. The fixed portion of the base management fee is equal to $1.625 million per month, while the variable portion of the base management fee is equal to one-twelfth of 1.25% of the cumulative net proceeds of any equity (including convertible equity and certain convertible debt but excluding proceeds from the DRIP) raised subsequent to February 17, 2017 per month. The base management fee is payable to the Advisor or its assignees in cash, OP Units or shares, or a combination thereof, the form of payment to be determined at the discretion of the Advisor and the value of any OP Unit or share to be determined by the Advisor acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
In addition, the Second A&R Advisory Agreement requires the Company to pay the Advisor a variable management/incentive fee quarterly in arrears equal to (1) the product of fully diluted shares of common stock outstanding multiplied by (2) (x) 15.0% of the applicable prior quarter’s Core Earnings (as defined below) per share in excess of  $0.375 per share plus (y) 10.0% of the applicable prior quarter’s Core

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

Earnings per share in excess of  $0.47 per share. Core Earnings is defined as, for the applicable period, net income or loss, computed in accordance with GAAP, excluding non-cash equity compensation expense, the variable management/incentive fee, acquisition and transaction related fees and expenses, financing related fees and expenses, depreciation and amortization, realized gains and losses on the sale of assets, any unrealized gains or losses or other non-cash items recorded in net income or loss for the applicable period, regardless of whether such items are included in other comprehensive income or loss, or in net income, one-time events pursuant to changes in GAAP and certain non-cash charges, impairment losses on real estate related investments and other than temporary impairments of securities, amortization of deferred financing costs, amortization of tenant inducements, amortization of straight-line rent and any associated bad debt reserves, amortization of market lease intangibles, provision for loss loans, and other non-recurring revenue and expenses (in each case after discussions between the Advisor and the independent directors and approved by a majority of the independent directors). The variable management/incentive fee is payable to the Advisor or its assignees in cash or shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor and the value of any share to be determined by the Advisor acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
Property Management Fees
Unless the Company contracts with a third party, the Company pays the Property Manager a property management fee of 1.5% of gross revenues from the Company’s stand-alone single-tenant net leased properties and 2.5% of gross revenues from all other types of properties, respectively. The Company also reimburses the Property Manager for property level expenses incurred by the Property Manager. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the Property Manager an oversight fee of up to 1.0% of the gross revenues of the property managed. In no event will the Company pay the Property Manager or any affiliate of the Property Manager both a property management fee and an oversight fee with respect to any particular property.
On February 17, 2017, the Company entered into the Amended and Restated Property Management and Leasing Agreement (the “A&R Property Management Agreement”) with the OP and the Property Manager. The A&R Property Management Agreement was entered into to reflect amendments to the original agreement between the parties and further amends the original agreement by extending the term of the agreement from one to two years, or until February 17, 2019. The A&R Property Management Agreement automatically renews for successive one-year terms unless any party provides written notice of its intention to terminate the A&R Property Management Agreement at least 90 days prior to the end of the term. Neither party provided notice of intent to terminate. Thus, the current term of the A&R Property Management Agreement now expires February 17, 2020. The Property Manager may assign the A&R Property Management Agreement to any party with expertise in commercial real estate which has, together with its affiliates, over $100.0 million in assets under management.
On April 10, 2018, in connection with the Multi-Property CMBS Loan, the Company and the OP entered into a further amendment to the A&R Property Management Agreement confirming, consistent with the intent of the parties, that the borrowers under the Multi-Property CMBS Loan and other subsidiaries of the OP that own or lease the Company’s properties are the direct obligors under the arrangements pursuant to which the Company’s properties are managed by either the Property Manager or a third party overseen by the Property Manager pursuant to the A&R Property Management Agreement.
Professional Fees and Other Reimbursements
The Company reimburses the Advisor’s costs of providing administrative services. The Company reimburses the Advisor for personnel costs, except for costs to the extent that the employees perform services for which the Advisor receives a separate fee. This reimbursement includes reasonable overhead

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

expenses for employees of the Advisor or its affiliates directly involved in the performance of services on behalf of the Company, including the reimbursement of rent expense at certain properties that are both occupied by employees of the Advisor or its affiliates and owned by affiliates of the Advisor. During the three and nine months ended September 30, 2019, the Company incurred $2.2 million and $7.2 million, respectively, of reimbursement expenses from the Advisor for providing administrative services. During the three and nine months ended September 30, 2018, the Company incurred $2.0 million and $5.9 million, respectively, of reimbursement expenses from the Advisor for providing administrative services. These reimbursement expenses are included in general and administrative expense on the consolidated statements of operations and comprehensive income (loss).
On July 25, 2019, the Company entered into the Advisory Agreement Amendment. Under the Second A&R Advisory Agreement, including prior to the Advisory Agreement Amendment, the Company has been required to reimburse the Advisor for, among other things, reasonable salaries and wages, benefits and overhead of all employees of the Advisor or its affiliates, except for costs of employees to the extent that the employees perform services for which the Advisor receives a separate fee.
The Advisory Agreement Amendment clarifies that, with respect to executive officers of the Advisor, the Company is required to reimburse the Advisor or its affiliates for the reasonable salaries and wages, benefits and overhead of the Company’s executive officers, other than for any executive officer that is also a partner, member or equity owner of AR Global, an affiliate of the Advisor.
Further, under the Advisory Agreement Amendment, the aggregate amount of expenses relating to salaries, wages and benefits, including for executive officers and all other employees of the Advisor or its affiliates (the “Capped Reimbursement Amount”), is limited to the greater of:
(a)   $6.8 million (the “Fixed Component”) and
(b)   the variable component (the “Variable Component”), which is defined in the Advisory Agreement Amendment as, for any fiscal year:
(i)   the sum of the total real estate investments, at cost as recorded on the balance sheet dated as of the last day of each fiscal quarter (the “Real Estate Cost”) in the year divided by four, which amount will be
(ii)   multiplied by 0.29%.
In the event of a reduction in the Real Estate Cost by 25.0% or more pursuant to instructions from the Company’s board of directors, in one or a series of related dispositions in which the proceeds of the disposition(s) are not reinvested in Investments (as defined in the Advisory Agreement Amendment), then within 12 months following the disposition(s), the Advisor and the Company will enter into good faith negotiations to reset the Fixed Component; provided that if the proceeds of the disposition(s) are paid to shareholders of the Company as a special distribution or used to repay loans with no intent of subsequently re-financing and re-investing the proceeds thereof in Investments, the Advisor and the Company will enter into good faith negotiations to reset the Fixed Component within 90 days thereof, in each case taking into account reasonable projections of reimbursable costs in light of the reduced assets of the Company.
Both the Fixed Component and the Variable Component will also be increased by an annual cost of living adjustment equal to the portion of the Capped Reimbursement Amount (as determined above) multiplied by the greater of  (x) 3.0% and (y) the CPI for the prior year ended December 31st. For these purposes, CPI will be calculated by reference to the United States Department of Labor’s Bureau of Labor Statistics Consumer Price Index, All Urban Consumer Price Index, New York-Newark-Jersey City with reference date (1982-1984) that equals 100.0 or the successor of this index.
Summary of fees, expenses and related payables
The following table details amounts incurred, forgiven and payable in connection with the Company’s operations-related services described above as of and for the periods presented:

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable (Receivable) as of
	2019	2018	2019	2018
(In thousands)	Incurred(1)	Incurred(1)	Incurred(1)	Incurred(1)	September 30, 2019	December 31, 2018
Non-recurring fees and reimbursements:
Acquisition cost reimbursements	$6	$34	$39	$144	$6	$32
Due from HT III related to Asset Purchase(2)	—	—	—	—	—	(154)
Ongoing fees and reimbursements:
Asset management fees	4,875	4,875	14,625	14,625	—	—
Property management fees	1,067	868	2,910	2,608	271	58
Professional fees and other reimbursements	2,313(4)	2,121	7,623(4)	6,330	(61)(5)(6)	674(5)(6)
Distributions on Class B Units(3)	76	77	228	263	—	—
Total related party operation fees and reimbursements	$8,337	$7,975	$25,425	$23,970	$216	$610

(1)
There were no fees or reimbursements forgiven during the three and nine months ended September 30, 2019 or 2018.

(2)
On December 22, 2017, the Company purchased substantially all the assets (the “Asset Purchase”) of American Realty Capital Healthcare Trust III, Inc. (“HT III”). Certain proration estimates were included within the closing. The purchase agreement calls for a final purchase price adjustment. The Company had a $154,000 net receivable related to the Asset Purchase included on its consolidated balance sheet as of December 31, 2018. Please see below for additional information related to the Asset Purchase.

(3)
Prior to April 1, 2015, the Company caused the OP to issue (subject to periodic approval by the Board) to the Advisor restricted performance based Class B Units for asset management services. As of September 30, 2019, the Board had approved the issuance of 359,250 Class B Units to the Advisor in connection with this arrangement. Effective April 1, 2015, the Company began paying an asset management fee to the Advisor or its assignees in cash, in shares, or a combination of both and no longer issues any Class B Units.

(4)
Includes $1.6 million and $5.1 million related to the Capped Reimbursement Amount for the three and nine months ended September 30, 2019.

(5)
Balance includes costs which were incurred and accrued due to American National Stock Transfer, LLC, a subsidiary of RCS Capital Corporation (“RCAP”) which were related parties of the Company.

(6)
Balance includes a receivable of  $0.5 million from the Advisor as of September 30, 2019 previously recorded in the fourth quarter of 2018, which, pursuant to authorization by the independent members of the Company’s board of directors, is payable over time during 2020.

Fees and Participations Incurred in Connection with a Listing or the Liquidation of the Company’s Real Estate Assets
Fees Incurred in Connection with a Listing
If the common stock of the Company is listed on a national exchange, the Special Limited Partner will be entitled to receive a subordinated incentive listing distribution from the OP equal to 15% of the amount

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

by which the market value of all issued and outstanding shares of common stock plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such distribution was incurred during the nine months ended September 30, 2019 or 2018. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.
Subordinated Participation in Real Estate Sales
The Special Limited Partner is entitled to receive a subordinated participation in the net sales proceeds of the sale of real estate assets from the OP equal to 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded annual return on the capital contributed by investors. The Special Limited Partner is not entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received their capital contributions, plus a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such participation in net sales proceeds became due and payable during the nine months ended September 30, 2019 or 2018. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution described above.
Termination Fees
Under the operating partnership agreement of the OP, upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner is entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner is able to elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.
Under the Second A&R Advisory Agreement, upon the termination or non-renewal of the agreement, the Advisor will be entitled to receive from the Company all amounts due to the Advisor, including any change in control fee and transition fee (both described below), as well as the then-present fair market value of the Advisor’s interest in the Company. All fees will be due within 30 days after the effective date of the termination of the Second A&R Advisory Agreement.
Upon a termination by either party in connection with a change of control (as defined in the Second A&R Advisory Agreement), the Company would pay the Advisor a change of control fee equal to the product of four (4) and the “Subject Fees.”
Upon a termination by the Company in connection with transition to self-management, the Company would pay the Advisor a transition fee equal to (i) $15.0 million plus (ii) the product of four multiplied by the Subject Fees, provided that the transition fee shall not exceed an amount equal (i) 4.5 multiplied by (ii) the Subject Fees.
The Subject Fees are equal to (i) the product of four multiplied by the actual base management fee plus (ii) the product of four multiplied by the actual variable management/incentive fee, in each of clauses (i) and (ii), payable for the fiscal quarter immediately prior to the fiscal quarter in which the change of control or the transition to self-management is consummated, as applicable, plus (iii) without duplication, the annual increase in the base management fee resulting from the cumulative net proceeds of any equity raised in respect to the fiscal quarter immediately prior to the fiscal quarter in which the change of control or the transition to self-management is consummated, as applicable.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

The right to termination of the Second A&R Advisory Agreement in connection with a change of control or transition to self-management is subject to a lockout period that requires the notice of any termination in connection with a change of control or transition to self-management to be delivered after February 14, 2019.
American Realty Capital Healthcare Trust III, Inc. Asset Purchase
On December 22, 2017, the Company, the OP and its subsidiary, ARHC TRS Holdco II, LLC, completed the Asset Purchase, purchasing all of the membership interests in indirect subsidiaries of HT III that owned the 19 properties which comprised substantially all of HT III’s assets, pursuant to a purchase agreement, dated as of June 16, 2017. HT III was sponsored and advised by an affiliate of the Advisor. As of December 31, 2018 the Company had a $0.2 million net receivable to HT III included on its consolidated balance sheet.
Note 10 — Economic Dependency
Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common control with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company and asset acquisition and disposition decisions, as well as other administrative responsibilities for the Company including accounting services and investor relations.
As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.
Note 11 — Share-Based Compensation
Restricted Share Plan
The Company has adopted an employee and director incentive restricted share plan (as amended from time to time, the “RSP”), which provides the Company with the ability to grant awards of restricted shares of common stock (“restricted shares”) to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of shares of common stock that may be subject to awards granted under the RSP may not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 3.4 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Prior to August 2017, the RSP provided for an automatic grant of 1,333 restricted shares to each of the independent directors, without any further approval by the Board or the stockholders, on the date of his or her initial election to the Board and thereafter on the date of each annual stockholder meeting. The restricted shares granted as annual automatic awards prior to August 2017 were subject to vesting over a five-year period following the date of grant.
In August 2017, the Board amended the RSP to provide that the number of restricted shares comprising the automatic annual award to each of the independent directors would be equal to the quotient of  $30,000 divided by the then-current Estimated Per-Share NAV and subsequently amended and restated the RSP to eliminate the automatic annual awards and to make other revisions related to the implementation of a new independent director equity compensation program. As part of this new independent director equity compensation program, the Board approved a one-time grant of restricted

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

share awards to the independent directors as follows: (i) 300,000 restricted shares to the chairman, with one-seventh of the shares vesting annually in equal increments over a seven-year period with initial vesting on August 4, 2018; and (ii) 25,000 restricted shares to each of the three other independent directors, with one-fifth of the shares vesting annually in equal increments over a five-year period with initial vesting on August 4, 2018. In connection with these one-time grants, the restricted shares granted as automatic annual awards in connection with the Company’s 2017 annual meeting of stockholders on July 21, 2017 were forfeited. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock are subject to the same restrictions as the underlying restricted shares.
On July 29, 2019, the Board elected B.J. Penn as a member of the Board to serve as a director effective immediately. Mr. Penn, like the Company’s other independent directors, participates in the Company’s independent director compensation program. During the three months ended September 30, 2019, the Company paid to Mr. Penn an annual cash retainer effective as of July 29, 2019 pro-rated for the remaining portion of the current annual period, and he was awarded 15,000 restricted shares of common stock of the Company, par value $0.01 per share, which vest annually over a three-year period in equal installments.
The following table reflects the amount of restricted shares outstanding as of September 30, 2019 and activity for the period presented:
	Number of Shares of Common Stock	Weighted Average Issue Price
Unvested, December 31, 2018	322,242	$21.41
Granted	15,000	17.50
Vested	(59,199)	21.47
Unvested, September 30, 2019	278,043	—
As of September 30, 2019, the Company had $5.9 million of unrecognized compensation cost related to unvested restricted share awards granted under the RSP. That cost is expected to be recognized over a weighted-average period of 4.4 years. Compensation expense related to restricted shares was approximately $0.3 million and $1.0 million for the three and nine months ended September 30, 2019, respectively. Compensation expense related to restricted shares was approximately $282,000 and $921,000 for the three and nine months ended September 30, 2018, respectively. Compensation expense related to restricted shares is recorded as general and administrative expense in the accompanying consolidated statements of operations and comprehensive loss.
Other Share-Based Compensation
The Company may issue common stock in lieu of cash to pay fees earned by the Company’s directors at the respective director’s election. There are no restrictions on shares issued in lieu of cash compensation since these payments in lieu of cash relate to fees earned for services performed. No such shares were issued during the three and nine months ended September 30, 2019 or 2018.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

Note 12 — Accumulated Other Comprehensive Income
The following table illustrates the changes in accumulated other comprehensive income as of and for the period presented:
(In thousands)	Unrealized Gain on Designated Derivative
Balance, December 31, 2018	$4,582
Other comprehensive income, before reclassifications	(12,496)
Amount of gain reclassified from accumulated other comprehensive income	(1,019)
Balance, September 30, 2019	$(8,933)
Note 13 — Non-controlling Interests
Non-Controlling Interests in the Operating Partnership
The Company is the sole general partner and holds substantially all of the OP Units. As of September 30, 2019 and December 31, 2018, the Advisor held 90 OP Units, which represents a nominal percentage of the aggregate ownership in the OP.
In November 2014, the Company partially funded the purchase of a MOB from an unaffiliated third party by causing the OP to issue 405,908 OP Units, with a value of  $10.1 million, or $25.00 per unit, to the unaffiliated third party.
A holder of OP Units has the right to distributions. After holding the OP Units for a period of one year, a holder of OP Units has the right to redeem OP Units for, at the option of the OP, the cash value of a corresponding number of shares of the Company’s common stock or a corresponding number of shares of the Company’s common stock. The remaining rights of the limited partners in the OP are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets. During the nine months ended September 30, 2019 and 2018, OP Unit non-controlling interest holders were paid distributions of  $0.3 million and $0.4 million, respectively.
Non-Controlling Interests in Property Owning Subsidiaries
The Company also has investment arrangements with other unaffiliated third parties whereby such investors receive an ownership interest in certain of the Company’s property-owning subsidiaries and are entitled to receive a proportionate share of the net operating cash flow derived from the subsidiaries’ property. Upon disposition of a property subject to non-controlling interest, the investor will receive a proportionate share of the net proceeds from the sale of the property. The investor has no recourse to any other assets of the Company. Due to the nature of the Company’s involvement with these arrangements and the significance of its investment in relation to the investment of the third party, the Company has determined that it controls each entity in these arrangements and therefore the entities related to these arrangements are consolidated within the Company’s financial statements. A non-controlling interest is recorded for the investor’s ownership interest in the properties.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

The following table summarizes the activity related to investment arrangements with the unaffiliated third parties:
						Distributions(2)		Distributions(2)
		Third Party Net Investment Amount	Non- Controlling Ownership Percentage	Net Real Estate Assets Subject to Investment Arrangement(1)		Three Months Ended September 30,		Nine Months Ended September 30,
Property Name (Dollar amounts in thousands)	Investment Date	As of September 30, 2019	As of September 30, 2019	As of September 30, 2019	As of December 31, 2018	2019	2018	2019	2018
Plaza Del Rio Medical Office Campus Portfolio	May 2015	$416	2.4%	$14,289	$14,747	$—	$—	$—	$87
UnityPoint Clinic Portfolio(2)	December 2017	$493	5.0%	$8,941	$9,241	$—	$—	$—	$—

(1)
One property within the Plaza Del Rio Medical Office Campus Portfolio was pledged to secure the Multi-Property CMBS Loan. See Note 4 — Mortgage Notes Payable for additional information.

(2)
Assumed as part of the HT III Asset Purchase. See Note 9 — Related Party Transactions and Arrangements for further information on the Asset Purchase.

Note 14 — Net Loss Per Share
The following is a summary of the basic and diluted net loss per share computation for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss attributable to stockholders (in thousands)	$(28,789)	$(29,607)	$(39,954)	$(42,548)
Basic and diluted weighted-average shares outstanding	91,992,963	90,203,311	91,884,495	90,983,620
Basic and diluted net loss per share	$(0.31)	$(0.33)	$(0.43)	$(0.47)
Diluted net loss per share assumes the conversion of all common stock equivalents into an equivalent number of shares of common stock, unless the effect is antidilutive. The Company considers unvested restricted shares, OP Units and Class B Units to be common share equivalents. The Company had the following common stock equivalents on a weighted-average basis that were excluded from the calculation of diluted net loss per share attributable to stockholders as their effect would have been antidilutive for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Unvested restricted shares(1)	299,953	341,976	315,872	369,946
OP Units(2)	405,998	405,998	405,998	405,998

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Class B Units(3)	359,250	359,250	359,250	359,250
Total weighted average antidilutive common stock equivalents	1,065,201	1,107,224	1,081,120	1,135,194

(1)
Weighted average number of antidilutive unvested restricted shares outstanding for the periods presented. There were 278,043 and 323,045 unvested restricted shares outstanding as of September 30, 2019 and 2018, respectively.

(2)
Weighted average number of antidilutive OP Units outstanding for the periods presented. There were 405,998 OP Units outstanding as of September 30, 2019 and 2018.

(3)
Weighted average number of antidilutive Class B Units outstanding for the periods presented. There were 359,250 Class B Units outstanding as of September 30, 2019 and 2018. These Class B Units are unvested as of September 30, 2019 and 2018 (see Note 9 — Related Party Transactions for additional information).

Note 15 — Segment Reporting
During the nine months ended September 30, 2019 and 2018, the Company operated in three reportable business segments for management and internal financial reporting purposes: MOBs, triple-net leased healthcare facilities, and SHOPs.
The Company evaluates performance and makes resource allocations based on its three business segments. The medical office building segment primarily consists of MOBs leased to healthcare-related tenants under long-term leases, which may require such tenants to pay a pro rata share of property-related expenses. The triple-net leased healthcare facilities segment primarily consists of investments in seniors housing communities, hospitals, inpatient rehabilitation facilities and skilled nursing facilities under long-term leases, under which tenants are generally responsible to directly pay property-related expenses. The SHOP segment consists of direct investments in seniors housing communities, primarily providing assisted living, independent living and memory care services, which are operated through engaging independent third-party managers. There were no intersegment sales or transfers during the periods presented.
As described in more detail below, on April 1, 2019 the Company transitioned one property located in Wellington, Florida (the “Transition Property”) from its triple-net leased healthcare facilities segment to its Seniors Housing — Operating Properties segment. See Note 3 — Real Estate Investments for further information about this property and the transition. The results of operations from the Transition Property are presented within the Seniors Housing — Operating Properties segment for the three and nine months ended September 30, 2019 and 2018.
Net Operating Income
The Company evaluates the performance of the combined properties in each segment based on net operating income (“NOI”). NOI is defined as total revenues from tenants less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). The Company uses NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. The Company believes that

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

NOI is useful as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss).
NOI excludes certain components from net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. The Company believes that in order to facilitate a clear understanding of the Company’s operating results, NOI should be examined in conjunction with net income (loss) as presented in the Company’s consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of the Company’s performance or to cash flows as a measure of the Company’s liquidity or ability to pay distributions.
The following tables reconcile the segment activity to consolidated net loss for the periods presented:
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019				2019
(In thousands)	Medical Office Buildings	Triple-Net Leased Healthcare Facilities(1)	Seniors Housing – Operating Properties(1)	Consolidated	Medical Office Buildings	Triple-Net Leased Healthcare Facilities(1)	Seniors Housing – Operating Properties(1)	Consolidated
Revenue from tenants	$25,672	$3,783	$65,985	$95,440	$75,997	$10,780	$193,668	$280,445
Property operating and maintenance	8,733	608	51,314	60,655	23,702	1,420	147,136	172,258
NOI	$16,939	$3,175	$14,671	34,785	$52,295	$9,360	$46,532	108,187
Impairment charges				(22,615)				(22,634)
Operating fees to related parties				(5,941)				(17,535)
Acquisition and transaction related				(112)				(161)
General and administrative				(4,782)				(15,394)
Depreciation and amortization				(20,140)				(61,124)
Interest expense				(12,990)				(39,739)
Interest and other income				11				15
Loss on sale of real estate investments				2,715				8,793
(Loss) gain on non-designated derivatives				(2)				(50)
Income tax expense (benefit)				271				(364)
Net loss attributable to non-controlling interests				11				52
Net loss attributable to stockholders				$(28,789)				$(39,954)

(1)
The results of operations from the Transition Property are presented within the Seniors Housing — Operating Properties segment for the three and nine months ended September 30, 2019.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018				2018
(In thousands)	Medical Office Buildings	Triple-Net Leased Healthcare Facilities(1)	Seniors Housing – Operating Properties(1)	Consolidated	Medical Office Buildings	Triple-Net Leased Healthcare Facilities(1)	Seniors Housing – Operating Properties(1)	Consolidated
Revenue from tenants	$24,186	$4,836	$61,169	$90,191	$73,383	$14,779	$182,424	$270,586
Property operating and maintenance	6,982	5,840	46,476	59,298	22,327	6,197	137,637	166,161
NOI	$17,204	$(1,004)	$14,693	30,893	$51,056	$8,582	$44,787	104,425
Impairment charges				(17,837)				(18,570)
Operating fees to related parties				(5,743)				(17,233)
Acquisition and transaction related				(40)				(333)
General and administrative				(4,441)				(12,705)
Depreciation and amortization				(20,466)				(62,099)
Interest expense				(12,597)				(35,962)
Interest and other income				16				21
(Loss) gain on non-designated derivative instruments				18				46
Income tax expense (benefit)				550				(225)
Net loss attributable to non-controlling interests				40				87
Net loss attributable to stockholders				$(29,607)				$(42,548)

(1)
The results of operations from the Transition Property are presented within the Seniors Housing — Operating Properties segment for the three and nine months ended September 30, 2018.

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

The following table reconciles the segment activity to consolidated total assets as of the periods presented:
(In thousands)	September 30, 2019	December 31, 2018
ASSETS
Investments in real estate, net:
Medical office buildings	$899,280	$878,703
Triple-net leased healthcare facilities(1)	237,366	289,686
Construction in progress(2)	95,960	90,829
Seniors housing – operating properties(1)	875,466	911,952
Total investments in real estate, net	2,108,072	2,171,170
Cash and cash equivalents	52,425	77,264
Restricted cash	19,160	14,094
Assets held for sale	70,674	52,397
Derivative assets, at fair value	—	4,633
Straight-line rent receivable, net	20,362	17,351
Prepaid expenses and other assets	46,745	28,785
Deferred costs, net	13,087	11,752
Total assets	$2,330,525	$2,377,446

(1)
The Transition Property is presented within the Seniors Housing — Operating Properties segment as of September 30, 2019 and December 31, 2018.

(2)
Included in the triple net leased healthcare facilities segment.

The following table reconciles capital expenditures by reportable business segment, excluding corporate non-real estate expenditures, for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019	2018	2019	2018
Medical office buildings	$1,385	$1,834	$3,139	$4,060
Triple-net leased healthcare facilities	—	425	17	493
Seniors housing – operating properties(1)	3,244	489	7,754	2,415
Total capital expenditures	$4,629	$2,748	$10,910	$6,968

(1)
The results of operations from the Transition Property are presented within the Seniors Housing — Operating Properties segment for the three and nine months ended September 30, 2019 and 2018.

Note 16 — Commitments and Contingencies
On January 1, 2019, the Company adopted ASU 2016- 02 and recorded ROU assets and lease liabilities related to 11 ground operating leases (see Note 2 — Summary of Significant Accounting Policies for additional information on the impact of adopting the new standard).

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

As of September 30, 2019, the Company has eight operating and six direct financing lease agreements related to certain acquisitions under leasehold interests arrangements. The eight operating leases have durations, including assumed renewals, ranging from 13.1 to 88.0 years.
As of September 30, 2019, the Company’s balance sheet includes ROU assets and liabilities of $7.2 million and $9.1 million, respectively, which are included in prepaid expenses and other assets and accounts payable and accrued expenses, respectively. In determining operating ROU assets and lease liabilities for the Company’s existing operating leases upon the adoption of the new lease guidance as well as for new operating leases in the current period, the Company was required to estimate an appropriate incremental borrowing rate on a fully-collateralized basis for the terms of the leases. Since the terms of the Company’s ground leases are significantly longer than the terms of borrowings available to the Company on a fully-collateralized basis, the Company’s estimate of this rate required significant judgment.
The Company’s ground operating leases have a weighted-average remaining lease term, including assumed renewals, of 42.4 years and a weighted-average discount rate of 7.34% as of September 30, 2019. For the three and nine months ended September 30, 2019, the Company paid cash of  $0.2 million and $0.6 million, respectively, for amounts included in the measurement of lease liabilities and recorded expense of  $0.2 million and $0.7 million, respectively, on a straight-line basis in accordance with the standard. The lease expense is recorded in property operating expenses in the consolidated statements of operations and comprehensive loss. The Company did not enter into any additional ground leases during the quarter ended September 30, 2019.
The following table reflects the base cash rental payments due from the Company as of September 30, 2019:
	Future Base Rent Payments
(In thousands)	Operating Leases	Direct Financing Leases
2019 (remainder)	$162	$20
2020	651	82
2021	663	84
2022	682	86
2023	684	88
Thereafter	30,067	7,590
Total lease payments	32,909	7,950
Less: Effects of discounting	(23,782)	(3,117)
Total present value of lease payments	$9,127	$4,833
The following table reflects the base cash rental payments due from the Company as of December 31, 2018:
	Future Base Rent Payments
(In thousands)	Operating Leases	Capital Leases
2019	$780	$80
2020	781	82
2021	774	84
2022	790	86
2023	760	88

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

	Future Base Rent Payments
(In thousands)	Operating Leases	Capital Leases
Thereafter	34,344	7,590
Total lease payments	$38,229	8,010
Less: Effects of discounting		(3,202)
Total present value of lease payments		$4,808

Litigation and Regulatory Matters
In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company or its properties.
Environmental Matters
In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. As of September 30, 2019, the Company had not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.
Development Project Funding
In August 2015, the Company entered into an asset purchase agreement and development agreement to acquire land and construction in progress, and subsequently fund the remaining construction, of a development property in Jupiter, Florida for $82.0 million. As of September 30, 2019, the Company had funded $96.0 million, including $10.0 million for the land and $86.0 million for construction in progress. As a result, the Company believes that it has satisfied its funding commitments for the construction. As of September 30, 2019, the Company had funded $14.0 million in excess of its $72.0 million funding commitment for the construction. The Company has and may continue to, at its election, provide additional funding to ensure completion of the construction. To the extent the Company funds additional monies for the completion of the development, Palm, the developer of the facility, is responsible for reimbursing the Company for any amounts funded. Entities related to Palm, referred to herein as the NuVista Tenant, owe the Company significant amounts due to defaults under leases with the Company at other properties in the Company’s portfolio (see Note 3 — Real Estate Investments for more information). The Company currently does not expect that Palm will reimburse the Company for construction overruns funded and there can be no assurance that they will do so, in whole or in part.
Palm is also responsible for completing the development and obtaining a final certificate of occupancy for the facility (the “CO”). However, Palm is in default of the development agreement and has ceased providing services under the development agreement. There is no assurance as to when and if Palm will comply with its obligations, and this has resulted in delays in obtaining the CO. The Company is currently working to obtain the CO, but there can be no assurance as to how long this process will take, or if the Company will be able to complete it at all.
Under the development agreement, the targeted completion date was December 31, 2016. Additionally, the estimated rent commencement date was expected to be no later than April 1, 2017 with entities related to Palm operating the property as the tenants (the “Jupiter Tenant”). The Company does not expect entities related to Palm to become the tenant and is working to find a replacement tenant once it obtains the CO, although there can be no assurance the Company will be able to do so on a timely basis, or at all. Pursuant to an agreement between the Company and the Jupiter Tenant, the Jupiter Tenant agreed to transfer all

HEALTHCARE TRUST, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(Unaudited)

contracts, licenses and permits (including all operational permissions and certificates of need) to a replacement tenant designated by the Company. Until a replacement tenant is identified, there can be no assurance that this transfer will take place or that the Jupiter Tenant will comply with its obligations when required to do so. Moreover, until the CO is obtained and a replacement tenant is identified, the Company will not receive income from the property, and the amount of cash the Company is able to generate to fund distributions to its stockholders will continue to be adversely affected.
Although the Company is still working to obtain the CO, the Company may consider other alternatives for this property. If the Company were to pursue other alternatives, there can be no assurance as to the ultimate outcome of this development property.
Note 17 — Subsequent Events
The Company has evaluated subsequent events through the filing of the Quarterly Report on Form 10-Q and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except the following disclosures:
Share Repurchases
On October 30, 2019, the Company repurchased 446,830 shares of common stock for approximately $7.8 million, at an average price per share of  $17.50 pursuant to the SRP. The repurchases reflect all repurchase requests made in good order following the death or qualifying disability of stockholders during the period commencing January 1, 2019 up to and including June 30, 2019. See Note 8 — Common Stock for additional information on the SRP.
Fannie Mae Master Credit Facilities Interest Rate Caps
On October 30, 2019, the Company entered into two new interest rate cap agreements, effective November 1, 2019 for a total notional amount of  $88.7 million. The two interest rate caps agreements extend three existing interest rate caps set to mature on the same date and are not designated as hedges.
Mortgage Repayments
In October 2019, the Company repaid its Courtyard Fountains — Gresham, OR mortgage with a gross outstanding loan amount of  $23.5 million and added the property to the borrowing base under the Credit Facility. Additionally, the Company repaid the Bridge Loan mortgage with a gross outstanding loan amount of  $18.6 million and added nine of the 15 properties securing the Bridge Loan to the borrowing base under the Credit Facility. These repayments were financed using proceeds from a $42.1 million draw on the Revolving Credit Facility.

1,400,000 Shares
Healthcare Trust, Inc.
  % Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)

PRELIMINARY PROSPECTUS

Bookrunning Managers
B. Riley FBR
D.A. Davidson & Co.
Ladenburg Thalmann
William Blair
Co-Managers
National Securities Corporation
Boenning & Scattergood
Wedbush Securities
                 , 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.
Other Expenses of Issuance and Distribution*

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq listing fee.
Securities and Exchange Commission Registration Fee	$5,225
FINRA Filing Fee	$6,538
Nasdaq Filing Fee	$25,000
Legal Fees and Expenses	$680,000
Accounting Fees and Expenses	$245,000
Transfer Agent Fees and Expenses	$3,500
Total	$965,263
Item 32.
Sales to Special Parties

None.
Item 33.
Recent Sales of Unregistered Securities and Use of Proceeds

On August 1, 2019, we granted 15,000 restricted shares of common stock (“restricted shares”) to an independent director pursuant to our employee and director incentive restricted share plan (the “RSP”). On July 28, 2016, we granted 5,388 restricted shares to our independent directors pursuant to the RSP. On December 21, 2016, we granted 1,347 restricted shares to an independent director pursuant to the RSP. On July 21, 2017, we awarded each of our four independent directors 1,398 restricted shares under the RSP. All of these restricted shares were forfeited on September 8, 2017. On September 8, 2017, we awarded our chairman 300,000 restricted shares under the RSP and awarded each of our three other independent directors 25,000 restricted shares under the RSP.
All of these awards of restricted shares were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 34.
Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

•
any individual who, while our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

•
Healthcare Trust Advisors, LLC and its affiliates from and against any claim, liability or expense to which they may become subject or which they may incur by reason of their service as our advisor.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us or Healthcare Trust Advisors, LLC who provided service to us in that capacity.
We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing that we will indemnify them to the extent permitted by Maryland law and our charter and advance expenses to them in connection with claims or liability they may become subject to due to their service to us consistent with the provisions of our charter and Maryland law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 35.
Treatment of Proceeds From Stock Being Registered.

Not applicable.

Item 36.
Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:
(a)   Financial Statements.   The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are set forth in the section of the prospectus entitled “Incorporation of Certain Documents by Reference.”
(b)   Exhibits.   See Exhibit Index below.
Item 37.
Undertakings

(a)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(b)   The undersigned registrant hereby further undertakes that:
(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement between Healthcare Trust, Inc. and B. Riley FBR, Inc., as representative of the several underwriters.
3.1(1)	Articles of Amendment and Restatement for Healthcare Trust, Inc.
3.2(2)	Amended and Restated Bylaws of Healthcare Trust, Inc.
3.3(3)	Articles Supplementary of Healthcare Trust, Inc.
3.4*	Form of Articles Supplementary designating the terms of the Series A Preferred Stock
4.1(4)	Agreement of Limited Partnership of Healthcare Trust Operating Partnership, L.P. (f/k/a American Realty Capital Healthcare Trust II Operating Partnership, L.P.), dated as of February 14, 2013
4.2(5)	First Amendment to the Agreement of Limited Partnership of American Realty Capital Healthcare Trust II, L.P., dated as of December 31, 2013
4.3(1)	Second Amendment to the Agreement of Limited Partnership of American Realty Capital Healthcare Trust II, L.P., dated as of April 15, 2015
4.4*	Form of Third Amendment to the Agreement of Limited Partnership of American Realty Capital Healthcare Trust II, L.P.
5.1*	Opinion of Venable LLP regarding legality of securities being registered
8.1*	Opinion of Proskauer Rose LLP as to tax matters

Exhibit No.	Description
10.1(13)	Second Amended and Restated Advisory Agreement, dated as of February 17, 2017, by and among the Company, Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Advisors, LLC
10.2(13)	Amended and Restated Property Management and Leasing Agreement, dated as of February 17, 2017, by and among the Company, Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Properties, LLC
10.3(6)	Senior Secured Revolving Credit Agreement dated as of March 21, 2014 by and among American Realty Capital Healthcare Trust II Operating Partnership, L.P., KeyBank National Association, the other lenders which are parties to this agreement and other lenders that may become parties to the agreement
10.4(7)	Increase Letter, dated April 15, 2014, with KeyBank National Association, relating to the Senior Secured Revolving Credit Agreement dated as of March 21, 2014 by and among American Realty Capital Healthcare Trust II Operating Partnership, L.P., KeyBank National Association and the lenders party thereto
10.5(1)	Increase Letter, dated July 31, 2015, with KeyBank National Association, relating to the Senior Secured Revolving Credit Agreement dated as of March 21, 2014 by and among American Realty Capital Healthcare Trust II Operating Partnership, L.P., KeyBank National Association and the lenders party thereto
10.6(8)	Agreement for Lease of Real Property, dated as of June 14, 2014, by and between American Realty Capital VII, LLC and Pinnacle Health Hospitals
10.7(8)	First Amendment to Agreement for Lease of Real Property, dated as of July 16, 2014, by and between American Realty Capital VII, LLC and Pinnacle Health Hospitals
10.8(8)	Second Amendment to Agreement for Lease of Real Property, dated as of August 1, 2014, by and between American Realty Capital VII, LLC and Pinnacle Health Hospitals
10.9(8)	Third Amendment to Agreement for Lease of Real Property, dated as of September 26, 2014, by and between American Realty Capital VII, LLC and Pinnacle Health Hospitals
10.10(9)	Fourth Amendment to Agreement for Lease of Real Property, dated as of October 10, 2014, by and between American Realty Capital VII, LLC, ARHC BRHBGPA01, LLC, ARHC FOMBGPA01, LLC, ARHC LMHBGPA01, LLC, ARHC CHHBGPA01, LLC and Pinnacle Health Hospitals
10.11(8)	First Amendment to Senior Secured Revolving Credit Agreement, dated September 18, 2014, to the Senior Secured Revolving Credit Agreement dated as of March 21, 2014, between American Realty Capital Healthcare Trust II Operating Partnership, LP, American Realty Capital Healthcare Trust II, Inc. and KeyBank National Association, individually and as agent for itself and the other lenders party from time to time
10.12(9)	Fifth Amendment to Agreement for Lease of Real Property, dated as of October 22, 2014, by and between American Realty Capital VII, LLC, ARHC BRHBGPA01, LLC, ARHC FOMBGPA01, LLC, ARHC LMHBGPA01, LLC and ARHC CHHBGPA01, LLC and Pinnacle Health Hospitals
10.13(9)	Sixth Amendment to Agreement for Lease of Real Property, dated as of October 31, 2014, by and between American Realty Capital VII, LLC, ARHC BRHBGPA01, LLC, ARHC FOMBGPA01, LLC, ARHC LMHBGPA01, LLC and ARHC CHHBGPA01, LLC and Pinnacle Health Hospitals
10.14(9)	Seventh Amendment to Agreement for Lease of Real Property, dated as of November 12, 2014, by and between American Realty Capital VII, LLC, ARHC BRHBGPA01, LLC, ARHC FOMBGPA01, LLC, ARHC LMHBGPA01, LLC and ARHC CHHBGPA01, LLC and Pinnacle Health Hospitals
10.15(9)	Eighth Amendment to Agreement for Lease of Real Property, dated as of November 21, 2014, by and between American Realty Capital VII, LLC, ARHC BRHBGPA01, LLC, ARHC FOMBGPA01, LLC, ARHC LMHBGPA01, LLC and ARHC CHHBGPA01, LLC and Pinnacle Health Hospitals

Exhibit No.	Description
10.16(9)	Ninth Amendment to Agreement for Lease of Real Property, dated as of December 5, 2014, by and between American Realty Capital VII, LLC, ARHC BRHBGPA01, LLC, ARHC FOMBGPA01, LLC, ARHC LMHBGPA01, LLC and ARHC CHHBGPA01, LLC and Pinnacle Health Hospitals
10.17(9)	Tenth Amendment to Agreement for Lease of Real Property, dated as of December 12, 2014, by and between American Realty Capital VII, LLC, ARHC BRHBGPA01, LLC, ARHC FOMBGPA01, LLC, ARHC LMHBGPA01, LLC and ARHC CHHBGPA01, LLC and Pinnacle Health Hospitals
10.18(9)	Indemnification Agreement, dated as of December 31, 2014, with Directors, Officers, Advisor and Dealer Manager
10.19(9)	Indemnification Agreement, dated April 14, 2015, with Mr. Randolph C. Read
10.20(10)	Second Amendment to Senior Secured Revolving Credit Agreement, dated June 26, 2015, by and among American Realty Capital Healthcare Trust II Operating Partnership, L.P., American Realty Capital Healthcare Trust II, Inc., KeyBank National Association individually and as agent for itself and the other lenders party from time to time to the Senior Secured Revolving Credit Agreement by and among the same parties dated as of March 21, 2014
10.21(1)	Third Amendment to Senior Secured Revolving Credit Agreement, dated February 17, 2016, by and among Healthcare Trust Operating Partnership, L.P., Healthcare Trust, Inc., KeyBank National Association individually and as agent for itself and the other lenders party from time to time to the Senior Secured Revolving Credit Agreement by and among the same parties dated as of March 21, 2014
10.22(11)	Form of Restricted Stock Award Agreement Pursuant to the Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc.
10.23(12)	Fourth Amendment to Senior Secured Revolving Credit Agreement, dated as of October 20, 2016, by and among Healthcare Trust Operating Partnership, L.P., Healthcare Trust, Inc., KeyBank National Association, individually and as agent for itself and the other lenders party from time to time to the Senior Secured Revolving Credit Agreement by and among the same parties, dated as of March 21, 2014.
10.24(12)	Master Credit Facility Agreement, dated as of October 31, 2016, by and among the borrowers party thereto and KeyBank National Association.
10.25(12)	Master Credit Facility Agreement, dated as of October 31, 2016, by and among the borrowers party thereto and Capital One Multifamily Finance, LLC.
10.26(14)	Fifth Amendment to Senior Secured Revolving Credit Agreement, dated as of February 24, 2017, by and among Healthcare Trust Operating Partnership, L.P., Healthcare Trust, Inc., KeyBank National Association, individually and as agent for itself and the other lenders party from time to time to the Senior Secured Revolving Credit Agreement by and among the same parties, dated as of March 21, 2014
10.27(15)	Purchase Agreement, dated as of June 16, 2017, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P., ARHC TRS Holdco II, LLC, American Realty Capital Healthcare Trust III, Inc., American Realty Capital Healthcare Trust III Operating Partnership, L.P. and ARHC TRS Holdco III, LLC.
10.28(16)	Loan Agreement, dated as of June 30, 2017 among the borrower entities party thereto, Capital One, National Association and the other lenders party thereto.
10.29(16)	Guaranty of Recourse Obligations, dated as of June 30, 2017 by Healthcare Trust Operating Partnership, L.P. in favor of Capital One, National Association.
10.30(16)	Hazardous Materials Indemnity Agreement, dated as of June 30, 2017 by Healthcare Trust Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Capital One, National Association.

Exhibit No.	Description
10.31(3)	Amended and Restated Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc., effective as of August 31, 2017.
10.32(3)	Form of Restricted Stock Award Agreement Pursuant to the Amended and Restated Employee and Director Incentive Restricted Share Plan of Healthcare Trust, Inc.
10.33(17)	Sixth Amendment to Senior Secured Revolving Credit Agreement, dated as of October 20, 2017.
10.34(18)	Loan Agreement, dated as of December 28, 2017, among the borrower entities party thereto and Capital One, National Association.
10.35(18)	Guaranty of Recourse Obligation, dated as of December 28, 2017, by Healthcare Trust Operating Partnership, L.P. in favor of Capital One, National Association.
10.36(18)	Hazardous Materials Indemnity Agreement, dated as of December 28, 2017, by Healthcare Trust Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Capital One, National Association.
10.37(2)	First Amendment to Master Credit Facility, dated April 26, 2017, by among the borrowers party thereto and KeyBank National Association
10.38(2)	Reaffirmation, Joinder and Second Amendment to Master Credit Facility, dated October 26, 2017, by among the borrowers party thereto and KeyBank National Association
10.39(2)	Reaffirmation, Joinder and First Amendment to Master Credit Facility, dated March 30, 2017, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.40(2)	Second Amendment to Master Credit Facility, dated October 26, 2017, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.41(2)	Third Amendment to Master Credit Facility, dated March 2, 2018, by among the borrowers party thereto and Capital One Multifamily Finance, LLC
10.42(19)	Loan Agreement, dated as of April 10, 2018, by and among the borrowers party thereto, and KeyBank National Association, as lender
10.43(19)	Promissory Note A -1, dated as of April 10, 2018, by the borrowers party thereto in favor of KeyBank National Association, as lender
10.44(19)	Promissory Note A-2, dated as of April 10, 2018, by the borrowers party thereto in favor of KeyBank National Association, as lender
10.45(19)	Guarantee Agreement, dated as of April 10, 2018, by Healthcare Trust Operating Partnership, L.P. in favor of KeyBank National Association, as lender
10.46(19)	Environmental Indemnity Agreement, dated as of April 10, 2018, by the borrowers party thereto and Healthcare Trust Operating Partnership, L.P. in favor of KeyBank National Association, as indemnitee
10.47(19)	First Amendment to Amended and Restated Property Management and Leasing Agreement, dated as of April 10, 2018, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P., and Healthcare Trust Properties, LLC
10.48(20)	Form of Indemnification Agreement
10.49(21)	Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 13, 2019 by and among Healthcare Trust Operating Partnership, L.P., KeyBank National Association and the other lender parties thereto
10.50(22)	Amendment No. 1, dated as of July 25, 2019, to the Second Amended and Restated Advisory Agreement, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P. and Healthcare Trust Advisors, LLC.
21.1*	Subsidiaries of Healthcare Trust, Inc.
23.1*	Consent of KPMG LLP

Exhibit No.	Description
23.2*	Consent of Venable LLP (included in Exhibit 5.1)
23.3*	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24.1†	Power of Attorney (included on the signature page to this Registration Statement)
101*	XBRL (eXtensible Business Reporting Language). The following materials from Healthcare Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, formatted in XBRL: (i) the Consolidated Balance Sheets as of September 30, 2019 (Unaudited) and December 31, 2018, (ii) the Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended September 30, 2019 and 2018 (Unaudited), (iii) the Consolidated Statement of Changes in Equity for the Three and Nine Months Ended September 30, 2019 (Unaudited), (iv) the Consolidated Statements of Changes in Equity for the Three and Nine Months Ended September 30, 2018 (Unaudited), (v) the Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2019 and 2018 (Unaudited) and (vi) the Notes to Consolidated Financial Statements (Unaudited). As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934, as amended.

*
Filed herewith

†
Filed as an exhibit to the Company’s Registration Statement on Form S-11 filed with the SEC on November 4, 2019.

(1)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016.

(2)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 20, 2018.

(3)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 14, 2017.

(4)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Securities and Exchange Commission on May 13, 2013.

(5)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on March 7, 2014.

(6)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Securities and Exchange Commission on May 15, 2014.

(7)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the Securities and Exchange Commission on August 7, 2014.

(8)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission on November 14, 2014.

(9)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on April 15, 2015.

(10)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the Securities and Exchange Commission on August 12, 2015.

(11)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the Securities and Exchange Commission on August 15, 2016.

(12)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on November 10, 2016.

(13)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2017.

(14)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2017.

(15)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2017.

(16)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2017.

(17)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2017.

(18)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2018.

(19)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2018.

(20)
Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2018 filed with the Securities and Exchange Commission on August 3, 2018.

(21)
Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 14, 2019.

(22)
Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 27, 2019.
HEALTHCARE TRUST, INC.
By:	/s/ Edward M. Weil, Jr. Edward M. Weil, Jr. Chief Executive Officer and President (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:
Signature		Title	Date
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.		Chief Executive Officer, President and Director (Principal Executive Officer)	November 27, 2019
* Lee M. Elman		Independent Director	November 27, 2019
* Leslie D. Michelson		Independent Director	November 27, 2019
* B.J. Penn		Independent Director	November 27, 2019
* Edward G. Rendell		Independent Director	November 27, 2019
* Elizabeth K. Tuppeny		Independent Director	November 27, 2019
/s/ Katie P. Kurtz Katie P. Kurtz		Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 27, 2019
*By:	/s/ Edward M. Weil, Jr. Edward M. Weil, Jr. Attorney-in-fact